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SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.    )

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CF INDUSTRIES HOLDINGS, INC. (Name of Registrant as Specified In Its Charter)
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Proxy Statement

2021 Annual Meeting of
Shareholders

March 23, 2021

To Our Shareholders:

On behalf of your board of directors, it is our privilege to invite you to attend the 2021 Annual Meeting of shareholders of CF Industries Holdings, Inc. The annual meeting will be held on Tuesday, May 4, 2021, in a virtual meeting format only, via the Internet. At the annual meeting, shareholders will vote on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and any other business matters properly brought before the annual meeting. Whether or not you are able to attend the annual meeting, we encourage you to read the enclosed materials and submit your proxy.

During the meeting, we will also review our corporate performance in 2020 and discuss our strategy and vision for the future. By any measure, the COVID-19 pandemic was an unprecedented test for our economy and society. The Board and Senior Management worked hand-in-hand during the year to manage these challenges, deliver strong results, meet our commitments to a broad range of stakeholders and position the Company for long-term growth and a sustainable future.

Strong Performance in an Uncertain Environment

Throughout the COVID-19 pandemic, a top priority for the Company has been to protect the health and well-being of our employees, others who come onto our sites to perform essential services and the people living in our local communities. For CF Industries' employees and contractor partners, this has meant adapting how we work. We instituted strict precautionary measures to prevent the spread of COVID-19 amongst people whose jobs required them to be onsite. All other employees were shifted to a work-from-home environment by utilizing digital infrastructure systems and controls already in place as part of the Company's disaster recovery protocols. To date, the Company has not had a single known instance of virus transmission within any of our facilities; nor have we experienced any pandemic-related disruption to our business.

We have also served our communities in a time of need. We provided donations of personal protective equipment to local healthcare workers and gave nearly $600,000 in contributions to area food banks. We are proud that these efforts have had a very positive impact in the communities where we live and work.

Our 2020 results highlight outstanding execution by our team, as we achieved records for safety, production and sales volumes. Most notably, we experienced only four recordable injuries and zero lost time injuries across the network for the entire year. This yielded a recordable incident rate of 0.14 incidents per 200,000 work hours, the lowest level ever recorded by the Company.

This outstanding operational performance drove strong financial results despite a challenging product pricing environment. Full year net earnings were $317 million and EBITDA(1) was $1.32 billion. We continued to generate strong free cash flow, with net cash from operating activities of $1.2 billion and free cash flow(2) of approximately $750 million.

(1)
EBITDA is defined as net earnings attributable to common stockholders plus interest expense – net, income taxes and depreciation and amortization. See Appendix A for a reconciliation of EBITDA to the most directly comparable GAAP measure.

(2)
Free cash flow is defined as net cash from operating activities less capital expenditures and distributions to noncontrolling interest. See Appendix A for a reconciliation of free cash flow to the most directly comparable GAAP measure.

Clean Energy Economy Opportunity

As management and the Board evaluated opportunities to reduce the Company's carbon footprint, we identified a tremendous opportunity to help decarbonize the broader economy as well. As such, we have made a commitment to help accelerate the world's transition to clean energy. Our focus on clean energy is a natural evolution of our existing strategy and is entirely consistent with our current business model. As we aggressively decarbonize our production and distribution network, we will both provide clean energy in the form of nitrogen fertilizer to continue feeding the crops that feed the world; and, provide a clean energy source to support and accelerate adoption of a broader hydrogen economy by enabling others to move away from carbon-intensive energy sources. We have updated our Vision, Mission and Strategy statements to encompass this additional element of our focus and our business. We fully expect our commitment to clean energy to provide the Company with a long-term, sustainable growth platform.

We encourage you to read more about our commitment to the clean energy economy in our Annual Report and on our website at www.cfindustries.com.

Our Commitment to Environmental, Societal and Governance Priorities

Our business strategy is aligned with our commitment to have a positive impact across the many issues important to our broad group of stakeholders.

The Company made substantial progress in 2020 towards defining our approach to ESG-related matters. Most notably, the Company announced comprehensive ESG goals covering a broad range of critical environmental, societal and workforce imperatives. For example, these new goals include both a commitment to reduce our CO2 equivalent emission intensity by 25% by 2030; and, a commitment to achieve net-zero carbon emissions by the year 2050.

The principles underlying the Company's Core Values have been updated to more explicitly state our longstanding commitment to inclusion and diversity. The importance of this effort became even clearer as events in 2020 again exposed how far we have to go as a society to realize a future of equality and understanding. You can view our updated Core Values at www.cfindustries.com.

Our commitment to inclusion and diversity is analogous to our commitment to a safe workplace. That is, we make it a priority simply because it is the right thing to do and it makes CF Industries a better company. Just as we want everyone to go home in the same condition at the end of the day as when they arrived, we want everyone at the Company to feel welcomed and valued as a part of our team. As we do this, we will ensure that we always remain proud to be a part of CF Industries.

We are committed to taking a more active role supporting the communities in which we operate. To this end, we have aligned our philanthropic activities via both a paid-volunteer time off program and charitable contributions around four key pillars: local community advancement (including supporting first responders); STEM education and awareness; environmental sustainability; and access to healthy food.

Given the critical importance of these efforts for the Company, its shareholders and its other stakeholders, the Board have taken steps to align executive compensation directly to the Company's ESG objectives. The Directors have also established the new Board-level Environmental Sustainability and Community Committee announced last October. It is charged with oversight of the Company's progress toward net-zero carbon emissions; execution of the new Clean Energy strategy; and, the Company's active involvement with the communities in which it operates.

Our Board of Directors helps set the standard for our Company with our belief that its members should reflect a diversity of backgrounds, including experience and skills as well as personal characteristics such as race, gender and age. Over the past seven years, our Board has added six new independent directors. In addition to impeccable business credentials, these new directors include two women, an African American, and a director of Asian origin residing in the United Kingdom and carrying dual citizenship in the U.S. and U.K. At our 2021 annual meeting, our recommended nominees for director include another woman as well. As a result, following our 2021 annual meeting, we expect our eleven-member board of directors will include three women and two members who are racially or ethnically diverse.

Our complete list of ESG goals can be found at www.cfindustries.com and in our 2020 Sustainability Report.

A Strong Future Ahead

As we entered 2021, global nitrogen market dynamics were the most favorable in almost a decade. Rising grain values and higher global energy prices drove strong demand and significant price appreciation for nitrogen products in the early part of the year. The combination of our continued focus on safety and execution, and our position at the low end of the global nitrogen cost curve sets us up well for the year ahead.

Longer-term, our commitment to decarbonize the world's largest ammonia production network positions CF Industries at the forefront of emerging markets for clean hydrogen and ammonia supply. Our unparalleled manufacturing and distribution network has been and is positioned to remain a significant competitive advantage.

Finally, we recognize William Davisson, who is retiring from the board of directors this year. For the last 22 years, Bill has provided outstanding leadership, insight and direction to CF Industries. He played a critical role in our Company's transition from a cooperative to a publicly traded company, having served as Chairman of the Board from 2002-2004 as the plans for an initial public offering began to take shape. We are grateful for Bill's commitment and dedication to CF Industries and our shareholders and we wish him all the best in his retirement.

Thank you for your continued trust in CF Industries. We look forward to discussing our performance and the opportunities ahead when we gather virtually for our annual meeting on May 4, 2021.

Sincerely,

Stephen A. Furbacher	W. Anthony Will
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, May 4, 2021, at 10:00 a.m., Central time
Virtual Meeting:	To support the health and well-being of our shareholders and other meeting participants, the 2021 Annual Meeting of Shareholders will be conducted virtually at www.vitualshareholdermeeting.com/CF2021
Items of Business:	At the Annual Meeting, shareholders will be asked to:
	1.	Elect the eleven directors named in the accompanying Proxy Statement;
	2.	Consider and approve an advisory resolution regarding the compensation of our named executive officers;
	3.	Approve an amendment to our bylaws to provide for courts located in Delaware to be the exclusive forum for certain legal actions and for federal district courts of the United States of America to be the exclusive forum for certain other legal actions;
	4.	Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021;
	5.	Act upon one shareholder proposal regarding the right to act by written consent, if properly presented at the Annual Meeting; and
	6.	Consider any other business properly brought before the Annual Meeting.
Record Date:	You may vote at the Annual Meeting if you were a shareholder of record of our company as of the close of business on March 11, 2021.
Meeting Details:	Procedures for attending and participating in the virtual meeting and other information regarding the meeting can be found on page 107.

During the Annual Meeting, the list of our shareholders of record will be available for viewing by shareholders at www.virtualshareholdermeeting.com/CF2021. To view the list of shareholders, you will be required to enter the 16-digit control number on your Notice of Internet Availability of Proxy Materials or your proxy card.
Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders to be held on Tuesday, May 4, 2021: Our Proxy Statement and 2020 Annual Report are available free of charge at www.proxyvote.com.

Your vote is important. Please vote your shares promptly so that your shares will be represented whether or not you attend the Annual Meeting. To vote your shares, you may use the Internet as described on your Notice of Internet Availability of Proxy Materials and proxy card, call the toll-free telephone number listed on your proxy card or complete, sign, date, and return your proxy card. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.

By order of the board of directors,

Douglas C. Barnard
Senior Vice President, General Counsel, and Secretary
March 23, 2021

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S BYLAWS TO PROVIDE FOR COURTS LOCATED IN DELAWARE TO BE THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS AND FOR FEDERAL DISTRICT COURTS OF THE UNITED STATES OF AMERICA TO BE THE EXCLUSIVE FORUM FOR CERTAIN OTHER LEGAL ACTIONS	96
Board Recommendation	98
PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021	99
Board Recommendation	99
Audit and Non-Audit Fees	99
Pre-Approval of Audit and Non-Audit Services	100
Auditor Independence	100
AUDIT COMMITTEE REPORT	102
PROPOSAL 5: SHAREHOLDER PROPOSAL REGARDING THE RIGHT TO ACT BY WRITTEN CONSENT	103
The Board's Statement in Opposition	104
ANNUAL MEETING INFORMATION	107
Questions and Answers about the Annual Meeting and Voting	107
Important Additional Information	111
Deadlines for Submission of Future Shareholder Proposals, Shareholder Nominated Director Candidates and Other Business of Shareholders	112
OTHER MATTERS	113
APPENDIX A: NON-GAAP RECONCILIATION	A-1
APPENDIX B: ARTICLE X, EXCLUSIVE FORUM BYLAW	B-1

PROXY STATEMENT SUMMARY

This summary provides certain key information about CF Industries' business and strategy and highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. This Proxy Statement and a form of proxy were first sent or made available to shareholders on or about March 23, 2021.

2021 ANNUAL MEETING OF SHAREHOLDERS INFORMATION

Date and Time:	Tuesday, May 4, 2021, at 10:00 a.m. Central time
Location:	www.virtualshareholdermeeting.com/CF2021
Record Date:	March 11, 2021

VOTING MATTERS

Shareholders will be asked to vote on the following matters at the Annual Meeting:

Proposals		Board Recommendation	Page Reference
1.	Election of Directors The Board believes the director nominees provide us with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.	Vote FOR each director nominee	12
2.	Advisory Vote on Compensation of Named Executive Officers ("Say on Pay") CF Industries seeks a non-binding advisory vote from its shareholders to approve the compensation of the named executive officers as disclosed in this Proxy Statement. The Board values the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.	Vote FOR	43
3.	Approval of an Amendment to the Company's Bylaws to Provide for Courts Located in Delaware to be the Exclusive Forum for Certain Legal Actions and for Federal District Courts of the United States of America to be the Exclusive Forum for Certain Other Legal Actions The Board believes that the company and its shareholders will benefit from having internal corporate claims litigated in Delaware and claims arising under the Securities Act of 1933 litigated in United States federal district courts.	Vote FOR	96
4.	Ratification of Selection of Independent Registered Public Accounting Firm for 2021 The audit committee has selected KPMG LLP to serve as CF Industries' independent registered public accounting firm for 2021 and this appointment is being submitted to our shareholders for ratification. The audit committee and the Board believe that the continued retention of KPMG to serve as CF Industries' independent registered public accounting firm is in the best interests of the company and its shareholders.	Vote FOR	99
5.	Shareholder Proposal Regarding the Right to Act by Written Consent, if Properly Presented at the Annual Meeting The Board believes that the action requested by the proponent is unnecessary and not in the best interest of the company and its shareholders.	Vote AGAINST	103

OUR BUSINESS AND STRATEGY

At CF Industries, our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network — the world's largest — to enable green and blue hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our nine manufacturing complexes in the United States, Canada, and the United Kingdom, an unparalleled storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach underpin our strategy to leverage our unique capabilities to accelerate the world's transition to clean energy. Our best-in-class operational capability and disciplined capital and corporate stewardship — supported by a culture rooted in our core values that we live each and every day — drive business results that create long-term value for all our stakeholders. Our strategy is reviewed and endorsed annually by our Board and the Board plays an active role in overseeing the successful execution of our strategy.

For more information on our business, see "Item 1. — Business" and "Item 7. — Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 Annual Report.

Our Commitment to a Clean Energy Economy

In October 2020, we announced that we are taking significant steps to support a global hydrogen and clean fuel economy, through the production of green and blue ammonia. Since ammonia is one of the most efficient ways to transport and store hydrogen and is also a fuel in its own right, we believe that CF Industries, as the world's largest producer of ammonia with an unparalleled manufacturing and distribution network and deep technical expertise, is uniquely positioned to fulfill anticipated demand for hydrogen and ammonia from green and blue sources. Our approach will focus on green ammonia production, which refers to ammonia produced through a carbon-free process, and blue ammonia, which relates to ammonia produced by conventional processes but with CO2 removed through carbon capture and sequestration (CCS) and other certified carbon abatement projects. We have announced an initial green ammonia project at our flagship Donaldsonville Nitrogen Complex to produce approximately 20,000 tons per year of green ammonia. Additionally, we are developing CCS and other carbon abatement projects across our production facilities that will enable us to produce blue ammonia.

Shareholder Returns

The global nitrogen industry is inherently cyclical, and our financial results can be significantly impacted by the pronounced effects of highly volatile commodity prices for our products as well as for natural gas, which is our principal feedstock. Additionally, we execute our strategy and evaluate our performance over a longer time horizon than just one year. As a result, we believe it is important to view total shareholder return over a longer time horizon than just one year. The following table shows the cumulative total shareholder return, assuming the reinvestment of dividends, for our common stock and a peer group index for the 1, 3, 5, 7, and 10-year periods ended December 31, 2020.

Total Shareholder Return (TSR)

Each of the peer group companies is or was a publicly traded manufacturer of agricultural chemical fertilizers. The companies comprising the peer group are:

• Agrium, Inc.*	• The Mosaic Company	• LSB Industries, Inc.
• Incitec Pivot Limited	• OCI N.V.**	• Potash Corporation of Saskatchewan Inc.*
• Nutrien Ltd.*	• CVR Partners LP**	• Yara International ASA
*
Agrium, Inc. (Agrium) and Potash Corporation of Saskatchewan Inc. (Potash Corp) are included in the peer group from December 31, 2010 through December 31, 2017. On January 2, 2018, Agrium and Potash Corp completed a merger of equals transaction to form Nutrien, Ltd. The cumulative investment in each of Agrium and Potash Corp, assuming dividend reinvestments up to December 31, 2017, was converted into shares of Nutrien, Ltd. on January 2, 2018 using the exchange ratio in the merger of equals transaction consummated on that date. Nutrien, Ltd. was included in the peer group for the period from January 2, 2018 through December 31, 2020.

**
CVR Partners LP and OCI N.V. were excluded from the calculation of the 10-year total shareholder return because they each had less than 10 years of trading history.

For purposes of calculating the TSR of CF Industries and the peer group index for the 1, 3, 5, 7, and 10-year periods ending December 31, 2020, the beginning stock price for each peer group company was established by its respective closing price on the last trading day immediately preceding January 1 of the first fiscal year of the applicable measurement period. The returns of the peer group companies were weighted according to their respective market capitalizations as of the date used to establish the beginning stock price. For Yara International ASA, Incitec Pivot Limited and OCI N.V., we used their respective home exchange stock prices, converted into U.S. dollars for TSR calculation purposes.

2020 PERFORMANCE HIGHLIGHTS

Operating Results

Net Earnings Attributable to Common Stockholders	Earnings Per Diluted Share	EBITDA(1)	Net Cash Provided by Operating Activities

$317 Million	$1.47	$1.32 Billion	$1.23 Billion

Annual Incentive Plan Performance Metrics

Adjusted EBITDA(2)	Behavioral Safety Gate Threshold	Gross Ammonia Production

$1.34 Billion	Achieved 99%	10.4 Million Tons

Target: $1.6 Billion	Threshold: ≥ 95%(3)	Target: 10.0 Million Tons

When setting performance levels for the short-term incentive program, the compensation and management development committee considers the previous year's financial performance, market trends and the company's annual business plan. Going into 2020, industry fundamentals were expected to continue to be supportive, with global nitrogen prices somewhat lower than those realized during 2019 mostly offset by slightly lower natural gas feedstock prices, based on expectations reflected in forward market curves. In addition, the company expected to return to operating rates consistent with our historical performance for scheduled downtime for turnaround and maintenance activity rather than the exceptional capacity utilization rates seen in 2019. Actual financial results in 2020 did not meet the company's plan, as product prices declined more than anticipated and were not offset by lower than expected natural gas and SG&A costs — contributing to lower revenue and margins. During 2020, the decline in margins was partially offset by an increase in sales volume, as we exceeded our production goals in part due to our best-in-class operational capabilities that enable us to produce more product than other comparable manufacturers.

Additionally, the company continued to deliver on its strategic priorities and create long-term shareholder value.

Safety	As of December 31, 2020, the company's 12-month rolling average recordable incident rate was 0.14 incidents per 200,000 work hours — an industry leading result

Operational Excellence	Long-term asset utilization-and-production is approximately 13 percent higher than the average utilization rate of our North American competitors

Efficiency	SG&A costs as a percent of sales remain among the lowest in both the chemicals and fertilizer industries

Return to Shareholders	Returned $358 million to shareholders through $100 million in share repurchases and $258 million in dividend payments

Clean Energy Commitment	In October 2020, we announced that we are taking significant steps to support a global hydrogen and clean fuel economy, through the production of green and blue ammonia

Comprehensive ESG Goals	In line with our commitment to the clean energy economy, we have published comprehensive environmental, social and governance goals covering critical environmental, societal, and workforce imperatives

  (1)         EBITDA is defined as net earnings attributable to common stockholders plus interest expense-net, income taxes and depreciation and amortization. See Appendix A for a reconciliation of EBITDA to the most directly comparable GAAP measure.

  (2)         See "Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined" for the definition of Adjusted EBITDA for purposes of our annual incentive plan.

  (3)         The Secondary Metric, Tons of Ammonia Produced, has a behavioral safety gate threshold. If at least 95% of the aggregated safety grades of all employees at manufacturing sites were a "B" or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Secondary Metric.

OUR DIRECTOR NOMINEES

Our corporate governance and nominating committee regularly reviews the overall composition of our Board and its committees to assess whether each reflects the appropriate mix of experience, qualifications, attributes, and skills that are relevant to CF Industries' current and future global strategy, business, and governance.

				Other Public Boards	Committee Memberships(1)
Nominee		Director Since
Primary Occupation	Age		Independent		AC	CC	GC	EC
Javed Ahmed Former CEO of Tate & Lyle PLC	61	2018	Yes	0		•	•

Robert C. Arzbaecher Former Chairman and CEO of Actuant Corp.	61	2005	Yes	0	•			C

Deborah L. DeHaas Former Vice Chairman and Managing Partner Center for Board Effectiveness, Deloitte	61	N/A	Yes	1

John W. Eaves Executive Chairman of Arch Resources, Inc.	63	2017	Yes	1	•			•

Stephen A. Furbacher Former President and COO of Dynegy Inc.	73	2007	Yes	0	•		•

Stephen J. Hagge Former President and CEO of AptarGroup, Inc.	69	2010	Yes	1	•	C

Anne P. Noonan President and CEO of Summit Materials, Inc.	57	2015	Yes	1		•	C

Michael J. Toelle Owner, T&T Farms	58	2017	Yes	0		•		•

Theresa E. Wagler CFO of Steel Dynamics, Inc.	50	2014	Yes	0	C			•

Celso L. White Former Global Chief Supply Chain Officer of Molson Coors Brewing Company	59	2018	Yes	0		•	•

W. Anthony Will President and CEO of CF Industries	55	2014	CEO	0

(1)
AC: Audit Committee

CC = Compensation and Management Development Committee

GC: Corporate Governance and Nominating Committee

EC = Environmental Sustainability and Community Committee

   C = Committee Chair

Director Nominee Skills and Experience Highlights

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to implementing sound corporate governance practices that enhance the effectiveness of the Board and our management and that serve the interests of our shareholders. Highlights of our governance practices include:

	Governance Practice	For More Information

Board Structure and Governance

•

All of director nominees are independent, except for our CEO. All of our standing Board committees are 100 percent independent.

•

We have an independent Chairman of the Board and separate Chief Executive Officer.

•

Our directors are elected annually based on a majority voting standard for uncontested elections. We have a resignation policy if a director fails to receive a majority of votes cast.

•

Each of our directors attended 100% of the combined total meetings of the full Board and the committees on which he or she served during 2020.

•

Our non-management directors meet in executive session, without management present, during each regularly scheduled Board meeting.

•

Annual Board and committee self-assessments and peer evaluations monitor the performance and effectiveness of the Board and its committees and directors.

•

The Chairman of the Board and chair of the governance committee lead an active process to regularly assess Board composition and attributes and consider succession planning.

•

We consider diversity of background, including experience and skills as well as personal characteristics such as race, gender and age, in identifying nominees for director and incorporate recruitment protocols in our candidate searches that seek to identify candidates with these diversity characteristics.

•

The Board plays an active role in reviewing and approving our strategy, and in overseeing the successful execution of our strategy.

•

Diligent Board oversight of risk management is a cornerstone of the company's risk management program.

•

The Board has an integral role in oversight of sustainability and engages with senior management on a broad range of environmental, social, and governance topics, including climate change, human capital management and diversity and inclusion, and our related comprehensive ESG goals.

P. 24-27 P. 24-25 P. 12 P. 27 P. 25 P. 25 P. 12-14 P. 15 P. 27-28 P. 27-29 P. 29-31; 32-33

Stock Ownership

•

We have strong stock ownership guidelines for our executive officers and directors.

•

We prohibit hedging and pledging of our common stock by directors and executive officers.

•

We have a robust clawback policy covering incentive awards.

P. 77 P. 78 P. 77-78

Corporate Responsibility

•

Our ethics program includes a strong Code of Corporate Conduct for all of our directors, officers and employees.

•

We discuss Corporate Responsibility on our website and in our sustainability reports, including our values and "Do It Right" culture, our commitment to our stakeholders and communities, and our strong corporate commitment to respect the dignity and human rights of others.

•

We provide disclosure of charitable contributions and corporate political contributions and trade associate dues in semi-annual reports.

P. 33 www.cfindustries.com/ sustainability-at-cf-industries www.cfindustries.com/reports

Shareholder Rights

•

Eligible shareholders can utilize the proxy access provisions of our bylaws to include their own nominees for director in our proxy materials along with Board-nominated candidates.

•

We do not have a shareholder rights plan or poison pill. Our Board has adopted a policy whereby any rights plan adopted without shareholder approval must be submitted to shareholders for ratification, or the plan must expire, within one year of such adoption.

•

Our shareholders have the right to call a special meeting of shareholders.

•

All supermajority voting provisions have been eliminated from our certificate of incorporation and our bylaws.

P. 14-15; Bylaws Bylaws Charter and Bylaws

SHAREHOLDER ENGAGEMENT

We believe that building positive relationships with our shareholders is critical to CF Industries' success. We conduct shareholder outreach campaigns in the spring and in the fall to engage with shareholders to understand their perspectives on a variety of topics, such as our financial performance, environmental, social, and governance initiatives, executive compensation, human capital management, environmental sustainability, community relations, and related matters.

We also communicate with shareholders through a number of routine forums, including

  •
  Quarterly earnings releases;

  •
  Securities and Exchange Commission ("SEC") filings;

  •
  The Annual Report and Proxy Statement;

  •
  The annual shareholders meeting;

  •
  Investor meetings, conferences and web communications; and

  •
  Our sustainability report.

We relay shareholder feedback and trends on corporate governance and sustainability developments to our Board and its committees. Our engagement activities have resulted in valuable feedback that has contributed to our decision-making with respect to these matters. See "Corporate Governance — Shareholder Engagement" for a further discussion of our shareholder engagement activities.

COMPENSATION PROGRAM HIGHLIGHTS

Our executive compensation practices are overseen and administered by the compensation and management development committee, which is comprised exclusively of independent directors. The committee is responsible for designing an executive compensation program — including approving any changes to it — that effectively incentivizes our executives to create long-term value for our shareholders.

	Summary		More Details

Compensation Philosophy	Our compensation philosophy seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.		P. 55

Key Elements of Compensation Program	Salary	Paid in line with individual performance and contribution to company goals and aligned to competitive market data	P. 56; 60

Annual Cash Incentives*	The amount of the actual incentive earned is determined based on our level of achievement of two performance metrics:

•

75%: level of achievement of Adjusted EBITDA** (Primary Metric)

•

25%: level of achievement of ammonia production goals, subject to first achieving a gating level of behavioral safety practices goals (Secondary Metric)

P. 56; 60-65

Long-Term Equity Incentives	A specified cash value amount is split among two different equity award types:

•

60%: PRSUs (3-year cliff vesting based on average return on net assets (RONA)** over three one-year periods, and a TSR modifier that can decrease or increase payout by up to 20%)

•

40%: RSUs (3-year ratable vesting)

P. 56; 65-70

Rigorous Benchmarking and Incentive Target Setting	Bench-marking	Our total direct compensation is targeted at the 50th percentile of our Industry Reference Group, which is comprised of 17 companies in related industries, and the overall general industry market data.	P. 58-59

Incentive Metrics and Performance Levels

•

We utilize performance metrics for our incentive compensation programs that align executive interests with those of our shareholders

•

Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives

•

The compensation and management development committee considers the previous year's financial performance, market trends and the company's annual business plan when setting goals and targets for our incentive compensation programs

•

The performance metrics and target performance levels reflect the inherent cyclicality of our business

P. 56-59; 60-65; 66-72

Leading Compensation Governance Practices	Our leading compensation governance practices include:

✓

Strong pay-for-performance alignment

✓

Robust clawback policy covering incentive awards

✓

Stock ownership guidelines

✓

Performance metrics that align executive interests with interests of shareholders

✓

A majority of compensation for CEO and other executive officers is performance-based, at risk, and paid in equity

✓

No employment agreements

✓

No repriced stock options

✓

Minimal perquisites

✓

Executive officers are prohibited from hedging or pledging our stock

✓

No new excise tax gross-ups after 2011 (CEO, CFO and SVP-HR have no such gross-up)

*
See "2021 Compensation Actions" below for a discussion of changes to our performance metrics and weightings for 2021.

**
For the definitions of Adjusted EBITDA and RONA, see "Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined."

2020 Target Total Compensation

The compensation and management development committee believes the majority of compensation should be composed of awards that are performance-based — with direct ties to the company and individual employee performance. The significant majority of the target compensation of each named executive officer ("NEO") is at-risk based on company performance.

The following graphs illustrate the mix of total target direct compensation for our chief executive officer and for our other named executive officers for 2020:

AIP: Annual Incentive Plan (annual bonus), cash settled

LTIP: Long-Term Incentive Plan, denominated in equity

Changes to AIP Performance Metrics and Weightings for 2021

The compensation and management development committee approved changes in the performance metrics and metrics for our annual incentive program for 2021. The annual incentive awards to our NEOs for 2021 will be determined based upon our level of achievement of the following performance metrics:

  •
  80% of each executive's annual incentive payment opportunity is based upon our level of achievement of adjusted EBITDA for 2021 (the "Adjusted EBITDA Metric");

  •
  10% of each executive's annual incentive payment opportunity is based upon our level of achievement of the development of a list of capital projects to reduce the company's Scope 1 greenhouse gas (GHG) emissions footprint versus a 2019 baseline (the "Environmental Metric"); and

  •
  10% of each executive's annual incentive payment opportunity is based upon our level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes, subject to first achieving a gating level of behavioral safety practices goals (the "Process Safety Metric").

Our Adjusted EBITDA Metric, which has been a part of our annual incentive performance metrics since 2016, increased in weighting from 75% (in 2018, 2019 and 2020) to 80% in 2021. The new Environmental Metric reflects our continued commitment to improving energy efficiency and reducing GHG emission intensity. The new Process Safety Metric, which maintains a behavioral safety practices goal that was also part of our previous annual incentive performance metrics as a gating standard ("safety gate"), reflects our focus on safely operating our facilities. The inclusion of the Environmental Metric and the Process Safety Metric with the safety gate component in our performance metrics for the annual incentive payment opportunity demonstrate our commitment to our "Do It Right" culture and further integrate the company's ESG goals into executive compensation.

For a further discussion, see "Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — 2021 Compensation Actions."

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Our Board has nominated the eleven individuals named in this Proxy Statement for election at the 2021 Annual Meeting. Ten of the eleven director nominees are present directors of the company standing for re-election. William Davisson will retire from the Board effective as of the date of the 2021 Annual Meeting and will not stand for re-election. Each director elected at the 2021 Annual Meeting will serve until our next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or retirement.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person as the Board may recommend, unless the Board decides to reduce its total size.

If all eleven director nominees are elected, our Board will consist of eleven directors, each of whom other than our CEO will be "independent" as defined in the NYSE listing standards.

Majority Vote Standard for Election of Directors

Our directors are elected by a majority of the votes cast in uncontested elections, which means the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee. In a contested election, directors are elected by receiving a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A contested election is a situation in which the number of nominees for election exceeds the number of directors to be elected. Whether an election is contested is determined fourteen days in advance of the date we file our definitive proxy statement with the SEC.

Director Resignation Policy

In accordance with procedures set forth in the company's corporate governance guidelines, any incumbent director (including the ten nominees standing for re-election at the Annual Meeting) who fails to receive a majority of votes cast in an uncontested election will be required to tender his or her resignation for consideration by the company's corporate governance and nominating committee. The corporate governance and nominating committee will consider the resignation and, within 45 days following the date of the applicable annual meeting, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will then take formal action on the corporate governance and nominating committee's recommendation no later than 90 days following the date of the annual meeting. Following the Board's decision on the committee's recommendation, we will publicly disclose the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

DIRECTOR SUCCESSION PLANNING AND NOMINATION PROCESS

The Board is responsible for nominating candidates for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The corporate governance and nominating committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership.

Regular Assessment of our Board Composition and Succession Planning

The chairman of the board and chair of the corporate governance and nominating committee lead an active process to regularly review the overall composition of the Board and each Board committee and assess whether each reflects the appropriate mix of experience, qualifications, attributes, and skills that are relevant to CF Industries' current and future global strategy, business, and governance. Board composition and succession planning is a standing item on the calendar for corporate governance and nominating committee meetings each year. The review process incorporates the results of the annual Board and committee performance and skills self-assessment processes described under the heading "Corporate Governance — Annual Board and Committee Self-Evaluations and Director Peer Evaluations" in assessing and determining whether any gaps in experience, qualifications, attributes, and skills exist and the characteristics and critical skills required of prospective candidates for election to the Board.

In order to maintain a Board with an appropriate mix of experience and qualifications and to permit time for orientation, the succession planning process generally considers the development of the Board over a time horizon extending for the next five years. In the case of an anticipated change in the composition of the Board, whether as a result of a retirement consistent with our general aged-based retirement policy described below or otherwise, the Board generally prefers to recruit and add new directors such that there is time for the new directors to learn in detail our strategy, business, and governance sufficiently in advance of expected departures. The Board has also concluded that the appropriate number of directors is generally no fewer than eight nor more than twelve. The Board believes this range permits diversity of experience without hindering effective discussion or diminishing individual accountability. Therefore, the Board attempts to coordinate director additions and departures to maintain this size while allowing orientation time for new members as discussed above. Consistent with this process, the Board has added six new independent members over the past seven years and four independent directors have retired over the past four years (including Mr. Davisson, who will retire as of the date of the 2021 annual meeting). In addition, the Board has nominated Ms. DeHaas for election at the 2021 annual meeting. Given our general aged-based retirement policy described below, in addition to Mr. Davisson, at least one more of our current directors is expected to retire within the next two years. The gradual refreshment process over approximately eight years reflects the Board's intention to allow orientation time for new directors while maintaining the benefit of departing director's experience.

Identifying and Evaluating Candidates for Director

The corporate governance and nominating committee generally identifies potential nominees by engaging third party search firms that specialize in identifying director candidates. Current directors and executive officers may also notify the committee if they become aware of potential candidates, and the committee refers such persons to the third party search firm to first evaluate whether the candidate meets the criteria for Board membership discussed below. The committee will also consider candidates recommended by shareholders as described below.

Once a person has been identified by the corporate governance and nominating committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the corporate governance and nominating committee determines that the candidate warrants further consideration, the committee chair or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the corporate governance and nominating committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and ask directors to conduct one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate's accomplishments. The committee's evaluation process will not vary based on whether or not a candidate is recommended by a shareholder, although, as stated below, the committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Recent Director Searches

As a result of our active succession planning and candidate evaluation processes, directors Ahmed, Eaves, Noonan, Toelle, Wagler and White were identified as candidates and added to the Board over the last seven years. Each of these independent directors brings important skills and experience to our company that have further strengthened and complemented our Board. In addition, the Board has nominated Ms. DeHaas for election at the 2021 annual meeting and, should she be elected, she will complement and strengthen our Board with her significant accounting and financial expertise and environmental sustainability and human capital management experience. Each of these seven individuals was recommended for consideration to the corporate governance and nominating committee by a third party search firm, and none of these seven individuals was known to our chairman of the board or chief executive officer prior to the candidate evaluation process.

Shareholder Recommendations of Director Candidates

The corporate governance and nominating committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the committee, a shareholder must submit the recommendation in writing and include the following information:

•
the name of the shareholder and evidence of the person's ownership of our stock, including the number of shares owned and the length of time of ownership; and

•
the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of CF Industries, and the person's consent to be named as a director if selected by the committee and nominated by the Board.

The shareholder recommendation and information described above must be sent c/o the corporate secretary to our principal executive offices at the address on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement and must be received by the corporate secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.

Proxy Access

Our bylaws allow eligible shareholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates. Subject to applicable procedural and other requirements under our bylaws, the proxy access provisions of our bylaws permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to nominate and include in our proxy materials director nominees constituting not more than 25% of the number of the directors in office at the time of the nomination. For further information in this regard, see the discussion under the heading "Annual Meeting Information — Deadlines for Submission of Future Shareholder Proposals, Shareholder

Nominated Director Candidates and Other Business of Shareholders — Director Nominations for Inclusion in CF Industries' Proxy Materials (Proxy Access)."

CRITERIA FOR BOARD MEMBERSHIP

Director Qualifications and Attributes

The corporate governance and nominating committee takes into consideration a number of factors and criteria in reviewing candidates for potential nomination to the Board. The corporate governance and nominating committee believes that the minimum qualifications for serving as a director of CF Industries are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of our business and affairs and have an impeccable record and reputation for honesty and ethical conduct in both his or her professional and personal activities.

In addition, the committee will examine a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with CF Industries, and independence from management and the company.

Diversity

Our corporate governance guidelines and corporate governance and nominating committee charter reflect the intention of the Board that the board of directors represent a diversity of backgrounds. In accordance with the corporate governance and nominating committee charter and our corporate governance guidelines, the corporate governance and nominating committee considers diversity in identifying nominees for director, including personal characteristics such as race, gender and age, and the experiences and skills relevant to the Board's performance of its responsibilities in the oversight of the company. In furtherance of this objective, the corporate governance and nominating committee has determined that it will incorporate recruitment protocols that seek to identify candidates in any future director search who meet these diversity characteristics. As discussed above, six independent directors have joined our Board over the last seven years. These directors' experience and skills backgrounds include senior executive leadership (three sitting or retired chief executive officers, a sitting chief financial officer, and a global supply chain executive) and six directors with industry expertise. In terms of personal characteristics, these current directors include two women, an African American, and a director of Asian origin who lives in the United Kingdom and has dual citizenship in the US and UK. In addition, the Board has nominated Ms. DeHaas for election as a new director at the 2021 annual meeting. Ms. DeHaas's experience and skills background includes significant accounting and financial expertise and environmental sustainability and human capital management experience.

Retirement Age

As set forth in the company's corporate governance guidelines, it is the general policy of the company that no director having attained the age of 74 years shall be nominated for re-election or reappointment to the Board. However, the Board may determine to waive this policy in individual cases.

Director Tenure

To ensure that the Board maintains an appropriate balance of experience, continuity, and an openness to new ideas and a willingness to critically re-examine the status quo, the corporate governance and nominating committee considers the issue of continuing director tenure in connection with each director nomination recommendation.

Three director nominees, comprising 27% of the nominees, have served 10 or more years on the Board and three director nominees, comprising 27% of the nominees, have served between 5 and 9 years on the Board. These directors bring a wealth of experience and knowledge concerning CF Industries.

The remaining five director nominees, comprising 46% of the nominees, have served less than 5 years on the Board and bring fresh perspective to Board deliberations.

Service on Other Public Company Boards

The company recognizes the substantial time commitments attendant to Board membership and expects that the members of our Board will be fully committed to devoting all such time as is necessary to fulfill their Board responsibilities, in terms of both preparation for and attendance and participation at meetings. Accordingly, directors should generally not serve on more than three other public company boards. A director who also serves as the chief executive officer or named executive officer of a public company generally should not serve on the board of more than one other public company.

In addition, in recognition of the enhanced time commitments associated with membership on a public company's audit committee, the Board has adopted a policy that no member of the audit committee may serve simultaneously on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the company's audit committee.

Summary of Director Core Competencies

We consider the depth and diversity of experience on our Board a key strength. Our eleven director nominees offer a diverse set of qualifications and perspectives and possess a wealth of leadership and professional experience. The following table summarizes experiences and skills that we have identified as key to our current and future global strategy, business, and governance.

Snapshot of Director Nominees

Diversity	Tenure	Independence

BOARD RECOMMENDATION

In connection with the Annual Meeting and in accordance with the above guidelines, the corporate governance and nominating committee recommended that the Board nominate the eleven individuals named in this Proxy Statement for election to the Board. The Board believes these nominees provide CF Industries with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board. Our eleven director nominees offer a diverse set of qualifications and perspectives and possess a wealth of leadership and professional experience in areas relevant to our current and future global strategy, business, and governance.

The Board unanimously recommends that you vote FOR the election of the nominees presented in Proposal 1.

DIRECTOR NOMINEE BIOGRAPHIES

The following is biographical information about each of our director nominees, and highlights the particular experiences, qualifications, attributes, and skills possessed by each director nominee that led the Board to determine that he or she is qualified to serve as a public company director and that he or she should serve as member of our Board. All director nominee biographical information is as of March 23, 2021.

CORPORATE GOVERNANCE

CF Industries is committed to implementing sound corporate governance practices that enhance the effectiveness of the Board and our management and that serve the interests of our shareholders. Our corporate governance and nominating committee periodically reviews corporate governance developments and best practices along with our policies and business strategies. The committee advises the Board and management in an effort to strengthen existing governance practices and develop new policies that make CF Industries a better company. We are proud of the steps we have taken and the progress we have made to further strengthen our corporate governance practices and demonstrate our responsiveness to shareholder concerns.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted corporate governance guidelines to document its overall management governance philosophy. According to these guidelines, the business and affairs of CF Industries shall be managed by or under the direction of the Board. The Board's goal is to build long-term value for our shareholders and assure the vitality of the company for our customers and employees and the other individuals and organizations who depend on us. A copy of our corporate governance guidelines is available to shareholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

DIRECTOR INDEPENDENCE

The experience and diversity of our directors has been, and continues to be, critical to our success. Our corporate governance guidelines require that the Board be composed of at least a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (the "NYSE"). Additionally, in accordance with NYSE listing standards, the members of our audit, compensation, and corporate governance and nominating committees must be independent. The Board has made an affirmative determination that all of our non-employee directors who served in 2020 or are currently serving as directors and all of our non-employee director nominees have no material relationship with CF Industries or any of its subsidiaries (other than, as applicable, being a director and shareholder of CF Industries) and, accordingly, meet the applicable requirements for "independence" set forth in the NYSE's listing standards. In determining that Ms. DeHaas meets the applicable requirements to be an independent director of the company under the NYSE's listing standards, the Board considered that the company and its subsidiaries have in the past retained, and may from time to time retain, Deloitte to provide services to the company and its subsidiaries and that Ms. DeHaas was a partner, and held leadership positions, in Deloitte prior to her retirement from Deloitte in September 2020.

LEADERSHIP OF THE BOARD

Separate Independent Board Chairman and Chief Executive Officer

The Board has determined that the most effective leadership structure is to maintain an independent Board chair role separate from the chief executive officer. In making this determination, the Board took into account a number of factors, including (1) that separating these positions allows our Board chairman to focus on the Board's role of providing advice to, and independent oversight of, management and (2) the time and effort our chief executive officer needs to devote to the management and operation of CF Industries and the development and implementation of our business strategies. Although our governance documents provide the Board with the flexibility to select the leadership structure in the way that it deems best for CF Industries at any given point in time, the Board intends to continue to maintain an independent Board chair separate from the chief executive officer. In addition, according to our corporate governance guidelines, if the chairman of the Board is not an independent director, our independent directors will designate one of their number to serve as a lead independent director. Otherwise, if the chairman of the Board is an independent director, he or she will serve as the lead independent director.

Stephen A. Furbacher has served as our lead independent director since 2010 and as Board chairman since May 2014. Mr. Furbacher was selected by the directors to serve as chairman because of his contributions to the leadership of the Board. Because Mr. Furbacher is an independent director, he continues to serve as our lead independent director. The lead independent director's duties include (i) coordinating the activities of the independent directors, (ii) coordinating the agenda for and moderating sessions of the independent directors, and (iii) facilitating communications between the other members of the Board. Unless otherwise provided in a short-term succession plan approved by the Board:

  •
  in the event that our chief executive officer should unexpectedly become unable to perform his or her duties, the chairman of the Board (if the chairman is an independent director or else the lead independent director) shall allocate the duties of the chief executive officer among our other senior officers; and

  •
  in the event that the chairman of the Board should unexpectedly become unable to perform his or her duties, the chief executive officer (if the chairman of the Board is an independent director or else the lead independent director) shall temporarily assume the duties of the chairman of the Board, in each case, until the Board has the opportunity to consider the situation and take action.

Executive Sessions

At each regularly scheduled meeting, the Board conducts executive sessions, which are discussions that involve only the non-employee directors. Our corporate governance guidelines state that the lead independent director or, in such director's absence, another independent director designated by the lead independent director will preside at the executive sessions of the Board.

Annual Board and Committee Self-Evaluations and Director Peer Evaluations

Our corporate governance and nominating committee sponsors an annual self-assessment of the Board's performance and the performance of each committee of the Board as well as director peer evaluations. The assessment includes a review of any areas in which the Board believes the Board can make a better contribution to CF Industries. In addition, the chair of the corporate governance and nominating committee sponsors an annual self-assessment of director skills and experience. The assessment asks each director to rank the importance of various business experiences, qualifications, attributes, and skills to our current and future global strategy, business, and governance and to rate the director's own competency level in each of these skills. The results of the assessments are discussed with the full Board and each committee. The corporate governance and nominating committee considers the results of these self-evaluation processes as applicable in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.

COMMITTEES OF THE BOARD

The Board has established four separate standing committees: the audit committee, the compensation and management development committee, the corporate governance and nominating committee and the environmental sustainability and community committee. The Board has adopted written charters for each of these committees and copies of these charters are available to shareholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

Audit Committee. Our audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The committee currently consists of Theresa E. Wagler (chair), Robert C. Arzbaecher, William Davisson, John W. Eaves, Stephen A. Furbacher and Stephen J. Hagge. The Board has affirmatively determined that all of the directors on the committee are independent under the corporate governance standards of the NYSE applicable to audit committee members. The Board has also determined that Ms. Wagler and Messrs. Arzbaecher, Davisson, Eaves and Hagge are "audit committee financial experts," as defined by the SEC. The audit committee assists the Board in fulfilling its oversight responsibility for (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls, (2) the performance of our internal audit function, (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting, and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the audit committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm's qualifications, independence, and performance. The audit committee's report to shareholders appears elsewhere in this Proxy Statement.

Compensation and Management Development Committee. Our compensation and management development committee currently consists of Stephen J. Hagge (chair), Javed Ahmed, Anne P. Noonan, Michael J. Toelle, and Celso L. White. The Board has affirmatively determined that all of the directors on the committee are independent under the corporate governance standards of the NYSE applicable to compensation committee members. The Board has also determined that all of the members of the committee qualify as "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The compensation and management development committee oversees our compensation and employee wellbeing plans and practices, including our executive compensation plans, director compensation plans, and incentive-compensation and equity-based plans. In addition, the compensation and management development committee supports the full Board with succession plans for the CEO, while overseeing and reviewing management's development, retention and succession planning for other key executives and senior management as well as overseeing diversity, equity and inclusion initiatives within the company. The compensation and management development committee's report to shareholders appears elsewhere in this Proxy Statement. Additional information regarding the processes and procedures of the compensation and management development committee in recommending and determining compensation for our directors and executive officers is set forth below under the heading "Compensation Discussion and Analysis."

Corporate Governance and Nominating Committee. Our corporate governance and nominating committee currently consists of Anne P. Noonan (chair), Javed Ahmed, William Davisson, Stephen A. Furbacher, and Celso L. White. The Board has affirmatively determined that all of the directors on the committee are independent under the corporate governance standards of the NYSE. The corporate governance and nominating committee's responsibilities include identifying and recommending to the Board individuals qualified to serve as directors and on committees of the Board; advising the directors with respect to the Board's composition, procedures, and committees; developing and recommending to the Board a set of corporate governance principles; and overseeing the evaluation of the Board and the president and chief executive officer.

Environmental Sustainability and Community Committee. Our environmental sustainability and community committee currently consists of Robert C. Arzbaecher (chair), John W. Eaves, Michael J. Toelle and Theresa E. Wagler. The Board has affirmatively determined that all of the directors on the committee are independent under the corporate governance standards of the NYSE. The purpose of the environmental sustainability and community committee is to assist the Board in fulfilling its oversight responsibility with respect to the strategies, goals, objectives, policies and practices, and related risks that pertain to energy, emissions and climate change, food security, product stewardship, public advocacy, community engagement, and charitable contributions ("ESC Committee Matters"). The environmental sustainability and community committee's responsibilities include considering, reviewing and monitoring the company's general strategy and objectives relating to ESC Committee Matters; assessing the effectiveness of and advising the Board on the company's programs and initiatives related to ESC Committee Matters; reviewing and discussing current and emerging trends with respect to ESC Committee Matters; and discussing and reviewing with management the company's identification, assessment and management of risks associated with ESC Committee Matters. The environmental sustainability and community committee also reviews the goals established from time to time with respect to ESC Committee Matters, assesses the company's sustainability performance and progress towards its goals and strategic objectives, and oversees the company's external reporting on ESC Committee Matters, including the sustainability report.

ATTENDANCE OF DIRECTORS AT MEETINGS

Directors are expected to attend meetings of the Board and the committees on which they serve, as well as our annual meeting of shareholders. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the chairman of the Board or the chair of the appropriate committee in advance of such meeting.

During 2020, the Board held seven meetings, our audit committee held nine meetings, our compensation and management development committee held six meetings, our corporate governance and nominating committee held four meetings and our environmental sustainability and community committee, which was established in October 2020, held one meeting. Each of our directors attended 100% of the combined total meetings of the full Board and the committees on which he or she served during 2020. All eleven of our directors then in office attended the 2020 annual meeting, which was held virtually on May 20, 2020.

BOARD OVERSIGHT OF STRATEGY AND RISK MANAGEMENT

Shareholders elect the Board to oversee management and to serve shareholders' long-term interests. Management is responsible for delivering on our strategy, creating our culture, establishing accountability, and managing risk. The Board and its committees work closely with management to balance and align strategy, risk, sustainability, and other areas while considering feedback from shareholders. Essential to the Board's oversight role is a transparent and active dialogue between the Board and its committees and management. To support that dialogue, the Board and its committees have access to, receive presentations from, and conduct regular meetings with our executive officers, other internal business and function leaders and subject matter experts, as well as external experts and advisors.

Board Oversight of Strategy

One of the Board's primary responsibilities is reviewing and approving the strategy established by management and overseeing the successful execution of our strategy. Throughout the year, the Board and its committees provide oversight and guidance to management regarding our strategy, operating plans, and overall performance. While elements of strategy are embedded in every regularly-scheduled meeting of the Board, the Board also dedicates at least one full day meeting each year to focus on our long-term business strategic planning. At all of these reviews, the Board engages with our executive officers and other business leaders regarding business objectives, the competitive landscape, economic trends, regulatory developments and sustainability matters. At meetings occurring throughout the year, the Board also assesses strategic initiatives, our budget and capital allocation plans, and performance for alignment to our strategy.

Board Oversight of Risk Management

Our management is responsible for establishing and maintaining systems to assess and manage the company's risk exposure, and the Board provides oversight in connection with those efforts. In fulfilling its risk oversight role, the Board focuses on the adequacy of our risk management process and the effectiveness of our overall risk management system. In addition, the Board routinely assesses policies and procedures in critical areas to ensure that the responsibilities and authority delegated to senior management are appropriate from an operational and risk management perspective. The Board also receives regular reports from senior management addressing financial and operational risk exposure, including monthly scorecards and quarterly dashboards that include financial metrics and safety and environmental statistics.

Our management has established an enterprise risk management ("ERM") program that includes an annual assessment process that is designed to identify risks that could affect us and the achievement of our objectives; to understand, assess, and prioritize those risks; and to facilitate the implementation of risk management strategies and processes across the company that are responsive to the company's risk profile, business strategies, and specific material risk exposures. The ERM program seeks to integrate consideration of risk and risk management into business decision-making throughout the company, including through the implementation of policies and procedures intended to ensure that necessary information with respect to material risks is transmitted to senior executives and, as appropriate, to the Board or relevant committees. Each year, the Board reviews and discusses with the key members of management responsible for management of risk the guidelines and policies governing the ERM process, the key risks identified in the ERM process, as well as the likelihood of occurrence and the potential impact assigned to those risks by management, and the risk mitigation strategies in each instance.

The standing committees assist the Board in its oversight role with respect to risks relating to the committee's respective areas of responsibility.

  •
  The audit committee oversees the integrity of CF Industries' financial statements, the effectiveness of the internal control environment, the external auditors and the internal audit function. In addition, the audit committee receives regular reports on the efficacy of our information security and technology risks (including cybersecurity) and related policies and procedures from our chief information officer and other members of senior management who are tasked with monitoring cybersecurity risks.

  •
  The compensation and management development committee reviews risks associated with the design and implementation of our compensation plans and arrangements (see "Compensation Discussion and Analysis — Compensation and Benefits Risk Analysis"

    below). In addition, the compensation and management development committee supports the full Board with succession plans for the CEO, while overseeing and reviewing management's development, retention and succession planning for other key executives and senior management.

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  The nominating and corporate governance committee reviews risks related to our governance structures and processes, including Board succession planning.

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  In October 2020, the Board established the environmental sustainability and community committee to, among other things, assist the Board with the oversight of our strategy and processes to identify, assess, and address the risks and opportunities to our company associated with energy, emissions and climate change, food security, product stewardship, public advocacy, community engagement, and charitable contributions.

All Board members are invited to attend every committee meeting, and Board members who do not attend a committee meeting receive information about committee activities and deliberations.

OUR APPROACH TO HUMAN CAPITAL MANAGEMENT

Our long-term success depends on our people. We are dedicated to creating a workplace where employees are proud to work and grow and everyone feels empowered to do their best work. We do this by investing in extensive recruitment, training and professional development opportunities for our employees and fostering diversity and inclusion in CF Industries' culture. In addition, we have an effective succession management process to safeguard the long-term achievement of our strategy.

Culture, Inclusion and Diversity

Doing the right thing is the cornerstone of our culture and is a significant factor in our success. Our culture is rooted in our core values — We Do It Right, We Do It Well, We Execute as a Team and We Take a Long-Term View — which you can read more about on our website at www.cfindustries.com.

Our core values and their underlying principles reflect our commitment to a diverse and inclusive culture, treating one another with respect. During 2020, all of our employees engaged in training to learn to recognize and address the effects of unconscious bias by challenging assumptions; encouraging diversity of experience, opinion, and expression; and supporting a workplace culture that actively strives to be more inclusive. In order to continue to improve the inclusiveness and diversity of our company and culture, our recently announced comprehensive ESG goals include goals to increase the representation of females and persons of color in senior leadership roles and to implement a program designed to increase the hiring and promotion of minority and female candidates.

Workforce Health & Safety

Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders. Our safety culture permeates our business in three key ways:

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  Engaged culture that empowers consistent behaviors that drive toward excellence.

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  Robust systems and processes that provide a clear, repeatable direction toward excellence.

  •
  Superior performance that aligns effective and efficient environmental, health, and safety activities with operations.

Our commitment to safety is unwavering, and we have demonstrated that our focus on this priority is yielding positive results. We believe that focusing on leading indicators — such as the behavioral safety practices we have incorporated into our annual incentive plan — to drive and measure activities that prevent and control safety incidents, results in our industry-leading safety record.

Responding to Coronavirus

In response to the COVID-19 pandemic, we instituted safety precautions early in the year to protect the health and well-being of all of our employees, including the manufacturing workforce who operate our manufacturing complexes and distribution facilities. These safety measures included installing thermal temperature checks at each of our sites for all personnel, including contractors, who arrive at our sites, adjusting schedules to support social distancing, including changes to loading and shipping procedures, maintaining a close contact log for employees, self-quarantine logs, requiring face coverings on site, restricting visitor access, and implementing enhanced cleaning protocols and travel restrictions for employees. We also paid approximately $19 million of bonuses to our operational workforce under a special COVID-19 bonus program, which concluded in June. In addition, since mid-March 2020, the majority of our non-operational personnel at our sites who work in administrative and operational support functions have worked remotely in order to maintain social distancing following governmental guidelines. These administrative and operational support functions have operated effectively during this period, meeting our commitments to our customers and continuing to manage our business without interruption. We have not furloughed any employees or instituted any reductions in pay or benefits or other significant cost containment measures due to the pandemic.

Talent Development

A core aspect of our culture is our commitment to identifying and developing talent to help employees accelerate growth and achieve their career goals. We invest in extensive assessment, training and professional development opportunities for our employees through a robust set of formal and informal programs, including targeted job movements, key experiences, and training with an emphasis on creating a culture of inclusion. At CF, leadership is the quality that drives our values and sets us apart. To help foster leadership, the company has developed a set of leadership competencies that provide a common language for how to demonstrate leadership at every level of the organization. We view training and development programs as being a key part of succession planning, allowing us to grow a stronger company, today and in the future.

Board Oversight of Human Capital Management and Succession Planning

Our Board plays a critical role in the oversight of talent and culture at CF Industries. The Board and the compensation and management development committee engage with senior management and human resources executives across a broad range of human capital management topics including culture, succession planning and development, compensation, recruiting and retention, and diversity and inclusion.

Our Board plays an integral oversight role in talent development by recognizing the importance of succession planning for the CEO and other key executives at CF Industries. To assist the Board, the chief executive officer prepares and distributes to the Board an annual report on succession planning for all senior officers of the company with an assessment of senior managers and their potential to succeed the chief executive officer and other senior management positions. In addition, the chief executive officer prepares, on a continuing basis, a short-term succession plan which delineates a temporary delegation of authority to certain officers of the company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties.

BEYOND THE BOARDROOM

On-Site Visits to Nitrogen Manufacturing Facilities

In 2020, due to the COVID-19 pandemic and related measures to contain the virus, such as travel bans and gathering restrictions, the majority of our Board and committee meetings were held virtually through video conferencing. In a typical year, most Board and committee meetings are held on-site at our headquarters or near other CF facilities. Over the last six years our Board has visited our nitrogen manufacturing facilities in Verdigris, Oklahoma; Yazoo City, Mississippi; Port Neal, Iowa; Donaldsonville, Louisiana; and Ince, United Kingdom. Locating the Board and committee meetings on-site or near our headquarters or manufacturing locations allows our directors to deepen their understanding of the company and interact with on-site employees.

Director Orientation

All new members of the Board participate in the company's new director orientation program led by members of senior management. The new director orientation program enables new members of the Board to quickly become active, knowledgeable and effective Board members. Orientation includes a visit to the company's corporate headquarters for a personal comprehensive briefing by senior management on our business, financial position, strategic plans, significant financial, accounting and risk management issues, compensation practices, corporate governance and key policies and our principal officers and internal and independent auditors as well as the roles and responsibilities of our directors. In addition, within a few months of joining our Board, new directors visit one of our nitrogen manufacturing facilities to see our operations in person and learn about our manufacturing processes.

Continuing Education

All directors are encouraged to participate in outside continuing education programs to increase their knowledge and understanding of the duties and responsibilities of directors and the company, regulatory developments and best practices. The Board materials for every corporate governance and nominating committee meeting include a schedule and summary of upcoming relevant continuing education programs, sponsored by leading universities or other organizations, with any associated expenses to be reimbursed by the company. Directors who have participated in such programs share their lessons and insights with other members of the Board. The company also provides continuing director education through individual speakers who make relevant presentations in connection with Board meetings, for our directors to stay current and knowledgeable about the company's industry, market and overall environment. The company's senior management also monitors pertinent developments in business, corporate governance and issues pertaining to the company and the industries in which it participates and regularly shares articles, reports and current events with directors. The corporate governance and nominating committee reviews the director education process to ensure the continuing education provided remains relevant and helpful.

Individual Discussions and Mentoring Management

Outside of regularly scheduled Board and Committee meetings, our directors have discussions with each other including with our CEO. Directors have access to management at any time and are encouraged to have small group or individual meetings, as necessary. Additionally, high-potential employees join members of the Board for dinners prior to on-site Board and committee meetings. These dinners are designed to give directors the opportunity to engage with employees directly and afford employees an opportunity to ask questions and get to know our directors.

SUSTAINABILITY AT CF INDUSTRIES

We believe we have an important role to play in solving some of the world's greatest challenges, such as providing clean energy to the world, feeding a growing global population and protecting the environment. We also believe that our ability to integrate sustainable business practices into our strategy and operations is integral to delivering long-term value. That's why sustainability is an inherent part of how we run our business and part of our commitment to the communities where we live and work.

Sustainability Focus

CF Industries is a leader in an industry whose mission is fundamental to human survival: putting food on the world's table. By providing plant nutrients to farmers, we feed the crops that feed the world and produce building blocks for a better life. We are proud of the role our company plays in fulfilling this increasingly challenging mission. As a company, we are also confronting issues such as energy efficiency, resource use, and economic growth. In October 2020, we announced that we are taking significant steps to support a global hydrogen and clean fuel economy, through the production of green and blue ammonia. Green hydrogen and ammonia have emerged as leading candidates to help the world achieve net-zero carbon emissions by 2050. Ammonia, which is composed of three-parts hydrogen and one-part nitrogen, is a highly efficient transport and storage mechanism for hydrogen as well as a fuel in its own right. We believe that CF Industries, as the world's largest producer of ammonia with an unparalleled manufacturing and distribution network and deep technical expertise, is uniquely positioned to fulfill anticipated demand for hydrogen and ammonia from green and blue sources. CF Industries is taking significant steps to support a global hydrogen and clean fuel economy through decarbonizing our ammonia network to enable the production of green ammonia, which refers to ammonia produced through a carbon-free process, and blue ammonia, which relates to ammonia produced by conventional processes but with CO2 removed through carbon capture and sequestration and other certified carbon abatement projects. We have announced an initial green ammonia project at our flagship Donaldsonville Nitrogen Complex to produce approximately 20,000 tons per year of green ammonia. Additionally, we are developing CCS and other carbon abatement projects across our production facilities that will enable us to produce blue ammonia.

Comprehensive Environmental, Social, and Governance (ESG) Goals

In line with our commitment to the clean energy economy and our focus on sustainability, we have published comprehensive environmental, social and governance goals covering critical environmental, societal, and workforce imperatives. These goals include a 25% reduction in CO2 equivalent emissions intensity by 2030 and net-zero carbon emissions by 2050. Additionally, executive compensation is tied directly to ESG goals as discussed in Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — 2021 Compensation Actions." You can read more about our comprehensive ESG goals at our corporate website, www.cfindustries.com.

Sustainability Reports

We prepare annual sustainability reports, each of which is posted on our corporate website, www.cfindustries.com. Our sustainability reports have been presented annually to the corporate governance and nominating committee, and, going forward, these reports will be presented annually to our new environmental sustainability and community committee. In response to increased interest from the investment community and our commitment to transparency, our sustainability report includes a GRI Index in accordance with the Global Reporting Initiative (GRI) Standards, in which we report on a comprehensive basis and cover nearly all GRI indicators, and a SASB Index using the Sustainability Accounting Standards Board (SASB) framework for the chemicals industry. This year, in addition to continuing to enhance our sustainability reporting in line with GRI and SASB disclosure frameworks, we will also begin expanding our reporting to utilize the Task Force on Climate-related Financial Disclosures (TCFD) disclosure recommendations. Our sustainability reports are published in tandem with our annual report, to better align the timing of our sustainability reporting with our financial reporting and to further integrate our business and sustainability strategies.

CORPORATE RESPONSIBILITY

Corporate responsibility and sustainability are inherent to our values and our "Do It Right" culture and an intrinsic part of our commitment to the communities in which we live and work.

Code of Corporate Conduct

Our commitment to ethical behavior is captured in our code of corporate conduct, which was adopted by our Board. The code is applicable to all of our directors, officers, and employees, all of whom must acknowledge receiving and reading the code annually. We provide annual code of corporate conduct and anti-corruption training to all employees.

A copy of our code of corporate conduct is available at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. We intend to disclose on our corporate website any amendment to any provision of the code that relates to any element of the definition of "code of ethics" enumerated in Item 406(b) of Regulation S-K under the Exchange Act, and any waiver from any such provision granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Political Contributions Report

We prepare a semiannual Political Contributions Report listing CF Industries' political contributions. Each Political Contributions Report is posted on our corporate website, www.cfindustries.com, and presented to the corporate governance and nominating committee. Going forward, the Political Contribution Reports will be presented to our new environmental sustainability and community committee. Additionally, the Political Contributions Reports set forth the United States trade associations and other similar non-profit organizations to which the company annually pays dues of $20,000 or more and identify the portion of such dues that is used for advocacy and/or political activities by those associations. The most recent Political Contributions Report and our code of corporate conduct, containing our corporate policies related to political activities and contributions, lobbying and related matters, are currently available on our corporate website.

Charitable Contributions Report

We also prepare a semiannual Charitable Contributions Report listing CF Industries' charitable contributions that exceed $20,000. Each Charitable Contributions Report is posted on our corporate website, www.cfindustries.com. Most of our philanthropic and social outreach initiatives are locally based. This enables each of our facilities to address the unique needs and opportunities in their respective communities. During 2020, our locations and employees helped meet the significant needs created by the COVID-19 pandemic, including donating masks and other personal protective equipment to hospitals, nursing homes and other health care organizations. The company also donated $550,000 to organizations fighting hunger, with a particular focus on local food banks.

SHAREHOLDER ENGAGEMENT

We believe that building positive relationships with our shareholders is critical to CF Industries' success. We value the views of, and regularly communicate with, our shareholders on a variety of topics, such as our financial performance, environmental, social, and governance initiatives, executive compensation, human capital management, environmental sustainability, community relations, and related matters. Management shares the feedback received from shareholders with the Board. Our chairman, our committee chairs, and other members of the Board may also be available to participate in meetings with shareholders as appropriate. Requests for such a meeting are considered on a case-by-case basis. Our engagement activities have resulted in valuable feedback that has contributed to our decision-making with respect to these matters.

We conduct shareholder outreach campaigns in the spring and in the fall. Our engagements in the spring are primarily focused on ballot items up for a shareholder vote at our annual meeting. Our engagements in the fall generally focus on voting outcomes from our prior annual meeting — including direct shareholder feedback on how they voted on ballot items —as well as our environmental, social, and governance activities and initiatives. The fall engagement also presents an opportunity to discuss with shareholders developments in their methodologies and analyses and potential future areas of focus.

In both the spring of 2020 leading up to our 2020 annual meeting and during the fall of 2020 following our 2020 annual meeting, we contacted shareholders comprising approximately 75% of our outstanding shares to invite them to engage with us. Combined, we engaged with shareholders representing approximately 32% of our outstanding shares, discussing with these shareholders the ballot items and voting outcomes from our 2020 annual meeting as well as general governance, compensation, corporate responsibility and sustainability matters.

COMMUNICATIONS WITH DIRECTORS

The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board, any individual director, or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o the corporate secretary to our principal executive offices at the address on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

All communications received as set forth in the preceding paragraph will be opened by the office of our general counsel for the sole purpose of determining whether the contents represent a message to one or more of our directors and then forwarded promptly to each addressee. In the case of communications to the Board or any group or committee of directors, the office of the general counsel will distribute copies of the contents to each director who is a member of the Board or of the group or committee to which the envelope or correspondence is addressed.

DIRECTOR COMPENSATION

Non-employee directors receive compensation, including fees and reimbursements of expenses, for their service and dedication to our company. We recognize the substantial time and effort required to serve as a director of a large public company like ours. We believe that compensation for non-employee directors should be competitive and should encourage increased ownership of CF Industries stock through the payment of a portion of director compensation in shares of our stock. In order to further align the interests of our directors with the interests of our shareholders, our non-employee directors are required to achieve and maintain stock ownership with a market value equal to five times their annual cash retainer.

Our compensation and management development committee is responsible for reviewing director compensation and making recommendations to the Board. The committee reviews the compensation of our non-employee directors annually. In connection with its annual review of the compensation of our non-employee directors, the committee also authorizes its compensation consultant, Exequity, to work with our human resources department to compare the compensation of our non-employee directors with compensation paid to comparable directors at peer companies and the overall market based on the then most recent National Association of Corporate Directors survey on director compensation. (See "Compensation Discussion and Analysis — Other Compensation Governance Practices and Considerations — Role of the Compensation Consultant.")

Annual Cash Retainer

Each non-employee director is entitled to an annual cash retainer of $100,000, payable quarterly. We do not pay meeting fees to our directors. The chairman of the Board and the chairs of the Board committees receive additional annual cash retainers in the following amounts, payable quarterly:

Chairman of the Board	$80,000
Audit committee chair	$20,000
Compensation and management development committee chair	$15,000
Corporate governance and nominating committee chair	$15,000
Environmental sustainability and community committee chair	$15,000

Annual Restricted Stock Grant

Each non-employee director will receive, upon joining the Board, a restricted stock grant with a fair market value of $130,000 (or, in the case of the chairman of the Board, $230,000), rounded to the nearest whole share. Thereafter, each continuing non-employee director will receive an annual restricted stock grant with a fair market value of $130,000 (or, in the case of the chairman of the Board, $230,000), rounded to the nearest whole share, on the date of each annual meeting of the shareholders. Assuming continuing service as a non-employee director, all shares of restricted stock will vest on the earlier of (x) the date of the first annual meeting of the shareholders following the date of grant or (y) the first anniversary of the date of grant.

2020 Total Director Compensation

The following table sets forth cash and non-cash compensation with respect to the year ended December 31, 2020, for our non-employee directors. Mr. Will receives no additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Javed Ahmed	100,000	130,012	3,768	233,780
Robert C. Arzbaecher	115,000	130,012	3,768	248,780
William Davisson(4)	100,000	130,012	3,768	233,780
John W. Eaves	100,000	130,012	3,768	233,780
Stephen A. Furbacher	180,000	230,011	6,666	416,677
Stephen J. Hagge	115,000	130,012	3,768	248,780
John D. Johnson(5)	25,000	—	25,932	50,932
Anne P. Noonan	103,750	130,012	3,768	237,530
Michael J. Toelle	100,000	130,012	3,768	233,780
Theresa E. Wagler	120,000	130,012	3,768	253,780
Celso L. White	100,000	130,012	3,768	233,780

(1)
Amounts in this column represent the annual cash retainers that our non-employee directors earned during 2020.

(2)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock awards that we granted to the non-employee directors during 2020 pursuant to our 2014 Equity and Incentive Plan. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2020. Additional information with respect to these restricted stock awards is set forth above under the heading "Annual Restricted Stock Grant." Outstanding unvested restricted stock awards as of December 31, 2020 were as follows: 4,726 shares for each of directors Ahmed, Arzbaecher, Davisson, Eaves, Hagge, Noonan, Toelle, Wagler and White and 8,361 shares for Chairman Furbacher.

(3)
Amounts in this column represent dividends on restricted stock. Amounts in this column for Mr. Johnson also includes a $25,000 donation to a charity designated by Mr. Johnson in connection with his retirement from the Board and in recognition of his many years of service.

(4)
Mr. Davisson will retire from the Board effective as of the date of the 2021 Annual Meeting and will not stand for re-election.

(5)
Mr. Johnson retired from the Board effective as of the 2020 Annual Meeting.

COMMON STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of March 11, 2021, concerning the beneficial ownership of each person known to us to beneficially own more than 5% of our common stock. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc.	20,149,458(3)	9.4%
55 East 52nd Street New York, New York 10055
T. Rowe Price Associates, Inc.	22,346,722(4)	10.4%
100 E. Pratt Street Baltimore, Maryland 21202
The Vanguard Group, Inc.	24,077,562(5)	11.2%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed.
(2)
Unless otherwise indicated, percentages calculated based upon common stock outstanding as of March 11, 2021 and beneficial ownership of common stock as set forth in the statements on Schedule 13G filed by the respective beneficial owners with the SEC.
(3)
Based solely on a Schedule 13G (Amendment No. 13), dated January 28, 2021 and filed with the SEC on January 29, 2021, by BlackRock, Inc. ("BlackRock"). BlackRock reports beneficial ownership of shares by its direct and indirect subsidiaries, including BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. These BlackRock entities have sole power to vote or to direct the vote of 18,637,967 shares of common stock and sole power to dispose or to direct the disposition of 20,149,458 shares of common stock.
(4)
Based solely on a Schedule 13G (Amendment No. 5), dated February 16, 2021 and filed with the SEC on February 16, 2021, by T. Rowe Price Associates, Inc. ("T. Rowe Price"). T. Rowe Price has sole power to vote or to direct the vote of 11,220,055 shares of common stock and sole power to dispose or to direct the disposition of 22,346,722 shares of common stock.
(5)
Based solely on a Schedule 13G (Amendment No. 11), dated February 8, 2021 and filed with the SEC on February 10, 2021, by The Vanguard Group, Inc.

  ("Vanguard"). Vanguard reports beneficial ownership of shares of itself and its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia, Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. These Vanguard entities have shared power to vote or to direct the vote of 345,851 shares of common stock, sole power to dispose or to direct the disposition of 23,138,053 shares of common stock, and shared power to dispose or to direct the disposition of 939,509 shares of common stock.

COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information, as of March 11, 2021, concerning the beneficial ownership of our common stock by:

  •
  each director or director nominee and each of our named executive officers; and

  •
  all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Owned Directly or Indirectly(2)	Shares of Common Stock that can be Acquired within 60 Days(3)	Total Shares of Common Stock	Percent of Class
Javed Ahmed	10,932	–	10,932	*
Robert C. Arzbaecher(4)	115,331	–	115,331	*
William Davisson	36,191	–	36,191	*
Deborah L. DeHaas	–	–	–	*
John W. Eaves	15,103	–	15,103	*
Stephen A. Furbacher	57,548	–	57,548	*
Stephen J. Hagge	44,171	–	44,171	*
Anne P. Noonan	24,819	–	24,819	*
Michael J. Toelle	15,103	–	15,103	*
Theresa E. Wagler	24,231	–	24,231	*
Celso L. White	11,196	–	11,196	*
W. Anthony Will(5)	443,600	1,126,095	1,569,695	*
Christopher D. Bohn	72,038	192,295	264,333	*
Douglas C. Barnard(5)	96,375	298,760	395,135	*
Bert A. Frost	96,176	356,815	452,991	*
Susan L. Menzel	19,927	–	19,927	*
All directors and executive officers as a group (19 persons)	1,188,036	2,256,332	3,434,368	2%

*
Less than 1%
(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, either individually or jointly or in common with the individual's spouse, subject to community property laws where applicable.
(2)
The shares indicated include 4,726 shares for each of directors Ahmed, Arzbaecher, Davisson, Eaves, Hagge, Noonan, Toelle, Wagler and White and 8,361 shares for Chairman Furbacher, in each case granted under our 2014 Equity and Incentive Plan, that have not yet vested. These shares of restricted stock can be voted during the vesting period. The table does not include restricted stock units or performance vesting restricted stock units granted to our executive officers under our 2014 Equity and Incentive Plan, as these awards cannot be voted during the vesting period.
(3)
The shares indicated in this column represent shares underlying stock options granted under an equity and incentive plan that have already vested or that will vest within 60 days. The shares underlying these stock options cannot be voted.
(4)
The shares indicated include 18,565 shares held by the Arzbaecher Family Foundation and 175 shares held by one of Mr. Arzbaecher's children, for which Mr. Arzbaecher disclaims beneficial ownership.
(5)
Messrs. Will and Barnard each also hold, respectively, 29,504 and 13,369 additional "phantom" shares as a deemed investment under our Supplemental Benefit and Deferral Plan (a non-qualified benefits restoration and deferred compensation plan). These phantom shares cannot be voted.

POLICY REGARDING RELATED PERSON TRANSACTIONS

We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of the company and its shareholders. Accordingly, as a general matter, it is our preference to avoid such transactions.

Nevertheless, we recognize that there are situations where related person transactions may be in, or not inconsistent with, the best interests of the company and its shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources, or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or to employees generally.

In order to deal with the potential conflicts inherent in such transactions, our audit committee has adopted a written policy regarding related person transactions. For the purposes of this policy, a "related person transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, other than (a) transactions where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (b) transactions involving services as a bank depositary of funds, transfer agent, registrar, or trustee under a trust indenture, or similar services; (c) transactions in which the interest of the related person derives solely from his or her service as a director of another entity that is a party to the transaction; or (d) transactions in which the interest of the related person derives solely from his or her ownership of less than 10% of the equity interest in another entity (other than a general partnership interest) which is a party to the transaction.

In addition, under our policy regarding related person transactions, transactions involving the purchase of products or services (other than personal or professional services) from an entity for which a director of the company or an immediate family member of a director serves as an executive officer are not considered to involve a material interest on the part of such director (and therefore are not considered related person transactions) if (i) the director did not participate in the decision on the part of the company to enter into such transactions, (ii) the transactions are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for transactions with other unrelated third parties, and (iii) the amount paid in all transactions with any such entity in a twelve-month period is less than the greater of $500,000 or 1% of such entity's consolidated gross revenues for the most recently completed fiscal year for which data is publicly available.

For purposes of the policy, a "related person" means:

•
any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company;

•
any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Under our policy regarding related person transactions, except as described below with respect to certain commercial transactions in the ordinary course of business, any proposed transaction with a related person may be consummated or amended only if approved through the following process:

•
The general counsel will assess whether the proposed transaction is a related person transaction for purposes of the policy.

•
If the general counsel determines that the proposed transaction is a related person transaction, the proposed transaction must be submitted to the audit committee for consideration at the next committee meeting or, in those instances in which the general counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the chair of the audit committee (who has been delegated authority to act between committee meetings).

•
The audit committee, or where submitted to the chair of the committee, the chair, will consider all of the relevant facts and circumstances available to the committee or the chair, including (if applicable) but not limited to: (i) the benefits to the company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The audit committee (or the audit committee chair) will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its shareholders, as the committee (or the audit committee chair) determines in good faith.

•
The audit committee or the audit committee chair, as applicable, will convey the decision to the general counsel, who shall convey the decision to the appropriate persons within the company.

At the audit committee's first meeting of each fiscal year, the committee will review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the company's contractual obligations, the committee will determine if it is in the best interests of the company and its shareholders to continue, modify, or terminate the related person transaction.

In 2020, FMR and certain of its direct and indirect subsidiaries (collectively, "Fidelity") owned in the aggregate more than 5% of our outstanding common stock and, therefore, were considered related persons under our policy regarding related person transactions during 2020. We have agreements in place for Fidelity to provide administrative and trustee services for the company's 401(k) plan, deferred compensation plan, and health savings accounts (HSAs). During 2020, Fidelity earned approximately $253,000 from us and approximately $65,000 from plan participants for these services. At its first meeting in 2021, the audit committee reviewed and approved the transactions with, and ongoing administrative services from, Fidelity in accordance with our policy. As of the end of 2020, Fidelity has not reported owning more than 5% of our outstanding common stock. As a result, it will not be considered a related person under our policy regarding related person transactions so long as its ownership remains under 5%.

Our policy regarding related person transactions provides that no member of the audit committee will participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS ("SAY ON PAY")

Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis (CD&A) beginning on page 46 and the Executive Compensation tables and accompanying narrative discussion beginning on page 81. This proposal is commonly referred to as a "Say on Pay" proposal.

The Board and the compensation and management development committee believe that the compensation of the named executive officers is appropriate for the company and in the best interests of our shareholders over the long term. As discussed in more detail in the CD&A beginning on page 46, our compensation programs are intended to:

    •
    align the interests of our officers with those of our shareholders,
    •
    permit the company to remain competitive in the market for highly qualified management personnel,
    •
    provide appropriate incentives for attainment of both our short-term and long-term goals and
    •
    retain strong performers.

Accordingly, we are asking you to vote FOR the adoption of the following resolution:

  "RESOLVED, that the shareholders of CF Industries Holdings, Inc. approve the compensation of the CF Industries Holdings, Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion."

As an advisory vote, this proposal is not binding on the company. Although the vote is non-binding, the Board and the compensation and management development committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We currently hold our advisory "Say on Pay" proposal every year. Therefore, the next advisory "Say on Pay" proposal will be held at our 2022 annual meeting. Shareholders will have an opportunity to cast an advisory vote on the frequency of "Say on Pay" proposals at least every six years. We currently expect that the next advisory vote on the frequency of the "Say on Pay" proposals will occur at the 2023 annual meeting of shareholders.

Board Recommendation

The Board unanimously recommends that you vote FOR the Say on Pay proposal.

EXECUTIVE OFFICERS

Set forth below is certain biographical information for our executive officers other than Mr. Will (whose biographical information appears above under the heading "Director Nominee Biographies"). Each of our executive officers, other than Mr. Hopkins, also served in the comparable officer positions with Terra Nitrogen GP Inc. ("TNGP") as he or she has held with CF Industries from April 2010 until April 2018. TNGP was our indirect, wholly-owned subsidiary and the sole general partner of Terra Nitrogen Company, L.P., a publicly-traded producer of nitrogen fertilizer products. In April 2018, we purchased all of the publicly traded common units of Terra Nitrogen Company, L.P. In the biographical information set forth below, the ages of our executive officers are as of March 23, 2021.

Douglas C. Barnard (age 62) has served as our senior vice president, general counsel, and secretary since January 2012 and was previously our vice president, general counsel, and secretary from January 2004 to December 2011. Mr. Barnard served as a director of TNGP from June 2010 to April 2018 and as chairman of the board of TNGP from February 2016 to April 2018. Prior to joining CF Industries in January 2004, Mr. Barnard had been an executive vice president and general counsel of Bcom3 Group, Inc., an advertising and marketing communication services group. Earlier in his career Mr. Barnard was a partner in the law firm of Kirkland & Ellis LLP and, prior to that, was vice president, general counsel, and secretary of LifeStyle Furnishings International Ltd., a manufacturer and distributor of residential furniture and decorative fabrics. He holds a B.S. degree from the Massachusetts Institute of Technology ("M.I.T"), a J.D. degree from the University of Minnesota, and an M.B.A. degree from the University of Chicago. Mr. Barnard has also taught as a lecturer at the University of Chicago Law School, and serves as a member of the M.I.T Corporation Development Committee.

Christopher D. Bohn (age 53) has served as our senior vice president and chief financial officer since September 2019. He was previously our senior vice president, manufacturing and distribution, from May 2016 to September 2019, our senior vice president, manufacturing, from January 2016 to May 2016, our senior vice president, supply chain, from January 2015 to December 2015, our vice president, supply chain, from January 2014 to December 2014, our vice president, corporate planning, from October 2010 to January 2014 and our director, corporate planning and analysis, from September 2009 to October 2010. Mr. Bohn served as a director of TNGP from February 2016 to April 2018. Prior to joining CF Industries, Mr. Bohn served as chief financial officer for Hess Print Solutions from August 2007 to September 2009. Earlier in his career, Mr. Bohn was vice president global financial planning and analysis for Merisant Worldwide, Inc. He holds a B.S. degree in finance from Indiana University and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University.

Linda M. Dempsey (age 57) has served as our vice president, public affairs, since March 2020. Prior to joining CF Industries, Ms. Dempsey served as vice president, international economic affairs, for the National Association of Manufacturers from September 2012 to February 2020 where she represented the manufacturing sector on international trade, investment, intellectual property and regulatory policies, legislation and agreements. Prior to the National Association of Manufacturers, Ms. Dempsey served as vice president of the Emergency Committee for American Trade from December 2000 to August 2012. Ms. Dempsey holds a B.A. in political science from The Pennsylvania State University and a J.D. degree from Boalt Hall School of Law, University of California at Berkeley.

Bert A. Frost (age 56) has served as our senior vice president, sales, market development, and supply chain, since May 2016. He was previously our senior vice president, sales, distribution, and market development, from May 2014 to May 2016, our senior vice president, sales and market development, from January 2012 to May 2014, and our vice president, sales and market development, from January 2009 to December 2011. Before joining CF Industries in November 2008, Mr. Frost spent over 13 years with Archer Daniels Midland Company, where he served most recently as Managing Director — International Fertilizer/Inputs from June 2008 to November 2008 and Director — Fertilizer, Logistics and Ports Divisions, ADM — Brazil from April 2000 to June 2008. Earlier in his career, Mr. Frost held positions of increasing responsibility at Archer Daniels Midland and Koch Industries, Inc. He holds a B.S. degree from Kansas State University and he is a graduate of the Harvard Business School's Advanced Management Program.

Richard A. Hoker (age 56) has served as our vice president and corporate controller since November 2007. Mr. Hoker served as a director of TNGP from January 2014 to April 2018 and previously served as a director of TNGP from September 2010 to August 2011. Before joining CF Industries, Mr. Hoker spent over 11 years with Sara Lee Corporation, where he served most recently as vice president and controller from January 2007 to November 2007 and principal accounting officer from July 2007 to November 2007. Prior to being named controller, Mr. Hoker held other financial management positions of increasing responsibility at Sara Lee. Prior to joining Sara Lee, Mr. Hoker was a member of the financial advisory services consulting group at Coopers & Lybrand LLP in Chicago (now PricewaterhouseCoopers) and previously led teams in the firm's audit practice. Mr. Hoker holds a B.S. degree in accounting from DePaul University and an M.B.A. degree in finance and accounting from the University of Chicago. He is a certified public accountant.

David P. Hopkins (age 64) has served as our managing director, CF Fertilisers UK, since October 2015. He was previously our director, sales, from July 2010 to October 2015. Mr. Hopkins was director of sales for Terra Industries, which was acquired by CF Industries, from September 2006 to July 2010 and director of industrial sales at Terra Nitrogen, UK from January 1999 to September 2006. Mr. Hopkins has a degree in Agriculture from Reading University and a Diploma in Company Direction from the Institute of Directors in London. Mr. Hopkins has informed us he intends to retire from CF Industries on April 30, 2021.

Ashraf K. Malik (age 55) has served as our senior vice president, manufacturing and distribution, since September 2019. He was previously our Vice President, Site Operations, from January 2012 to September 2019. Prior to joining CF Industries, Mr. Malik served as director of manufacturing for GrowHow UK Ltd from 2007 to 2012. Earlier in his career, Mr. Malik held positions of increasing responsibility in engineering and plant operations management at Terra Industries Inc. and ICI Plc. Mr. Malik holds a BSc degree in engineering from City, University of London.

Susan L. Menzel (age 55) has served as our senior vice president, human resources, since October 2017. Prior to joining CF Industries, Ms. Menzel served as executive vice president, human resources, for CNO Financial Group, Inc., a holding company for a group of insurance companies operating throughout the United States, from May 2005 to October 2017. Prior to CNO Financial Group, she served as senior vice president, human resources for APAC Customer Services, Inc., and in roles of increasing responsibility for Sears, Roebuck & Company and Montgomery Ward, Inc. Ms. Menzel holds a bachelor's degree in business administration and economics from Augustana College.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discussion provides you with a detailed description of our compensation program for our named executive officers (NEOs) for 2020. It also provides an overview of our compensation philosophy and our policies and programs, which are designed to achieve our compensation objectives.

NAMED EXECUTIVE OFFICERS

Our NEOs for 2020 were:

Name	Title

W. Anthony Will	President and Chief Executive Officer

Christopher D. Bohn	Senior Vice President and Chief Financial Officer

Douglas C. Barnard	Senior Vice President, General Counsel, and Secretary

Bert A. Frost	Senior Vice President, Sales, Market Development, and Supply Chain

Susan L. Menzel	Senior Vice President, Human Resources

OVERVIEW OF OUR BUSINESS AND STRATEGY

Business Overview and Corporate Strategy

At CF Industries, our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network — the world's largest — to enable green and blue hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our nine manufacturing complexes in the United States, Canada, and the United Kingdom, an unparalleled storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach underpin our strategy to leverage our unique capabilities to accelerate the world's transition to clean energy. Our best-in-class operational capability and disciplined capital and corporate stewardship — supported by a culture rooted in our core values that we live each and every day — drive business results that create long-term value for all our stakeholders. Our strategy is reviewed and endorsed annually by our Board and the Board plays an active role in overseeing the successful execution of our strategy.

For more information on our business, see "Item 1. — Business" and "Item 7. — Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 Annual Report.

Our Commitment to a Clean Energy Economy

In October 2020, we announced that we are taking significant steps to support a global hydrogen and clean fuel economy, through the production of green and blue ammonia. Since ammonia is one of the most efficient ways to transport and store hydrogen and is also a fuel in its own right, we believe that CF Industries, as the world's largest producer of ammonia with an unparalleled manufacturing and distribution network and deep technical expertise, is uniquely positioned to fulfill anticipated demand for hydrogen and ammonia from green and blue sources. Our approach will focus on green ammonia production, which refers to ammonia produced through a carbon-free process, and blue ammonia, which relates to ammonia produced by conventional processes but with CO2 removed through carbon capture and sequestration (CCS) and other certified carbon abatement projects. We have announced an initial green ammonia project at our flagship Donaldsonville Nitrogen Complex to produce approximately 20,000 tons per year of green ammonia. Additionally, we are developing CCS and other carbon abatement projects across our production facilities that will enable us to produce blue ammonia.

Our Approach to Human Capital Management

Our long-term success depends on our people. We are dedicated to creating a workplace where employees are proud to work and grow and everyone feels empowered to do their best work. We do this by investing in extensive recruitment, training and professional development opportunities for our employees and fostering diversity and inclusion in CF Industries' culture. In addition, we have an effective succession management process to safeguard the long-term achievement of our strategy.

Culture, Inclusion and Diversity

Doing the right thing is the cornerstone of our culture and is a significant factor in our success. Our culture is rooted in our core values — We Do It Right, We Do It Well, We Execute as a Team and We Take a Long-Term View — which you can read more about on our website at www.cfindustries.com.

Our core values and their underlying principles reflect our commitment to a diverse and inclusive culture, treating one another with respect. During 2020, all of our employees engaged in training to learn to recognize and address the effects of unconscious bias by challenging assumptions; encouraging diversity of experience, opinion, and expression; and supporting a workplace culture that actively strives to be more inclusive. In order to continue to improve the inclusiveness and diversity of our company and culture, our recently announced comprehensive ESG goals include goals to increase the representation of females and persons of color in senior leadership roles and to implement a program designed to increase the hiring and promotion of minority and female candidates.

Workforce Health & Safety

Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders. Our safety culture permeates our business in three key ways:

  •
  Engaged culture that empowers consistent behaviors that drive toward excellence.

  •
  Robust systems and processes that provide a clear, repeatable direction toward excellence.

  •
  Superior performance that aligns effective and efficient environmental, health, and safety activities with operations.

Our commitment to safety is unwavering, and we have demonstrated that our focus on this priority is yielding positive results. We believe that focusing on leading indicators — such as the behavioral safety practices we have incorporated into our annual incentive plan — to drive and measure activities that prevent and control safety incidents, results in our industry-leading safety record.

Responding to Coronavirus

In response to the COVID-19 pandemic, we instituted safety precautions early in the year to protect the health and well-being of all of our employees, including the manufacturing workforce who operate our manufacturing complexes and distribution facilities. These safety measures included installing thermal temperature checks at each of our sites for all personnel, including contractors, who arrive at our sites, adjusting schedules to support social distancing, including changes to loading and shipping procedures, maintaining a close contact log for employees, self-quarantine logs, requiring face coverings on site, restricting visitor access, and implementing enhanced cleaning protocols and travel restrictions for employees. We also paid approximately $19 million of bonuses to our operational workforce under a special COVID-19 bonus program, which concluded in June. In addition, since mid-March 2020, the majority of our non-operational personnel at our sites who work in administrative and operational support functions have worked remotely in order to maintain social distancing following governmental guidelines. These administrative and operational support functions have operated effectively during this period, meeting our commitments to our customers and continuing to manage our business without interruption. We have not furloughed any employees or instituted any reductions in pay or benefits or other significant cost containment measures due to the pandemic.

Talent Development

A core aspect of our culture is our commitment to identifying and developing talent to help employees accelerate growth and achieve their career goals. We invest in extensive assessment, training and professional development opportunities for our employees through a robust set of formal and informal programs, including targeted job movements, key experiences, and training with an emphasis on creating a culture of inclusion. At CF, leadership is the quality that drives our values and sets us apart. To help foster leadership, the company has developed a set of leadership competencies that provide a common language for how to demonstrate leadership at every level of the organization. We view training and development programs as being a key part of succession planning, allowing us to grow a stronger company, today and in the future.

2020 Performance Highlights

Operating Results

Net Earnings Attributable to Common Stockholders	Earnings Per Diluted Share	EBITDA(1)	Net Cash Provided by Operating Activities

$317 Million	$1.47	$1.32 Billion	$1.23 Billion

Annual Incentive Plan Performance Metrics

Adjusted EBITDA(2)	Behavioral Safety Gate Threshold	Gross Ammonia Production

$1.34 Billion	Achieved 99%	10.4 Million Tons

Target: $1.6 Billion	Threshold: ≥ 95%(3)	Target: 10.0 Million Tons

The compensation and management development committee considers the previous year's financial performance, market trends and the company's annual business plan when setting goals and targets for our incentive compensation programs at the end of each calendar year. Management prepares the company's annual business plan and reviews it in detail with the Board. Management prepares the annual business plan through a rigorous process utilizing a combination of factors, including management's view of current industry conditions, recent historical performance, internal forecasts, as well as external public market indicators.

Going into 2020, industry fundamentals were expected to continue to be supportive, with global nitrogen prices somewhat lower than those realized during 2019 mostly offset by slightly lower natural gas feedstock prices, based on expectations reflected in forward market curves. In addition, the company expected to return to operating rates consistent with our historical performance for scheduled downtime for turnaround and maintenance activity rather than the exceptional capacity utilization rates seen in 2019. Actual financial results in 2020 did not meet the company's plan, as product prices declined more than anticipated and were not offset by lower than expected natural gas and SG&A costs — contributing to lower revenue and margins. During 2020, the decline in margins was partially offset by an increase in sales volume, as we exceeded our production goals in part due to our best-in-class operational capabilities that enable us to produce more product than other comparable manufacturers.

Additionally, the company continued to deliver on its strategic priorities and create long-term shareholder value.

Safety	As of December 31, 2020, the company's 12-month rolling average recordable incident rate was 0.14 incidents per 200,000 work hours — an industry leading result

Operational Excellence	Long-term asset utilization-and-production is approximately 13 percent higher than the average utilization rate of our North American competitors

Efficiency	SG&A costs as a percent of sales remain among the lowest in both the chemicals and fertilizer industries

Return to Shareholdersù	Returned $358 million to shareholders through $100 million in share repurchases and $258 million in dividend payments

Clean Energy Commitment	In October 2020, we announced that we are taking significant steps to support a global hydrogen and clean fuel economy, through the production of green and blue ammonia

Comprehensive ESG Goals	In line with our commitment to the clean energy economy, we have published comprehensive environmental, social and governance goals covering critical environmental, societal, and workforce imperatives

(1)             EBITDA is defined as net earnings attributable to common stockholders plus interest expense-net, income taxes and depreciation and amortization. See Appendix A for a reconciliation of EBITDA to the most directly comparable GAAP measure.

(2)             See " — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined" for the definition of Adjusted EBITDA for purposes of our annual incentive plan.

(3)             The Secondary Metric, Tons of Ammonia Produced, has a behavioral safety gate threshold. If at least 95% of the aggregated safety grades of all employees at manufacturing sites were a "B" or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Secondary Metric.

Shareholder Returns

The global nitrogen industry is inherently cyclical, and our financial results can be significantly impacted by the pronounced effects of highly volatile commodity prices for our products as well as for natural gas, which is our principal feedstock. Additionally, we execute our strategy and evaluate our performance over a longer time horizon than just one year. As a result, we believe it is important to view total shareholder return over a longer time horizon than just one year. The following table shows the cumulative total shareholder return, assuming the reinvestment of dividends, for our common stock and a peer group index for the 1, 3, 5, 7, and 10-year periods ended December 31, 2020.

Total Shareholder Return (TSR)

Each of the peer group companies is or was a publicly traded manufacturer of agricultural chemical fertilizers. The companies comprising the peer group are:

• Agrium, Inc.*	• The Mosaic Company	• LSB Industries, Inc.
• Incitec Pivot Limited	• OCI N.V.**	• Potash Corporation of Saskatchewan Inc.*
• Nutrien Ltd.*	• CVR Partners LP**	• Yara International ASA
*
Agrium, Inc. (Agrium) and Potash Corporation of Saskatchewan Inc. (Potash Corp) are included in the peer group from December 31, 2010 through December 31, 2017. On January 2, 2018, Agrium and Potash Corp completed a merger of equals transaction to form Nutrien, Ltd. The cumulative investment in each of Agrium and Potash Corp, assuming dividend reinvestments up to December 31, 2017, was converted into shares of Nutrien, Ltd. on January 2, 2018 using the exchange ratio in the merger of equals transaction consummated on that date. Nutrien, Ltd. was included in the peer group for the period from January 2, 2018 through December 31, 2020.

**
CVR Partners LP and OCI N.V. were excluded from the calculation of the 10-year total shareholder return because they each had less than 10-years of trading history.

For purposes of calculating the TSR of CF Industries and the peer group index for the 1, 3, 5, 7, and 10-year periods ending December 31, 2020, the beginning stock price for each peer group company was established by its respective closing price on the last trading day immediately preceding January 1 of the first fiscal year of the applicable measurement period. The returns of the peer group companies were weighted according to their respective market capitalizations as of the date used to establish the beginning stock price. For Yara International ASA, Incitec Pivot Limited and OCI N.V., we used their respective home exchange stock prices, converted into U.S. dollars for TSR calculation purposes.

COMPENSATION PROGRAM OVERVIEW

Compensation Program Highlights

Our exeuctive compensation practices are overseen and administered by the compensation and management development committee, which is comprised exclusively of independent directors. The committee is responsible for designing an executive compensation program — including approving any changes to it — that effectively incentivizes our executives to create long-term value for our shareholders.

	Summary		More Details

Compensation Philosophy	Our compensation philosophy seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.		P. 55

Key Elements of Compensation Program	Salary	Paid in line with individual performance and contribution to company goals and aligned to competitive market data	P. 56; 60

Annual Cash Incentives*	The amount of the actual incentive earned is determined based on our level of achievement of two performance metrics:

•

75%: level of achievement of Adjusted EBITDA** (Primary Metric)

•

25%: level of achievement of ammonia production goals, subject to first achieving a gating level of behavioral safety practices goals (Secondary Metric)

P. 56; 60-65

Long-Term Equity Incentives	A specified cash value amount is split among two different equity award types:

•

60%: PRSUs (3-year cliff vesting based on average return on net assets (RONA)** over three one-year periods, and a TSR modifier that can decrease or increase payout by up to 20%)

•

40%: RSUs (3-year ratable vesting)

P. 56; 65-70

Rigorous Benchmarking and Incentive Target Setting	Bench-marking	Our total direct compensation is targeted at the 50th percentile of our Industry Reference Group, which is comprised of 17 companies in related industries, and the overall general industry market data.	P. 58-59

Incentive Metrics and Performance Levels

•

We utilize performance metrics for our incentive compensation programs that align executive interests with those of our shareholders

•

Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives

•

The compensation and management development committee considers the previous year's financial performance, market trends and the company's annual business plan when setting goals and targets for our incentive compensation programs

•

The performance metrics and target performance levels reflect the inherent cyclicality of our business

P. 56-59; 60-65; 66-72

Leading Compensation Governance Practices	Our leading compensation governance practices include:

✓

Strong pay-for-performance alignment

✓

Robust clawback policy covering incentive awards

✓

Stock ownership guidelines

✓

Performance metrics that align executive interests with interests of shareholders

✓

A majority of compensation for CEO and other executive officers is performance-based, at risk, and paid in equity

✓

No employment agreements

✓

No repriced stock options

✓

Minimal perquisites

✓

Executive officers are prohibited from hedging or pledging our stock

✓

No new excise tax gross-ups after 2011 (CEO, CFO and SVP-HR have no such gross-up)

*
See "— Compensation Discussion and Analysis: In Detail — 2021 Compensation Actions" below for a discussion of changes to our performance metrics and weightings for 2021.

**
For the definitions of Adjusted EBITDA and RONA, see " — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined."

2020 Target Total Compensation

The compensation and management development committee believes the majority of compensation should be composed of awards that are performance-based — with direct ties to the company and individual employee performance. The significant majority of each NEO's target compensation is at-risk based on company performance.

2020 Target Total Direct Compensation Mix

The following graphs illustrate the mix of total target direct compensation for our chief executive officer and for the other NEOs for 2020:

AIP: Annual Incentive Plan (annual bonus), cash settled LTIP:

Long-Term Incentive Plan, denominated in equity

2020 CEO Target Total Compensation

The compensation and management development committee increased our CEO's base salary and target values of his annual incentive award and long-term incentive award for 2020. These new amounts are in line with our Industry Reference Group (described in greater detail below) and the overall general industry survey data. Prior to this increase, the CEO's base salary and target value of his annual incentive award had remained unchanged since the 2016 fiscal year. The CEO's target annual incentive level of 135% of base salary for 2020 was unchanged from the last four years, and the increase in the target value of his annual incentive award is a result of the increase in base salary only. The committee believes the minimal changes over several years underscores that our executive compensation program is appropriately aligned with performance and that salaries and the target value for incentive awards are appropriately benchmarked.

Pay Element	2020	2019	% Change

Salary	$1,250,000	$1,150,000	9%

Target Annual Incentive	$1,687,500	$1,552,500	9%

Target Long-Term Incentive	$6,000,000	$5,900,009	2%

Total	$8,937,500	$8,602,509	4%

Shareholder Engagement

Our Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:

  •
  Evaluate our executive compensation philosophy, policies and practices;
  •
  Evaluate the alignment of the compensation of our NEOs with our results; and
  •
  Cast an advisory vote to approve the compensation of our NEOs.

At the 2020 annual meeting of shareholders, the say-on-pay advisory vote received majority support, with approximately 96% of the votes cast in favor of our executive compensation policies, practices and determinations. Our Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.

We invite all shareholders to provide feedback to us on our compensation programs. As discussed in "Proposal 1: Election of Directors — Corporate Governance Shareholder Engagement," we extended engagement requests to shareholders representing 75% of outstanding shares during both our spring and fall outreach campaigns. Shareholders who provided feedback on our compensation programs generally reported that executive compensation at CF Industries was reasonable and well-aligned to performance. No consistent or prevalent concerns were raised from our engagements. During our fall campaign, we received positive feedback on our intention to align a portion of our annual incentive plan performance metrics with our recently published comprehensive ESG goals. Details of those changes are discussed below under the heading "— Compensation Discussion and Analysis: In Detail — 2021 Compensation Actions."

We will continue to regularly review (along with our outside compensation consultant) our executive compensation programs to ensure alignment with our compensation philosophy, and we are committed to continuing our dialogue with shareholders so that we can be proactive in responding to emerging industry trends and be responsive to shareholder concerns.

COMPENSATION DISCUSSION AND ANALYSIS: IN DETAIL

Compensation Philosophy

Our compensation and management development committee has adopted a compensation philosophy that seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our NEOs. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.

Our executive compensation program is designed to reward executives for their contributions to our short-term and long-term results. Annual cash incentive compensation is based on the achievement of annual performance goals while the majority of executives' long-term incentive opportunity is based on performance against criteria that are correlated with both annual and long-term shareholder value.

Our goal is to provide direct compensation to our NEOs that is market competitive with other comparable companies. To obtain a general understanding of current compensation practices, the compensation and management development committee received in 2020 a market assessment from its independent outside compensation consultant, Exequity LLP ("Exequity"), that was derived from published survey compensation data, which Exequity adjusted for variations in revenue among the included companies. To further gauge the competitiveness of our total compensation offering, we also compare ourselves against our Industry Reference Group, which is a group of 17 similar companies in related industries. Additional information regarding this group of companies is set forth below under the heading "Use of Industry Reference Group."

Incentive opportunities are structured in a way that recognizes our cyclicality and emphasis on a team-based culture.

Key Elements of NEO Compensation Program

Component	Key Characteristics and Rationale

Salary	• We seek to pay salaries in line with individual performance and contribution to company goals.

•

In the aggregate, base salaries of our NEOs are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant's market assessment. Individual performance and potential, relative criticality of the individual position in relation to achievement of the company's goals, and business affordability are also considered in determining base salaries.

• To maintain our desired market position, we conduct annual salary reviews.

Short-Term Incentives	• Variable compensation component that provides executive officers and other employees with the opportunity to earn additional annual cash compensation beyond base salary.
• The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals.
• Short-term incentives are also targeted at the market median, and achievement of these awards depends on attaining corporate performance goals.

•

For 2018, 2019 and 2020, the short-term incentive earned was determined based on our level of achievement of the following primary and secondary performance metrics: 75% based on our level of achievement of Adjusted EBITDA and 25% based upon our level of achievement of specified ammonia production goals, subject to first achieving a gating level of behavioral safety practices goals ("safety gate").

Long-Term Incentives	• Variable compensation component that focuses on enterprise value creation and employee retention. Long-term incentives are provided through annual stock-based awards.

•

Participation is extended to executive officers and other key employees. Eligibility guidelines with award ranges reflecting position responsibility levels and competitive market practices are updated annually. The guidelines allow for individual variation in long-term incentives based on performance level, potential contribution, and value to the business.

• In general, long-term incentives for our executive officers are targeted at the market median with the opportunity to receive above market awards for excellent performance.

•

Long-term incentive awards granted to our NEOs in connection with setting target compensation for 2018, 2019 and 2020 were based on a specified cash value, which amount was split among two different award types — 60% PRSUs and 40% RSUs.

• PRSUs awards are subject to three-year vesting criteria based on:
o Average return on net assets (RONA) over three one-year periods

o

A modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance against a threshold, target, and maximum level of performance

Compensation Metrics Tie to Business Strategy

The compensation and management development committee selects performance metrics for our incentive compensation programs that align executive interests with those of our shareholders. Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives, as indicated below:

Annual Incentives

Metric	Alignment

Adjusted EBITDA	Adjusted EBITDA is the primary metric by which we measure our profitability and by which investors measure our performance

Behavioral Safety Practices	The "safety gate" underscores our commitment to CF's "Do It Right" culture and our constant efforts to drive workplace safety. Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders.

Ammonia Production	Focus on operational excellence in terms of operational execution and asset utilization will help create value and aligns with recent investments in our production capabilities

Long-Term Incentives

Metric	Alignment

Return on Net Assets (RONA)	RONA is typically correlated with long-term TSR performance and is viewed as an indicator of the results of management's operating decisions

Total Shareholder Return	Explicitly links executive incentives with shareholder value creation

Our Metrics Defined

As described above, our annual incentive plan uses Adjusted EBITDA as its primary performance metric and our long-term incentive program uses average return on net assets, or RONA, for the PRSU three-year performance criteria.

  •
  EBITDA is defined as net earnings attributable to common stockholders plus interest expense-net, income taxes and depreciation and amortization.
  •
  Adjusted EBITDA is defined under the annual incentive plan as EBITDA as adjusted for certain items, including:(i) unrealized mark to market losses (gains) on hedges; (ii) unrealized and realized losses (gains) associated with foreign exchange on intercompany loan activity or foreign denominated intercompany payables and receivables; (iii) acquisition or disposition related transaction costs or fees; (iv) integration costs for acquisitions; (v) losses (gains) on the disposition of equity investments in joint ventures; (vi) restructuring, exit, impairments, system implementation costs or similar types of costs; (vii) non-capitalized expansion project costs; (viii) losses (gains) recognized due to the acquisition or disposal of a business or group of assets, that represents a major portion of the business; (ix) losses (gains)

    associated with regulatory changes (e.g. regulatory tax code changes); and (x) losses (profits) associated with divestitures (acquisitions) completed during the year.

  •
  Average Return on Net Assets (RONA) is determined by reference to the ratio (expressed as a percentage) of Adjusted EBITDA divided by average operational assets. The "average operational assets" denominator of this metric is determined under the long-term incentive program essentially as the simple average of the beginning and year-end values for total assets as adjusted for certain items, including: (i) cash and cash equivalents; (ii) restricted cash; (iii) short-term investments; (iv) investments in marketable equity securities; (v) prepaid income taxes; (vi) total current liabilities; (vii) long-term deferred income taxes; (viii) other noncurrent liabilities; (ix) assets associated with major capital projects (as approved by the compensation and management development committee); (x) net assets associated with acquisitions and divestitures completed during the year; (xi) asset or liability changes associated with regulatory changes (e.g. regulatory tax code changes); (xii) short-term debt or notes payable included in current liabilities; and (xiii) short-term lease liabilities.

The Compensation Process

Allocation of Compensation Elements

We provide a mixture of cash compensation and non-cash compensation to our NEOs. The cash portion consists primarily of base salaries and short-term incentive awards. The non-cash portion consists primarily of stock-based long-term incentive awards.

Our allocation among base salary, short-term incentives, and long-term incentives varies significantly by management level, reflecting individual responsibility levels and competitive market practices. In general, our more senior executive officers receive a greater percentage of their total expected compensation in the form of incentives (particularly long-term incentives) and a correspondingly lower percentage in the form of salary.

In addition to using benchmark survey data, we also consider internal factors that may cause us to adjust particular elements of an individual executive officer's compensation. These factors may include an individual's operating responsibilities, management level, tenure, potential, and performance in the position.

To assist in its evaluation, our compensation and management development committee reviews the details of an executive's historical and proposed compensation as described below, including a review of our NEOs' existing base salaries and target annual incentive levels in connection with the approval of their new base salaries and target annual incentive levels for the following year.

In addition, four times per year the compensation and management development committee reviews reports regarding our NEOs' holdings and transactions involving our stock, including our NEOs' holdings of stock and long-term stock-based incentive awards, stock option exercises, purchases, sales and gifts of stock, and surrenders of vested shares of restricted stock in order to satisfy withholding tax requirements, as applicable.

Compensation Benchmarking

Our total direct compensation is targeted at the 50th percentile of our Industry Reference Group and the overall general industry market data from the outside compensation consultant's market assessment. The compensation and management development committee considers skills, performance, capabilities, experience, criticality of the role, and the future potential of each NEO in setting actual compensation; therefore, total direct compensation can be above or below the 50th percentile for different NEOs.

Committee Process for Incentive Target-Setting

The compensation and management development committee considers the previous year's financial performance, market trends and the company's annual business plan when setting goals and targets for our incentive compensation programs. Management prepares the company's annual business plan and reviews it in detail with the Board. Management prepares the annual business plan through a rigorous process utilizing a combination of factors, including management's view of current industry conditions, recent historical performance, internal forecasts, as well as external public market indicators.

Our industry is inherently cyclical, and our financial results are significantly impacted by the pronounced effects of highly volatile commodity prices for our fertilizer products as well as for natural gas, which is our principal feedstock. As a result, the industry conditions in existence during any given fiscal year can be dramatically different from, and have no significant bearing on, the conditions that will exist in the following year. Accordingly, the target performance levels set by the compensation and management development committee for our annual incentive program for any given year may be higher or lower or unchanged from the levels set in the prior year.

In addition to cyclicality, the calendar timing of the compensation and management development committee's decision-making process around target-setting for our incentive compensation programs is particularly important to understanding its limited visibility into certain external factors that have the potential to significantly impact our financial and operating results, including natural gas prices, international trade policies, geopolitics, currency fluctuations, weather, etc.

Illustrative Timeline for Compensation and Management Development Committee Process

May	October	December – February

• Review of current compensation trends and issues • Independent Compensation Consultant provides an analysis of current and potential peers based on strategy, business structure, and industry

•

Evaluation of STI and LTI program outcomes against overall program design, stated goals, and alignment with strategy

•

Review of current/future compensation program objectives, design, and goals

•

Review of proxy peer analysis and overall general industry benchmark market data against our NEOs

•

STI and LTI metrics for upcoming year established

•

Completion of internal budget forecasting, incorporating supply-demand forecasts with external market prices such as natural gas futures strips

•

Setting STI and LTI performance goals and targets taking into account the previous year's financial performance, market trends and the company's annual business plan

Review and Approval of 2020 Cash Compensation

In setting cash compensation levels for 2020, the compensation and management development committee reviewed the base salaries and target annual incentives for our NEOs that had been in effect for 2019.

In connection with its review, the compensation and management development committee reviewed several reports from its outside compensation consultant, Exequity, to obtain a general understanding of current compensation practices. In performing its market assessment, Exequity used published survey compensation data, and adjusted for variations in revenue among the included companies.

In addition, the compensation and management development committee reviewed information provided by the compensation consultant regarding the publicly reported cash compensation of NEOs of the group of companies in our Industry Reference Group, which is comprised of 17 companies in related industries. Additional information regarding this group of companies is set forth below under the heading "Use of Industry Reference Group."

The compensation and management development committee also considered cash compensation recommendations from our chief executive officer for each of the NEOs other than himself. These recommendations took into account the chief executive officer's assessment of each individual's operating responsibilities, management level, tenure and performance in the position, and potential.

Review of Base Salary Compensation

During its review of NEO's base salaries, the compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we seek to pay salaries in line with individual performance and contribution to company goals.

  •
  In the aggregate, base salaries are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant's market assessment.

  •
  Individual performance, relative criticality of the individual position in relation to achievement of the company's goals, and business affordability are also considered in determining base salaries.

  •
  We conduct annual salary reviews and make salary adjustments as necessary to maintain our desired market position.

  •
  Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Review of the Short-term Incentive Program

The compensation and management development committee seeks to ensure that the compensation program aligns with the company's strategic objectives. Over time, the committee has refined the program, notably the incentive plan metrics, to align executives' focus areas with strategic imperatives that have evolved along with market conditions and our operations. Our primary metric for each of the last five years has been Adjusted EBITDA at a weighting of 50% to 75%. For 2018, the compensation and management development committee introduced a new secondary metric, a level of achievement of an ammonia production goal, subject to first achieving a gating level of behavioral safety practices goals.

The committee believed a focus on operational excellence would drive the company to safely maximize operational execution and asset utilization. The changes to our secondary metric for 2018 also demonstrated our commitment to safety and the "Do It Right" culture. For 2019, the committee maintained the same secondary metric relating to the achievement of ammonia production goals, subject to first achieving a gating level of behavioral safety practices goals.

During its review of our short-term incentive program for 2020, the compensation and management development committee considered the following general goals:

  •
  The use of properly structured short-term incentives in order to align the interests of management and shareholders, provide context for management decisions, reward management for decisions that drive short-term results and support long-term strategy, and focus all members of management on the same corporate goals (financial, operational, and strategic); and

  •
  The need to create a framework for the program that can remain in effect for a significant period of time, while ensuring the compensation and management development committee has the flexibility to revise the secondary metric to reflect our evolving strategic priorities. Accordingly, the compensation and management development committee decided to maintain the secondary metric relating to our achievement of ammonia production goals, subject to first achieving a gating level of behavioral safety practices goals, which reflects our focus on safely operating our facilities and ammonia production. Notably, Adjusted EBITDA — the primary metric we use and that is used by our investors to evaluate our profitability — has been our primary metric for the last five years.

The compensation and management development committee also considered the following factors specific to our company:

  •
  The difficulty in establishing appropriate short-term performance measures for CF Industries, given the inherent cyclicality in our industry as well as the pronounced effects that highly volatile commodity prices for raw materials and fertilizer products have upon our operating results; and

  •
  The outlook for our short-term performance and the broad range of possible actual outcomes.

In addition, the compensation and management development committee reviewed a report from Exequity, the committee's outside compensation consultant, regarding competitive market practices with respect to the use of short-term incentives.

The compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we use short-term incentives to provide executive officers and other employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. In the aggregate our short-term incentive awards are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant's market assessment. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Selection of Primary and Secondary Performance Metrics for 2020

Based on its review and the other factors discussed above, the compensation and management development committee determined that the annual incentive awards to our NEOs for 2020 would be based upon our level of achievement of the following primary and secondary performance metrics:

  •
  75% of each executive's annual incentive payment opportunity was based upon our level of achievement of Adjusted EBITDA for 2020 (the "Primary Metric"); and
  •
  The remaining 25% was based upon our level of achievement of ammonia production, subject to first achieving a gating level of behavioral safety practices goals (the "Secondary Metric").

These primary and secondary performance metrics and their 75% and 25% weightings, respectively, were unchanged from our 2018 and 2019 annual incentive programs.

Selection of Performance Levels for Primary Performance Metric for 2020

The compensation and management development committee established the following performance levels and corresponding percentages of target opportunity earned with respect to the Primary Metric for 2020:

Performance Level	Primary Metric Adjusted EBITDA Achieved	Percentage of Primary Metric Target Award Earned

Below Threshold	Less than $1.1 billion	0%

Threshold	$1.1 billion	50%

Target	$1.6 billion	100%

Maximum	$1.8 billion	200%

Straight line interpolation is used to determine the achievement percentage for the Primary Metric between threshold and target and between target and maximum performance levels.

Selection of Performance Levels for Secondary Performance Metric for 2020

For the Secondary Metric, each of our production and distribution facilities develops and implements specific behavioral safety objectives that are pertinent and meaningful to each work group at the site. Each employee is involved in developing and taking ownership for completing objectives that make their workplace safer and effect a positive change in the safety culture.

Each quarter, evaluations are conducted and an overall achievement grade (A through F) for each hourly group and individual manager is assigned. Under the Secondary Metric, the quarterly grades issued to all site employees were aggregated. If at least 95% of the grades were "B" or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Secondary Metric.

The compensation and management development committee established the following ammonia production performance levels and corresponding percentages of target opportunity earned with respect to the Secondary Metric for 2020, subject to first achieving the safety performance gating requirement:

Performance Level	Secondary Metric Tons of Ammonia Produced	Percentage of Secondary Metric Target Award Earned

Below Threshold	Less than 9.5 million tons	0%

Threshold	9.5 million tons	50%

Target	10.0 million tons	100%

Maximum	10.3 million tons	200%

Straight line interpolation is used to determine the achievement percentage for the Secondary Metric between threshold and target and between target and maximum performance levels.

The compensation and management development committee retained discretion to adjust the performance levels to address circumstances that impact our ability to meet production expectations, such as market-based curtailments, severe weather events or other events of force majeure that result in production outages, and other adjustments approved by the compensation and management development committee.

Additional Target-Setting Considerations for the Short-Term Incentive Program

As described above, when setting performance levels for the short-term incentive program, the compensation and management development committee considers the previous year's financial performance, market trends and the company's annual business plan. Going into 2020, industry fundamentals were expected to continue to be supportive, with global nitrogen prices somewhat lower than those realized during 2019 mostly offset by slightly lower natural gas feedstock prices, based on expectations reflected in forward market curves. In addition, the company expected to return to operating rates consistent with our historical performance for scheduled downtime for turnaround and maintenance activity rather than the exceptional capacity utilization rates seen in 2019. As a result, the compensation and management development committee set the target performance level for the Primary Metric at the same level as the actual results achieved in 2019, and set the Secondary Metric at the same level as the target level set in 2019. Maximum performance for both metrics was set at a level judged to be difficult to achieve and threshold performance was set at the lowest level that would justify a payout.

Measured over an extended period, the objective of the committee is to select financial performance levels such that we have a roughly (i) 80% probability of exceeding the threshold level, (ii) 50% probability of exceeding the target level, and (iii) 20% probability of exceeding the maximum level.

Although the compensation and management development committee considers management's outlook as one of several factors in evaluating financial performance levels each year, the committee also recognizes that the outlook for any particular year represents only a single scenario from among a broad range of plausible alternatives, given the pronounced effects of highly volatile commodity prices upon our operating results.

In general, the compensation and management development committee aims to achieve a larger payout under the program for years when our performance is superior by long-term industry standards, and a smaller payout (or none at all) for years when our performance is relatively weak, while creating incentives for improved performance under all conditions given the inherent cyclicality in our industry.

Target levels of Adjusted EBITDA associated with our annual incentive program and our actual performance relative to these targets are consistent with expectations for a cyclical company. We have a track record of paying for performance and achieve this through setting targets that are rigorous and challenging. The chart below of our Adjusted EBITDA targets, actual results and percentage payouts for 2014 through 2020 demonstrates our pay for performance linkage in the annual incentive program.

Adjusted EBITDA Targets, Actual Results, and Percentage Payouts(1)

(1)
Reflects payout percentage on the annual incentive program metric associated with Adjusted EBITDA. For 2016-2020, Adjusted EBITDA was the primary metric under the company's annual incentive program (with a weighting of 50% in 2016 and 75% in 2017, 2018, 2019 and 2020).

When considering appropriate performance metrics for the short-term incentive program, the compensation and management development committee also considers alternative metrics for measuring company performance, such as achievement of operating efficiency goals, continued emphasis on the establishment of a behavioral-based safety culture, progress towards strategic objectives, or performance relative to a variable budget, as well as alternative plan designs that emphasize the personal accomplishment of individual or shared goals. The objective in each case is to incentivize strong operational performance in an inherently cyclical business.

The compensation and management development committee determined for 2020 that utilizing Adjusted EBITDA as the Primary Metric and ammonia production as the Secondary Metric would align the interests of our executive officers with the interests of our shareholders and reflect our team-based culture. The committee determined to condition payout on the Secondary Metric to first achieving the "safety gate" to underscore the company's commitment to our "Do It Right" culture and complement our efforts to drive workplace safety. Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders. Our safety culture permeates our business in three key ways:

  •
  Engaged culture that empowers consistent behaviors that drive toward excellence.
  •
  Robust systems that provide a clear, repeatable direction toward excellence.
  •
  Superior performance that aligns effective and efficient environmental, health, and safety activities with operations.

Our commitment to safety never takes a day off, and we have demonstrated that our focus on this priority is yielding positive results. We believe that focusing on leading indicators such as the behavioral safety practices we have incorporated into our annual incentive plan to drive and measure activities that prevent and control safety incidents, results in our industry-leading safety record. During 2020, we set an important company record with our trailing 12 month recordable injury rate of 0.14 for the twelve months ended December 31, 2020 — the lowest year-end rate we have ever achieved as a company.

Approval of Base Salaries and Target Annual Incentive Awards for 2020

Based on its review of the general, company-specific, and competitive considerations described above, in December 2019, the compensation and management development committee approved base salaries and target annual incentive awards for our NEOs for calendar year 2020. In setting compensation levels for 2020, the compensation and management development committee considered a competitive market assessment performed by Exequity, the committee's outside compensation consultant, and the goals and objectives for our executive compensation plans. These new amounts are in line with our Industry Reference Group (described in greater detail below) and the overall general industry survey data. The increase in base salary for Mr. Will, our chief executive officer, is the first such increase to his base salary since the 2016 fiscal year. The target annual incentive level did not increase from 2019 to 2020 for any of our named executive officers.

The table below shows the base salaries and target annual incentive levels, as a percentage of base salary, for our NEOs for 2020 and 2019:

	Base Salary			Target Annual Incentive Level

Name	2019	2020	Increase	2019	2020	Increase

W. Anthony Will	$1,150,000	$1,250,000	9%	135%	135%	0%

Christopher D. Bohn	$600,000	$625,000	4%	80%	80%	0%

Douglas C. Barnard	$540,000	$565,000	5%	80%	80%	0%

Bert A. Frost	$600,000	$625,000	4%	80%	80%	0%

Susan L. Menzel(1)	$525,000	$525,000	0%	75%	75%	0%

(1)
Ms. Menzel's base salary was increased during 2019 from $500,000 to $525,000 following her assumption of additional responsibilities as the executive overseeing information technology. In addition, her target annual incentive level was increased from 70% to 75% in 2019 in connection with her increased responsibilities.

Approval of Annual Incentive Payments for 2020

Following the end of 2020, management prepared a report on our level of achievement of the Primary Metric (Adjusted EBITDA), the threshold gate of behavioral safety performance, and the Secondary Metric (Production of Ammonia Tons) under the short-term incentive plan. The compensation and management development committee reviewed the report and approved final performance results. Based on the results, the committee determined that each of our NEOs earned 105.6% of the executive's target opportunity with respect to the executive's annual incentive award for 2020. This result is based on our attainment of Adjusted EBITDA of $1.34 million, which resulted in a payout percentage for the Primary Metric of 74% and, after first achieving the gating level of behavioral safety practices goals, our production of 10.4 million ammonia tons equated to a payout percentage for the Secondary Metric of 200%.

Review and Approval of 2020 Long-Term Incentives

The compensation and management development committee reviewed our long-term incentive program during 2019 and granted long-term stock-based incentive awards to our NEOs in January 2020.

During its review of our long-term incentive program, the compensation and management development committee considered the following general factors:

  •
  the use of properly structured long-term incentives in order to align the interests of senior management and shareholders;
  •
  the advantages and disadvantages of using stock options, shares of restricted stock, RSUs, and/or PRSUs for such purposes; and
  •
  the array of available vesting parameters for each type of long-term incentive award and the treatment of death, disability, retirement, resignation, and termination, with or without cause.

The compensation and management development committee also considered the difficulty in establishing appropriate long-term performance measures for the company, other than stock price appreciation and total shareholder return (including dividends), given the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices for raw materials and fertilizer products upon our operating results.

In addition, the compensation and management development committee reviewed a report from Exequity, the committee's outside compensation consultant, regarding competitive market practices with respect to the use of long-term incentives.

The compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, our long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards that vest over a period of subsequent years. Our 2014 Equity and Incentive Plan allows the use of stock options, full-value shares, and cash-based awards. Eligibility is extended to executive officers and other key employees. Eligibility guidelines with award ranges related to position responsibilities levels are updated annually. In consideration of these guidelines, there is individual variation in long-term incentives based on performance level, potential contribution, and value to the business.

Design of Target Awards for 2020

Based on its review of general, company-specific, and competitive considerations, the compensation and management development committee determined that, consistent with 2018 and 2019, the long-term incentive awards granted to our NEOs for 2020 would be composed of 60% PRSUs and 40% RSUs. In selecting a mixture of PRSUs and RSUs for our target long-term incentive awards, the compensation and management development committee noted that:

  •
  RSU and PRSU awards align the executive officers' interests with those of shareholders;
  •
  RSU and PRSU awards provide value for executive officers that fluctuates with total shareholder return (including dividends);
  •
  RSU and PRSU awards foster stock ownership by executive officers; and
  •
  RSU and PRSU awards are subject to time vesting provisions and therefore create an additional retention mechanism for executive officers.

The compensation and management development committee also approved the metrics used for measuring performance with respect to the PRSUs granted in 2020:

  •
  Return on net assets (RONA) measured over three one-year periods (with payouts determined based on the average of the three years); and

  •
  TSR modifier adjusting the number of shares earned based on RONA up or down by 20% based on our three-year TSR performance against a threshold, target and maximum level of performance.

These metrics are consistent with the metrics measured for the PRSUs granted in 2018 and 2019 and reflect the committee's view that RONA serves as an indicator of the results of management's operating decisions and its expected correlation with long-term TSR performance.

The target TSR performance level for the modifier in the 2020 PRSUs was set to reflect a compound annual TSR equal to 7%, which is the approximate average annual real total return for the S&P 500 Index since inception. Maximum performance was set at a level well above the average, and threshold performance was set at a level below which a maximum reduction was appropriate.

In structuring the TSR modifier, the compensation and management development committee determined not to use a relative TSR benchmark because there are not enough similarly sized companies with comparable business lines from which the committee could assemble a peer group for meaningful TSR performance purposes, and the committee considered that basing the TSR modifier on a broad market comparison (e.g., the S&P 500) over a three-year period would not be appropriate given the pronounced cyclicality of our business.

How We Determine the Number of PRSUs Earned

The number of PRSUs earned is determined based the company's average RONA performance over three one-year periods and subject to a three-year TSR modifier, as follows:

  •
  At the beginning of each year (e.g., 2020, 2021, and 2022) during the three-year performance period, the compensation and management development committee establishes RONA performance levels for that year and the corresponding percentage payout of the target number of PRSUs based on our performance.
  •
  The threshold, target and maximum performance levels that are set will result in a payout percentage ranging from 50% to 200% of the target number of PRSUs. RONA performance levels below the threshold performance level have a payout percentage of 0%.
  •
  Following the completion of each fiscal year, the compensation and management development committee will determine the payout percentage that was attained for such year and following the completion of the third fiscal year, the committee will determine the 3-year average payout percentage attained for the three-year performance period. For fiscal 2020, our actual RONA performance of 14.4% resulted in an 85% payout percentage.
  •
  Once the total number of PRSUs earned based on our RONA performance is determined at the end of the third year, the total is multiplied by a percentage ranging from 80% to 120% depending on our TSR performance for the three-year performance period.
  •
  The combined impact of these performance criteria is that the final payout percentages range from 0% to 240% of target PRSUs.

    The number of PRSUs earned at the end of the three-year performance period will be determined as follows for the 2018, 2019 and 2020 PRSU awards:

(1)
The TSR Modifier Percentage is determined in accordance with the following table. Straight line interpolation is used to determine the TSR Modifier Percentage between threshold and target and between target and maximum TSR performance levels.

TSR Performance Level	TSR Modifier Percentage
Threshold: Less than 15.5%	80%
Target: 22.5%	100%
Max: At or Above 29.5%	120%

Approval of Target Awards for 2020

On January 2, 2020, the compensation and management development committee approved long-term incentive awards for our NEOs for 2020 as set forth in the table below.

	Target Performance RSUs		Time Vesting RSUs		Total Target Grant

Name	Number	Grant Value	Number	Grant Value	Value

W. Anthony Will	77,769	$3,600,000	51,846	$2,400,000	$6,000,000

Christopher D. Bohn	16,850	$780,000	11,233	$520,000	$1,300,000

Douglas C. Barnard	14,258	$660,000	9,505	$440,000	$1,100,000

Bert A. Frost	18,146	$840,000	12,097	$560,000	$1,400,000

Susan L. Menzel	10,369	$480,000	6,913	$320,000	$800,000

On the grant date, the compensation and management development committee approved dollar-denominated RSU and PRSU awards for each of our individual NEOs. In setting the dollar-denominated values of the individual awards, the committee considered our Industry Reference Group and the competitive general industry survey data presented by Exequity, the committee's outside compensation consultant.

The committee also considered the recommendations from our chief executive officer for the long-term incentive awards to each of the NEOs other than himself. These recommendations took into account the chief executive officer's assessment of each individual's operating responsibilities, management level, tenure and performance in the position, and potential.

After the close of business on the grant date, the dollar-denominated awards were translated into an actual number of RSUs and PRSUs using the unweighted average of the NYSE closing price for the twenty (20) trading days preceding the grant date. The number of PRSUs represented 60% of the total value on the grant date and the number of RSUs represented 40%.

Target Values versus Accounting Values

Because of the accounting rules governing preparation of the Summary Compensation Table on page 81, the grant date value for RSUs and PRSUs awarded in 2020 as reported in the Summary Compensation Table are different than the target award values set forth in the table above. As discussed above, the compensation and management development committee approves dollar-denominated target award values, which are translated into an actual number of RSUs and PRSUs using the unweighted average of the NYSE closing price for the twenty (20) trading days preceding the grant date.

With respect to RSUs, the values reflected in the Summary Compensation Table are computed as the product of the number of RSUs awarded multiplied by the closing stock price on the date of grant.

As described above with respect to PRSUs, at the beginning of each year of the PRSUs' three-year performance period, the compensation and management development committee establishes RONA performance levels for such year. The target grant values set forth in the table above reflect the value of the entire 2020 PRSUs, without regard for when the performance goals are established.

Under the applicable accounting rules, the Summary Compensation Table only reflects the value of grants made during the year for which applicable performance goals have been set. With respect to the 2020 PRSUs, only the RONA performance goals for the 2020 fiscal year, the first of three one-year periods, were approved at the time the PRSUs were awarded in 2020. As a result, for the 2020 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual RONA goals for fiscal 2021 or fiscal 2022. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2021 and fiscal 2022, respectively, when the RONA goals are established. With respect to the 2018 PRSUs and the 2019 PRSUs, the RONA performance goals for the 2020 fiscal year, the third of three one-year periods and the second of three one-year periods, respectively, were also approved in 2020. As a result, the Summary Compensation Table also includes the value of the portion of the 2018 PRSUs and the 2019 PRSUs that is based on the annual RONA goals for the 2020 fiscal year.

Vesting and Other Terms of RSUs and PRSUs

The target RSUs granted to our NEOs in 2020 will vest in three equal annual installments following the date of grant, subject to earlier forfeiture or accelerated vesting (as described below). Until vested, the RSUs may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). At the vesting dates, the RSUs give the holder the right to receive one share of common stock with respect to each vested RSU. We will pay dividend equivalents in cash with respect to the RSUs to our NEOs during the vesting period.

The PRSUs granted to our NEOs in 2020 will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the three-year performance period, subject to earlier forfeiture or accelerated vesting (as described below). The PRSUs are settled in shares of our common stock. The PRSUs accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered in settlement of the PRSUs.

As discussed below under the heading "Change in Control, Severance, and Retirement Benefits," upon a change in control, the restrictions, limitations, and conditions applicable to RSUs and PRSUs will lapse, the performance goals with respect to the PRSUs will be deemed fully achieved at the greater of target or actual performance to-date, and all of the awards will become fully vested. Upon death or disability, RSUs become fully vested and the PRSUs become fully vested at the target level of performance. NEOs who retire upon having reached age 60 with at least five years of service at the time of retirement will receive a pro-rated number of RSUs and PRSUs based on their length of service between the grant date of such award and the NEO's retirement date and, with respect to PRSUs, based upon the level of attainment of applicable performance goals for completed years in the applicable three-year performance period and based upon target for commenced but uncompleted years in the performance period, provided that, in each case, the NEO has provided us with at least six months' notice prior to such retirement.

Additional information with respect to the compensation and management development committee's grants of RSUs and PRSUs to our NEOs during 2020 is set forth below under the heading "Executive Compensation — Grants of Plan-based Awards."

Determination of 2018-2020 Performance Period PRSU Awards

The three-year performance period for PRSU awards granted in 2018 ended on December 31, 2020. The performance metrics for PRSUs granted in 2018 were (i) return on net assets

(RONA) measured over three one-year periods (with payouts determined based on the average payout percentage of the three years) and (ii) TSR modifier adjusting the number of shares earned based on RONA up or down by 20% based on our three-year TSR performance against a threshold, target and maximum level of performance. The payout percentages for the first, second and third one-year performance periods were 200%, 185% and 85%, respectively, resulting in a 3-year average payout performance of 157% attained for the three-year performance period. As shown in the "How We Determine the Number of PRSUs Earned" graphic above, our TSR performance for the three-year performance period was less than 15.5%, resulting in a TSR modifier percentage of 80%. As a result, in accordance with the terms of the awards, the committee approved a payout of 125% of the PRSUs from these grants.

	Original 2018 PRSU Grant		PRSUs Earned

Name	Target #	Value at Grant	#	Value(1)

W. Anthony Will	78,889	$3,180,000	98,787	$4,545,190

Christopher D. Bohn	14,885	$600,000	18,639	$857,580

Douglas C. Barnard	14,885	$600,000	18,639	$857,580

Bert A. Frost	19,350	$780,000	24,230	$1,114,822

Susan L. Menzel	8,931	$360,000	11,183	$514,530

(1)
This column represents the value of the shares earned based on a stock price of $46.01, which was the closing price on the vesting date of March 2, 2021.

Historical Payout of PRSUs

From 2014 until the grants in 2018, the PRSUs granted to our named executive officers vested solely based on the company's relative total shareholder return over a three year performance period compared against the S&P 500 Index and a modifier pursuant to which the number of shares earned based on our TSR relative to the S&P 500 could be increased or decreased by up to 20% based on our TSR compared against a peer group. For the PRSUs granted using this PRSU structure, the compensation realized ranged from 0% for the PRSUs granted in 2014 and 2015 to 220% for the PRSUs granted in 2017, with an average percentage payout of 69%. These variable results are indicative of the difficulty in establishing appropriate long-term performance measures for the company, other than stock price appreciation and total shareholder return (including dividends), given the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices for raw materials and fertilizer products upon our operating results.

As described above under the heading "— Review and Approval of 2020 Long-Term Incentives" the committee changed the performance metrics for the PRSUs granted in 2018 to RONA measured over three one-year periods (with payouts determined based on the average of the three years) and a TSR modifier. The compensation and management development committee added RONA as a performance metric for PRSUs because of its expected correlation with long-term TSR performance and the view that it serves as an indicator of the results of management's operating decisions. The committee maintained this new structure for the PRSU awards granted in 2019 and 2020.

The chart below shows the percentage payout of the three-year PRSUs granted from 2014 through 2018. The average percentage payout for all five years (2014-2018) of PRSU grants was 80%, compared to a target payout percentage of 100%. In addition, the chart demonstrates the amount of variance from the target percentage payout under the PRSU structure for the PRSU awards granted from 2014 through 2017, as compared to the PRSU structure for the PRSU awards granted in 2018.

2021 Compensation Actions

In December 2020, the compensation and management development committee approved base salaries and target annual incentive awards for our NEOs for calendar year 2021. In addition, on January 4, 2021, the compensation and management development committee approved long-term incentive awards for our NEOs for 2021. In setting compensation levels for 2021, the compensation and management development committee considered a competitive market assessment performed by Exequity, the committee's outside compensation consultant, and the goals and objectives of our executive compensation plans. The following table shows the base salaries, target annual incentives as a percentage of base salary, and the grant date value of target long-term incentive awards for our named executive officers for 2021.

Name	Base Salary	Target Annual Incentive Level	Target PRSUs	Target RSUs

W. Anthony Will	$1,250,000	135%	$3,780,000	$2,520,000

Christopher D. Bohn	$625,000	80%	$975,000	$650,000

Douglas C. Barnard	$575,000	80%	$750,000	$500,000

Bert A. Frost	$625,000	80%	$975,000	$650,000

Susan L. Menzel	$525,000	80%	$600,000	$400,000

Performance Metrics for Annual Incentive Payments for 2021

The annual incentive awards to our NEOs for 2021 will be determined based upon our level of achievement of the following performance metrics:

  •
  80% of each executive's annual incentive payment opportunity is based upon our level of achievement of adjusted EBITDA for 2021 (the "Adjusted EBITDA Metric");
  •
  10% of each executive's annual incentive payment opportunity is based upon our level of achievement of the development of a list of capital projects to reduce the company's Scope 1 greenhouse gas (GHG) emissions footprint versus a 2019 baseline (the "Environmental Metric"); and
  •
  10% of each executive's annual incentive payment opportunity is based upon our level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes, subject to first achieving a gating level of behavioral safety practices goals (the "Process Safety Metric").

Our Adjusted EBITDA Metric, which has been a part of our annual incentive performance metrics since 2016, increased in weighting from 75% (in 2018, 2019 and 2020) to 80% in 2021. The new Environmental Metric reflects our continued commitment to improving energy efficiency and reducing GHG emission intensity. The new Process Safety Metric, which maintains a behavioral safety practice goal that was also part of our previous annual incentive performance metrics as a gating standard ("safety gate"), reflects our focus on safely operating our facilities. The inclusion of the Environmental Metric and the Process Safety Metric with the safety gate component in our performance metrics for the annual incentive payment opportunity demonstrate our commitment to our "Do It Right" culture and further integrate the company's ESG goals into executive compensation. The performance levels and corresponding percentages of target opportunity earned with respect to the 2021 performance metrics established by the compensation and management development committee will be disclosed in the proxy statement for our 2022 annual meeting.

Performance Metrics for PRSUs Granted in 2021

The performance metrics for the PRSUs granted in 2021 are structured in the same manner as the PRSUs granted in 2018, 2019 and 2020. The number of PRSUs earned under the PRSUs granted in 2021 will be determined based on the company's average RONA performance over three one-year periods and subject to a three-year TSR modifier. The RONA performance levels for fiscal 2021 and corresponding payout percentages for the year established by the compensation and management development committee will be disclosed in the proxy statement for our 2022 annual meeting.

Change in Control, Severance, and Retirement Benefits

The compensation and management development committee reviewed our change in control, severance, and retirement benefits during 2020 as described below. Based on its review, and after considering the factors noted below, the compensation and management development committee determined that our change in control, severance, and retirement benefits continue to serve the best interests of the company and our shareholders and are consistent with competitive market practices.

Change in Control Benefits

With respect to our change in control benefits, the compensation and management development committee noted that we have change in control agreements with our executive officers, as well as certain change in control benefits for all of the participants (including the executive officers) under our 2009 Equity and Incentive Plan and 2014 Equity and Incentive Plan. Additional information regarding these benefits is set forth below under the heading "Executive Compensation — Potential Payments Upon Termination or Change in Control."

In connection with its review, the compensation and management development committee noted that the change in control agreements with our executive officers are:

  •
  Intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control;
  •
  Designed to avoid unwanted management turnover in the event of a potential change in control; and
  •
  Designed to ensure that the executive officer's personal interests will remain aligned with the interests of our shareholders in the event of a potential change in control.

The compensation and management development committee also noted that our change in control agreements require both (i) a change in control and (ii) a qualifying termination of the executive officer's employment (sometimes referred to as a "double trigger"), before any benefits will be owing to the executive officer under the agreement.

In addition, the compensation and management development committee noted that our 2009 Equity and Incentive Plan and 2014 Equity and Incentive Plan provide that all plan-based awards will be deemed fully vested and fully exercisable and any performance conditions will be deemed fully achieved upon a change in control (sometimes referred to as a "single trigger"), unless the committee determines otherwise with respect to a particular award at the time of grant and reflects this determination in the applicable award agreement. In this regard, the compensation and management development committee noted it would be difficult to preserve the original performance and vesting goals in our plan-based awards following a change in control, given the fundamental changes in our organization, capital structure, and operations that would typically result from such a transaction. Accordingly, all of our plan-based awards have included this change in control provision for the benefit of our executive officers and the other participants.

As part of its review, the compensation and management development committee reviewed "tally sheets," estimating these benefits for our chief executive officer and the other NEOs under various assumptions and scenarios.

Based on its review, and the other factors noted above, the compensation and management development committee determined that our change in control benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.

Excise Tax Gross-Ups

In December 2014, the Board adopted a policy whereby the company will not in the future enter into any new agreements with its NEOs that include Internal Revenue Code Section 280G excise tax "gross-up" provisions with respect to payments contingent on a change in control of the company.

Severance Benefits

With respect to our severance benefits, the compensation and management development committee noted that none of our executive officers has any employment or severance agreement, and none of our executive officers is entitled to receive any other severance benefits, except for (i) the change in control agreements and change in control benefits discussed above, (ii) such severance benefits as we may provide under our standard policies applicable to all employees, (iii) such severance benefits as we may be required to pay under applicable law in certain jurisdictions, and (iv) such additional severance benefits as our compensation and management development committee may approve in certain instances. Based on its review, and the other factors noted above, the compensation and management development committee determined that our severance benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.

Retirement Benefits

With respect to our retirement benefits, the compensation and management development committee noted that we maintain tax-qualified and nonqualified defined benefit, defined contribution, and deferred compensation plans. Additional information regarding these benefits is set forth below under the headings "Executive Compensation — Pension Benefits" and "Executive Compensation — Nonqualified Deferred Compensation."

We maintain a defined benefit pension plan named the CF Industries Holdings, Inc. Pension Plan (the "Pension Plan"). Supplement A of the Pension Plan, which we refer to herein as the "New Retirement Plan," is a defined benefit pension plan in which all NEOs participate. Under the New Retirement Plan, we credit the account of each NEO an amount between 4% and 7% (depending on years of service) of the NEO's eligible compensation, which is limited to base salary. Each NEO's account will earn an annual return based on the greater of (i) the annual yield on 10-year treasury nominal securities and (ii) 3% annual interest.

The compensation and management development committee also reviewed "tally sheets," estimating these benefits for our chief executive officer and the other NEOs under various assumptions and scenarios.

Commencing with equity grants made in 2014, our NEOs who retire upon having reached age 60 with at least five years of service at the time of retirement will receive a pro-rated number of RSUs and PRSUs based on their length of service between the grant date of such award and the NEO's retirement date and, with respect to PRSUs, based upon the level of attainment of applicable performance goals for completed years in the applicable three-year performance period and based upon target for commenced but uncompleted years in the performance period, provided that, in each case, the NEO has provided us with at least six months' notice prior to such retirement. In addition, such eligible retirees will have four years from their retirement date to exercise any vested options.

Based on its review, and the other factors noted above, the compensation and management development committee determined that our retirement benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.

Use of Industry Reference Group

As noted above, the compensation and management development committee has adopted an Industry Reference Group for use in establishing compensation and incentive levels. The compensation and management development committee's consultant, Exequity, leads a review of the companies in the peer group annually and proposes changes based on quantitative and qualitative assessments of comparability. There were no changes from our 2019 Industry Reference Group. The 17 companies in our Industry Reference Group for 2020 are listed in the following table:

Global Industry Classification Standard Subindustry Description	Company Name

Fertilizers and Agricultural Chemicals	• The Mosaic Company • Nutrien Ltd. • The Scotts Miracle-Gro Company

Specialty Chemicals

•

Albemarle Corporation

•

Ashland Global Holdings, Inc.

•

Celanese Corporation

•

Ecolab Inc.

•

International Flavors & Fragrances Inc.

•

Avient Corporation (formerly known as PolyOne Corporation)

•

RPM International Inc.

Commodity Chemicals	• Cabot Corporation • Westlake Chemical Corporation

Diversified Chemicals	• Eastman Chemical Company • FMC Corporation • Huntsman Corporation • Olin Corporation

Industrial Gases	• Air Products and Chemicals, Inc.

Other Compensation Governance Practices and Considerations

Role of the Compensation Consultant

The compensation and management development committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. Pursuant to this authority, the compensation and management development committee engaged Exequity, an independent executive compensation consulting firm, to assist the committee in making recommendations and decisions regarding compensation for our directors and executive officers based on market and industry practices. Exequity provides no other services to the company.

The compensation consultant regularly attends meetings of our compensation and management development committee and meets regularly with the committee in executive sessions without management present. The compensation and management development committee reviews the materials and recommendations provided by Exequity, but exercises independent judgment in determining the compensation payable to our NEOs. Any recommendations of the compensation and management development committee with respect to non-employee director compensation are subject to approval by the Board.

The compensation and management development committee has determined, after appropriate inquiry, including consideration of Exequity's independence in light of the factors set forth under Rule 10C-1 of the Exchange Act, that no conflicts of interest exist with respect to the firm's engagement as the committee's independent compensation consultant.

Stock Ownership Guidelines

The Board believes that our directors and officers should be shareholders of CF Industries and, based on the recommendation of the compensation and management development committee, has established guidelines for stock ownership.

  •
  Directors will have five years from the date of their appointment or election to achieve stock ownership with a market value equal to five times their annual cash retainer.

  •
  Officers will have five years from their date of hire or promotion to achieve stock ownership with a market value equal to (i) five times annual base salary in the case of the chief executive officer, (ii) two times annual base salary in the case of the other NEOs and several other executive officers, and (iii) one times annual base salary in the case of the other officers.

As of December 31, 2020, each of our directors and officers was in compliance with the stock ownership guideline requirements. Their financial interests are aligned with those of our shareholders; they are incentivized to take actions that create sustainable value.

For purposes of these guidelines, any of the following may be used to satisfy the ownership requirements: (i) shares purchased by the individual, (ii) shares retained upon the exercise of a vested stock option, (iii) shares acquired upon the vesting of restricted shares or units, (iv) shares acquired upon the vesting of performance shares or units, (v) shares (including "phantom" shares) held within our qualified and non-qualified deferred compensation and retirement plans, (vi) shares purchased through an employee stock purchase plan, (vii) restricted shares or units, (viii) earned performance shares or units (i.e., shares or units under a performance award for which the primary performance criteria has been achieved, but which remain subject to time-based vesting requirements, without regard to any potential subsequent modification based on additional performance criteria such as a TSR modifier), and (ix) the difference in value between the exercise price and current market price for vested but unexercised options, net of taxes at an assumed maximum tax rate. Non-vested stock options and unearned non-vested performance shares or units are specifically excluded in meeting the ownership requirements.

It is expected that an individual who is subject to the stock ownership guidelines will not sell any shares unless he or she has satisfied the ownership guidelines both before the sale and after giving effect to the shares sold. An individual who has initially satisfied the guidelines but as a result of a subsequent decline in stock prices no longer meets the guidelines is precluded from selling any shares until such time as he or she again satisfies the guidelines. Surrendering shares to the company in order to pay withholding or other taxes on compensation income or pay the exercise price of stock options is not considered a sale of shares for purposes of the guidelines.

We may facilitate stock ownership by directors and officers through grants of equity-based compensation under our 2014 Equity and Incentive Plan.

Clawback Policy

We have in place an executive compensation recoupment policy, or "clawback" policy, which applies to our executive officers (referred to as "covered officers"), including the NEOs. Under the policy, in the event that the specified financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the compensation and management development committee will conduct a review of awards covered by the policy and will, to the extent permitted by governing law, have the sole and absolute authority to make adjustments to the awards to ensure that the ultimate payout gives retroactive effect to the financial results as restated, including the authority to seek recoupment of any excess cash or equity that has already been paid to or received by a covered person. The policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to a covered officer during the last completed three fiscal years immediately preceding the date the financial restatement is publicly announced. Our executive officers have each signed a form acknowledging the applicability of the policy in order to enhance the enforceability of these provisions.

Trading, Hedging and Pledging Restrictions

We have a Policy on Insider Trading, which prohibits our directors, officers, and employees from engaging in speculative transactions in our securities. Specifically, it is against our policy to trade in options, warrants, puts and calls, or similar derivatives on our stock, sell our stock "short," or hold our stock in margin accounts. In addition, our policy prohibits our directors and executive officers from pledging our stock as collateral for a loan.

Compensation and Benefits Risk Analysis

The compensation and management development committee reviewed the potential effects of the various components of our compensation and benefits program for 2020 upon individual and collective behavior and, ultimately, upon our risk profile and our overall approach to risk management. The compensation and management development committee reviewed the following relevant features of:

  •
  Our annual incentive program, including (i) the selection of appropriate performance metrics, (ii) the focus on collective rather than individual behaviors, (iii) the process by which the compensation and management development committee establishes target bonus opportunities as well as threshold, target, and maximum performance levels, (iv) the consistency of our short-term incentive practices with the practices at comparable companies, (v) the control environment within which business decisions are made, (vi) the periodic reporting to the compensation and management development committee regarding corporate performance, (vii) the discretion the compensation and management development committee has retained to adjust annual incentive payments under appropriate circumstances, and (viii) the provisions of our "clawback" policy;

  •
  Our long-term incentive program, including (i) the levels of common stock ownership and equity-based awards held by our executive officers, (ii) the use of RSUs and PRSUs in making stock-based awards to executive officers, (iii) the consistency of our long-term incentive practices with the practices at comparable companies, and (iv) the limitations on trading, hedging, and pledging our stock imposed by our stock ownership guidelines and our Policy on Insider Trading;

  •
  Our change in control benefits, including the facts that the change in control agreements with our executive officers are (i) intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control, (ii) designed to avoid unwanted management turnover in the event of a potential change in control, and (iii) designed to ensure that the executive officer's personal interests will remain aligned with the interests of our shareholders in the event of a potential change in control; and

  •
  Our other awards, plans, programs, policies, and practices, including (i) the appropriateness of the incentives created thereby, (ii) the focus on collective rather than individual behaviors, (iii) the control environment, and (iv) the absence of personal objectives and direct financial incentives with respect to sales, raw materials procurement and transactions involving natural gas derivatives.

Based on this review, the compensation and management development committee determined that the company's compensation and benefits program balances risk and potential reward in a manner that is appropriate to the circumstances and in the best interests of the company's shareholders over the long term.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The compensation and management development committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and other incentive compensation and equity-based plans. The compensation and management development committee is composed of five non-employee directors and operates under a written charter adopted by the Board. Each member of the compensation and management development committee is independent under the corporate governance standards of the NYSE applicable to compensation committee members. The Board has also determined that all of the members of the committee qualify as "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code.

The compensation and management development committee held six meetings during the year ended December 31, 2020 and met in executive session at five of the meetings. The compensation and management development committee also reviewed and discussed with management the compensation discussion and analysis section of this Proxy Statement.

Based on its review and the foregoing meetings and discussions, the compensation and management development committee recommended to the Board that the compensation discussion and analysis section be included in this Proxy Statement and in our Annual Report on Form 10-K.

Stephen J. Hagge (Chair)
Javed Ahmed
Anne P. Noonan
Michael J. Toelle
Celso L. White

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation we provided with respect to the years ended December 31, 2018, 2019, and 2020 for (i) our principal executive officer, (ii) our principal financial officer and (iii) our three other most highly compensated executive officers (as determined on the basis of their total compensation for 2020 other than changes in pension value and nonqualified deferred compensation earnings). We refer to these individuals in this Proxy Statement as our "named executive officers."

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2)(3) ($)	Non-equity Incentive Plan Compen-sation(1)(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)(6) ($)	All Other Compensation(7) ($)	Total ($)
W. Anthony Will	2020	1,250,000	6,260,802	1,846,700	124,968	222,537	9,705,007
President and Chief	2019	1,150,000	4,743,916	2,488,658	115,536	260,133	8,758,243
Executive Officer	2018	1,150,000	3,441,898	2,872,125	51,357	242,625	7,758,005
Christopher D. Bohn	2020	625,000	1,301,944	547,739	62,268	68,513	2,605,464
Senior Vice President	2019	565,385	947,794	723,570	54,463	71,572	2,362,783
and Chief Financial Officer	2018	500,000	649,418	647,500	16,381	62,029	1,875,328
Douglas C. Barnard	2020	565,000	1,159,012	495,102	54,111	62,528	2,335,753
Senior Vice President,	2019	540,000	887,063	692,200	53,069	71,133	2,243,464
General Counsel, and Secretary	2018	530,000	649,418	784,400	30,573	67,321	2,061,712
Bert A. Frost	2020	625,000	1,481,806	547,739	62,439	73,336	2,790,320
Senior Vice President, Sales,	2019	600,000	1,134,949	768,700	59,775	98,010	2,661,435
Market Development and Supply Chain	2018	575,000	844,241	851,000	26,198	76,892	2,373,331
Susan L. Menzel(8)	2020	525,000	800,080	431,792	27,564	59,073	1,843,509
Senior Vice President,	2019	504,110	586,934	576,636	23,076	57,647	1,748,403
Human Resources

(1)
Amounts in these two columns represent base salary and non-equity incentive plan compensation earned in 2018, 2019, and 2020 regardless of when such amounts are paid in cash.

(2)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSU and PRSU awards that we granted to the named executive officers pursuant to our Equity and Incentive Plans in 2018, 2019 and 2020. As described in footnote 3 below and consistent with the applicable accounting rules, the amounts shown in the table above in 2020 represent (x) the value of one-third of the target number of 2020 PRSUs awarded at grant, as only the first-year goal of the three-year performance period beginning in 2020 was communicated to award holders in 2020, (y) the value of one-third of the target number of 2019 PRSUs, as the second-year goal of the three-year performance period beginning in 2019 was communicated to grant holders in 2020 and (z) the value of one-third of the target number of 2018 PRSUs, as the third-year goal of the three-year performance period beginning in 2018 was communicated to grant holders in 2020. The compensation and management development committee considered the full value of the 2020 PRSU award when making the 2020 PRSU grant and the amounts shown below represent the grant date fair (full) values for the 2020 RSU and PRSU awards using a fair value of $46.40 per RSU and $46.07 per PRSU at target level of performance (computed as the product of the number of shares of stock to be delivered assuming target level performance multiplied by $46.07 per share, the grant date fair value) and $46.40 per PRSU at maximum level of performance

  (computed as the product of the number of shares of stock to be delivered assuming maximum level of performance multiplied by $46.40 per share, the closing price on the NYSE on the grant date):

	Will	Bohn	Barnard	Frost	Menzel
RSUs ($)	2,405,654	521,211	441,032	561,301	320,763
PRSUs at Target Level of Performance ($)	3,582,818	776,280	656,866	835,986	477,700

2020 Stock Awards (Full Grant Date Fair Value) ($)	5,988,472	1,297,491	1,097,898	1,397,287	798,463

PRSUs at Maximum Level of Performance ($)	8,660,356	1,876,416	1,587,771	2,020,739	1,154,692
(3)
Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2020. Additional information with respect to the outstanding stock option, RSU and PRSU awards is set forth below under the headings "Grants of Plan-based Awards" and "Outstanding Equity Awards at Fiscal Year End." In accordance with SEC rules, the aggregate grant date fair value of the RSUs in the Summary Compensation Table is calculated as the product of the number of RSUs multiplied by the closing price for our stock ($46.40 per share) on the NYSE on the grant date. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set and our 2018 PRSUs (awarded in 2018 for the performance period 2018-2020), 2019 PRSUs (awarded in 2019 for the performance period 2019-2021) and 2020 PRSUs (awarded in 2020 for the performance period 2020-2022) are composed of three one-year periods with performance goals set annually, the "target" amount shown in 2020 represents one-third of the total 2018 PRSUs, one-third of the total 2019 PRSUs and one-third of the total 2020 PRSUs. In accordance with SEC rules, the aggregate grant date fair value of the PRSUs is calculated based on the probable outcome of the performance conditions as of the grant date, which, for the PRSUs reflected in this table, was target level performance. Therefore, values in the table for PRSU awards are computed as the product of the number of shares of stock to be delivered assuming target level performance multiplied by the grant date fair value of each PRSU ($49.68 for the 2018 PRSUs, $48.11 for the 2019 PRSUs and $46.07 for the 2020 PRSUs). If maximum level performance were assumed to be achieved, based on the units included here (1/3 of the total target number of 2018 PRSUs awarded, 1/3 of the total target number of 2019 PRSUs awarded and 1/3 of the 2020 PRSUs awarded), then the grant date fair value of the PRSUs with an accounting grant date in 2020 (computed as the product of the number of shares of stock to be delivered assuming maximum level performance multiplied by the closing price for our stock ($46.40 per share) on the NYSE on the grant date) would have been as follows: $8,950,337 for Mr. Will; $1,815,651 for Mr. Bohn, $1,666,317 for Mr. Barnard; $2,135,811 for Mr. Frost; and $1,114,973 for Ms. Menzel.

(4)
Amounts in this column represent amounts that the named executive officers earned with respect to the years ended December 31, 2018, 2019, and 2020 as the result of annual incentive awards we granted to the named executive officers pursuant to our non-equity incentive plan. Additional information with respect to these annual incentive awards for 2020 is set forth above under the heading "Compensation Discussion and Analysis — Review and Approval of 2020 Cash Compensation" and below under the heading "Grants of Plan-based Awards."

(5)
Amounts in this column represent only the change during the particular year in the actuarial present value of the named executive officer's accumulated pension benefits under our New Retirement Plan (a tax-qualified defined benefit pension plan) and our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan). Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2020. For this purpose, we have also assumed retirement at age 65. Additional information with respect to our defined benefit pension plans is set forth below under the heading "Pension Benefits."

(6)
This column does not include any above-market or preferential earnings with respect to nonqualified deferred compensation, since all earnings were determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers. Additional information with respect to the named executive officers' nonqualified deferred compensation earnings is set forth below under the heading "Nonqualified Deferred Compensation."

(7)
Amounts in this column for 2020 represent (i) employer contributions and credits to the company 401(k) Plan (a tax-qualified defined contribution retirement plan), which we refer to herein as our 401(k) Plan, and to our Supplemental Benefit and Deferral Plan, (ii) employer-paid term life insurance premiums, and (iii) dividend equivalents on RSUs, in each case as set forth in the following table:

Name	Employer Contributions and Credits to Retirement Plans ($)	Employer- paid Life Insurance Premiums ($)	Dividend Equivalents on RSUs ($)	Total ($)
W. Anthony Will	74,839	1,370	146,328	222,537
Christopher D. Bohn	37,460	857	30,196	68,513
Douglas C. Barnard	33,860	775	27,893	62,528
Bert A. Frost	37,460	857	35,019	73,336
Susan L. Menzel	31,500	720	26,853	59,073

  *
  For each named executive officer, this table excludes perquisites and other personal benefits since the total value of all perquisites and other personal benefits for each named executive officer did not exceed $10,000.

  Mr. Will received no additional compensation for service as a director.

(8)
2019 was Ms. Menzel's first year as a named executive officer.

Grants of Plan-based Awards

The following table shows all plan-based awards that we granted for the year ended December 31, 2020 to each of the named executive officers. Additional information regarding these awards is set forth above under the heading "Summary Compensation Table."

2020 Grants of Plan-based Awards Table

									All Other Stock Awards: Number of Shares of Stock or Units(4) (#)
			Estimated Future Payouts Under Non-equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)				Grant Date Fair Value of Stock Awards(5) ($)
Name	Type of Award(1)	Grant Date	Thres-hold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Anthony Will	STI	12/4/2019	843,750	1,687,500	3,375,000	—	—	—	—	—
	PRSU1	1/2/2020	—	—	—	10,369	25,923	62,215	—	1,194,273
	PRSU2	1/2/2020	—	—	—	11,261	28,154	67,569	—	1,354,473
	PRSU3	1/2/2020	—	—	—	10,519	26,296	63,111	—	1,306,402
	RSU	1/2/2020	—	—	—	—	—	—	51,846	2,405,654
Christopher D. Bohn	STI	12/4/2019	250,000	500,000	1,000,000	—	—	—	—	—
	PRSU1	1/2/2020	—	—	—	2,247	5,617	13,480	—	258,760
	PRSU2	1/2/2020	—	—	—	2,290	5,726	13,742	—	275,478
	PRSU3	1/2/2020	—	—	—	1,985	4,962	11,908	—	246,496
	RSU	1/2/2020	—	—	—	—	—	—	11,233	521,211
Douglas C. Barnard	STI	12/4/2019	226,000	452,000	904,000	—	—	—	—	—
	PRSU1	1/2/2020	—	—	—	1,901	4,753	11,406	—	218,955
	PRSU2	1/2/2020	—	—	—	2,100	5,249	12,598	—	252,529
	PRSU3	1/2/2020	—	—	—	1,985	4,962	11,908	—	246,496
	RSU	1/2/2020	—	—	—	—	—	—	9,505	441,032
Bert A. Frost	STI	12/4/2019	250,000	500,000	1,000,000	—	—	—	—	—
	PRSU1	1/2/2020	—	—	—	2,419	6,049	14,517	—	278,662
	PRSU2	1/2/2020	—	—	—	2,672	6,681	16,034	—	321,407
	PRSU3	1/2/2020	—	—	—	2,580	6,450	15,480	—	320,436
	RSU	1/2/2020	—	—	—	—	—	—	12,097	561,301
Susan L. Menzel	STI	12/4/2019	196,875	393,750	787,500	—	—	—	—	—
	PRSU1	1/2/2020	—	—	—	1,383	3,456	8,295	—	159,233
	PRSU2	1/2/2020	—	—	—	1,432	3,579	8,590	—	172,186
	PRSU3	1/2/2020	—	—	—	1,191	2,977	7,145	—	147,897
	RSU	1/2/2020	—	—	—	—	—	—	6,913	320,763

(1)
Type of Award:

STI	Short-Term Incentive Plan
PRSU 1	Performance Vesting Restricted Stock Unit, Year 1 of 2020-2022 PRSU Award
PRSU2	Performance Vesting Restricted Stock Unit, Year 2 of 2019-2021 PRSU Award
PRSU3	Performance Vesting Restricted Stock Unit, Year 3 of 2018-2020 PRSU Award
RSU	Restricted Stock Unit
(2)
In December 2019, Messrs. Will, Bohn, Barnard and Frost and Ms. Menzel were assigned target award opportunities equal to 135%, 80%, 80%, 80% and 75% of their respective base salaries for 2020. The threshold level shown is the minimum amount payable if the threshold level of both performance metrics are met. The terms and conditions of these awards are described above under the heading "Compensation Discussion and Analysis — Review and Approval of 2020 Cash Compensation." We recently determined the amounts that each of the named executive officers had earned with respect to these awards, based on our corporate performance for 2020, as set forth above under the heading "Compensation Discussion and Analysis — Review and Approval of 2020 Cash Compensation — Approval of Annual Incentive Payments for 2020" and "Summary Compensation Table."

(3)
The amounts in the "Threshold," "Target," and "Maximum" columns with the January 2, 2020 grant date reflect the PRSU opportunity granted during 2020 for the 2020 performance period (the first of three one-year performance periods for the 2020 PRSUs, the second of three one-year performance periods for the 2019 PRSUs and the third of three one-year performance periods for the 2018 PRSUs). The terms and conditions of these PRSU awards are described above under the heading "Compensation Discussion and Analysis—Review and Approval of 2020 Long-term Incentives." As stated in that section, on the award grant date, the compensation and management development committee approved dollar-denominated 2020 PRSU awards for the individual executive officers. After the close of business on the award grant date, the dollar-denominated awards were translated into an actual number of PRSUs by dividing the award values by the unweighted average closing price of our stock on the NYSE for the twenty trading days preceding the award grant date. As further described in that section, subject to earlier forfeiture or accelerated vesting, these awards will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the applicable three-year performance period. The performance metrics for each of the 2018 PRSUs, the 2019 PRSUs and the 2020 PRSUs are composed of two measures: average return on net assets ("RONA") over three one-year periods and a modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance. The PRSUs accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered upon the settlement of the PRSUs. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set, the "target" amount shown represents one-third of the total 2018 PRSUs awarded in 2018 for the performance period 2018-2020, one-third of the total 2019 PRSUs awarded in 2019 for the performance period 2019-2021 and one-third of the total 2020 PRSUs awarded in 2020 for the performance period 2020-2022. See the Summary Compensation Table footnote 2 for further information on the full value of the 2020 PRSU grant.

(4)
The amounts shown in this column represent the RSUs granted to our named executive officers in 2020. Subject to earlier forfeiture or accelerated vesting, all of the RSUs with a January 2, 2020 grant date will vest in three equal annual installments following the date of grant. We will pay dividend equivalents in cash on the RSUs to the named executive officers during the vesting period. The terms and conditions of these RSU awards are described above under the heading "Compensation Discussion and Analysis—Review and Approval of 2020 Long-term Incentives."

(5)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSU and PRSU awards that we granted to the named executive officers during 2020. The grant date fair value for the RSUs is calculated using the closing price of our stock on the NYSE on the date of grant. The grant date fair value for the PRSUs are calculated using a Monte Carlo simulation valuation performed as of the date of grant by an independent third party. The dollar value of the PRSU1s at the time of grant was $46.07, the dollar value of the PRSU2s at the time of grant was $48.11 and the dollar value of the PRSU3s at the time of grant was $49.68. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2020.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning the outstanding equity awards held as of December 31, 2020 by each of the named executive officers. Additional information with respect to the equity awards granted during 2020 is set forth above under the heading "Grants of Plan-based Awards."

2020 Outstanding Equity Awards at Fiscal Year End Table

		Option Awards(2)			Stock Awards(3)(4)
Name	Grant Date/ Performance Period(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
W. Anthony Will	8/10/2011	27,450	29.92	8/10/2021	—	—	—	—
	8/10/2012	30,475	41.59	8/10/2022	—	—	—	—
	8/12/2013	44,400	38.02	8/12/2023	—	—	—	—
	3/3/2014	117,425	51.17	3/3/2024	—	—	—	—
	3/3/2015	150,065	62.25	3/3/2025	—	—	—	—
	3/3/2016	341,140	36.19	3/3/2026	—	—	—	—
	3/3/2017	415,140	30.95	3/3/2027	—	—	—	—
	1/2/2018	—	—	—	17,531	678,625	—	—
	1/2/2019	—	—	—	37,538	1,453,096	—	—
	1/2/2020	—	—	—	51,846	2,006,959	—	—
	1/1/18-12/31/20	—	—	—	98,787	3,824,045	—	—
	1/1/19-12/31/21	—	—	—	—	—	202,706	7,846,765
	1/1/20-12/31/22	—	—	—	—	—	77,769	3,010,438
Christopher D. Bohn	8/10/2011	6,850	29.92	8/10/2021	—	—	—	—
	8/10/2012	8,125	41.59	8/10/2022	—	—	—	—
	8/12/2013	13,900	38.02	8/12/2023	—	—	—	—
	3/3/2014	18,800	51.17	3/3/2024	—	—	—	—
	3/3/2015	27,870	62.25	3/3/2025	—	—	—	—
	3/3/2016	50,170	36.19	3/3/2026	—	—	—	—
	3/3/2017	66,580	30.95	3/3/2027	—	—	—	—
	1/2/2018	—	—	—	3,308	128,053	—	—
	1/2/2019	—	—	—	7,635	295,551	—	—
	1/2/2020	—	—	—	11,233	434,829	—	—
	1/1/18-12/31/20	—	—	—	18,639	721,516	—	—
	1/1/19-12/31/21	—	—	—	—	—	41,227	1,595,905
	1/1/20-12/31/22	—	—	—	—	—	16,850	652,264
Douglas C. Barnard	8/10/2011	20,600	29.92	8/10/2021	—	—	—	—
	8/10/2012	24,400	41.59	8/10/2022	—	—	—	—
	8/12/2013	36,100	38.02	8/12/2023	—	—	—	—
	3/3/2014	46,975	51.17	3/3/2024	—	—	—	—
	3/3/2015	32,155	62.25	3/3/2025	—	—	—	—
	3/3/2016	60,200	36.19	3/3/2026	—	—	—	—
	3/3/2017	78,330	30.95	3/3/2027	—	—	—	—
	1/2/2018	—	—	—	3,308	128,053	—	—
	1/2/2019	—	—	—	6,999	270,931	—	—
	1/2/2020	—	—	—	9,505	367,939	—	—
	1/1/18-12/31/20	—	—	—	18,639	721,516	—	—
	1/1/19-12/31/21	—	—	—	—	—	37,793	1,462,959
	1/1/20-12/31/22	—	—	—	—	—	14,258	551,927
Bert A. Frost	8/10/2011	27,450	29.92	8/10/2021	—	—	—	—
	8/10/2012	30,475	41.59	8/10/2022	—	—	—	—
	8/12/2013	44,400	38.02	8/12/2023	—	—	—	—
	3/3/2014	61,075	51.17	3/3/2024	—	—	—	—
	3/3/2015	36,445	62.25	3/3/2025	—	—	—	—
	3/3/2016	66,890	36.19	3/3/2026	—	—	—	—
	3/3/2017	90,080	30.95	3/3/2027	—	—	—	—
	1/2/2018	—	—	—	4,300	166,453	—	—
	1/2/2019	—	—	—	8,908	344,829	—	—
	1/2/2020	—	—	—	12,097	468,275	—	—
	1/1/18-12/31/20	—	—	—	24,230	937,943	—	—
	1/1/19-12/31/21	—	—	—	—	—	48,101	1,861,982
	1/1/20-12/31/22	—	—	—	—	—	18,146	702,432

		Option Awards(2)			Stock Awards(3)(4)
Name	Grant Date/ Performance Period(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Susan L. Menzel	1/2/2018	—	—	—	1,985	76,839	—	—
	1/2/2019	—	—	—	4,772	184,724	—	—
	1/2/2020	—	—	—	6,913	267,602	—	—
	1/1/18-12/31/20	—	—	—	11,183	432,894	—	—
	1/1/19-12/31/21	—	—	—	—	—	25,769	997,510
	1/1/20-12/31/22	—	—	—	—	—	10,369	401,384

(1)
For a better understanding of this table, in this column we include the grant dates of options and RSU awards and the performance periods for the PRSU awards. The performance metrics for each of the 2018 PRSUs, the 2019 PRSUs and the 2020 PRSUs are composed of two measures: average return on net assets ("RONA") over three one-year periods and a modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set, each of our 2018 PRSUs, 2019 PRSUs and 2020 PRSUs will have three "grant dates," one for each year of the three-year performance period. At each such grant date 1/3 of the full PRSU award will be granted. Amounts shown in this table represent the full awards for each of the 2018 PRSUs, the 2019 PRSUs and the 2020 PRSUs.

(2)
The options shown in the table generally became exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant. All of the options shown in this table were exercisable by the named executive officer as of December 31, 2020.

(3)
Commencing in 2014, RSUs and PRSUs have been granted to our executive officers. For 2018, 2019 and 2020, the compensation and management development committee determined that stock options would not be awarded and that the long-term incentive awards to our named executive officers should be composed 60% in PRSUs and 40% in RSUs.

(4)
Subject to earlier forfeiture or accelerated vesting, all of the RSU awards granted in 2018, 2019 and 2020 will vest in three equal annual installments following the date of grant. Subject to earlier forfeiture or accelerated vesting, the PRSU awards granted in 2018, 2019 and 2020 will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the three-year performance period. Until vested, the awards may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). We will pay dividend equivalents in cash on the RSUs during the vesting period. The PRSUs accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered in settlement of the PRSUs. The accelerated vesting provisions and the other terms and conditions of the stock awards granted in 2020 are described above under the heading "Compensation Discussion and Analysis—Review and Approval of 2020 Long-term Incentives."

(5)
Reflects RSUs awarded in 2018, 2019 and 2020 and PRSUs awarded in 2018 (for which the performance period ended at December 31, 2020). In accordance with SEC rules, the number of PRSUs reported is based on the actual number of shares underlying the PRSUs that were earned at the end of the three-year performance period, subject to continued time vesting until the certification of the attainment of the performance goals no later than the last day of the fiscal quarter immediately following the end of the three-year performance period. The performance goals actually attained were above the target level, resulting in the vesting of 125% of the target PRSUs awarded in 2018.

(6)
Reflects PRSUs awarded in 2019 (for which the performance period ends at December 31, 2021) and 2020 (for which the performance period ends at December 31, 2022). With respect to the units awarded in 2019, actual performance through December 31, 2020 was above the target level and, in accordance with SEC rules, the number of 2019 units reported assumes achievement of the maximum performance level. With respect to the units awarded in 2019, the amount shown represents the full 2019 PRSU award. For the 2020 PRSUs, actual performance through December 31, 2020 was above the threshold level, but below the target level, and, in accordance with SEC rules, the number of 2020 units reported assumes achievement of the target performance level. With respect to the units awarded in 2020, the amount shown represents the full 2020 PRSU award. See the Summary Compensation Table footnote 2 for further information on the full value of the 2020 PRSU grant.

(7)
The value shown is based on the closing price for our stock ($38.71 per share) on the NYSE on December 31, 2020 (the last trading day of 2020).

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option exercises by each of the named executive officers and the vesting of RSUs and PRSUs held by each of the named executive officers during the year ended December 31, 2020.

2020 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
W. Anthony Will	—	—	147,792	5,936,625
Christopher D. Bohn(3)	24,000	378,000	27,325	1,101,028
Douglas C. Barnard	—	—	30,239	1,209,541
Bert A. Frost(3)	15,500	261,485	35,417	1,423,104
Susan L. Menzel	—	—	15,981	566,556

(1)
The value realized on the exercise of stock options was calculated based on the difference between the exercise price of the stock options and the closing price for our stock on the NYSE on the exercise date.

(2)
The value realized on vesting of stock awards was computed by multiplying the number of shares of stock vesting by the closing price for our stock on the NYSE on the vesting date.

(3)
All of the options exercised by Messrs. Bohn and Frost had expiration dates in 2020 and were automatically exercised prior to expiration in accordance with the terms of the option award agreements.

Pension Benefits

The following table sets forth certain information concerning accumulated retirement benefits as of December 31, 2020, for each of the named executive officers.

2020 Pension Benefits Table

Name	Plan Name(1)	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(2)(3) ($)
W. Anthony Will	New Retirement Plan	13.7	138,815
	Supplemental Benefit and Deferral Plan	13.7	391,432
Christopher D. Bohn	New Retirement Plan	11.3	131,156
	Supplemental Benefit and Deferral Plan	11.3	95,023
Douglas C. Barnard	New Retirement Plan	17	148,648
	Supplemental Benefit and Deferral Plan	17	136,735
Bert A. Frost	New Retirement Plan	12.1	135,025
	Supplemental Benefit and Deferral Plan	12.1	144,959
Susan L. Menzel	New Retirement Plan	3.2	41,328
	Supplemental Benefit and Deferral Plan	3.2	29,244

(1)
We maintain a defined benefit pension plan named the CF Industries Holdings, Inc. Pension Plan (the "Pension Plan"). Supplement A of the Pension Plan, which we refer to herein as the New Retirement Plan, is a tax qualified defined benefit pension plan. Our Supplemental Benefit and Deferral Plan is a nonqualified benefits restoration and deferred compensation plan.

(2)
The annual pension benefit under our New Retirement Plan assuming retirement at age 65 is equal to the actuarial equivalent of a participant's cash balance account expressed as a single-life annuity payable monthly. The company provides an annual credit to each participant's cash balance account equal to a percentage of the participant's eligible compensation (which is limited to base salary for the NEOs) determined based on a participant's years of service (as set forth in the table below). Each participant's cash balance account will earn an annual return based on the greater of (i) the annual yield on 10-year treasury nominal securities and (ii) 3% annual interest.

Completed Years of Cash Balance Service as of the Last Day of the Plan Year for Which the Pay Credit is Credited	Pay Credit as a Percentage of Compensation for the Plan Year
Fewer than 5	4%
At least 5 but fewer than 10	5%
At least 10 but fewer than 15	6%
At least 15	7%

Benefits under our New Retirement Plan are paid in a straight life annuity or qualified joint and survivor annuity for unmarried and married participants, respectively, unless the participant has elected another form of annuity payment permitted under our New Retirement Plan or a lump sum payment. In the event of a participant's death while an active employee, a benefit is payable to a participant's beneficiary as a lump sum to the extent the beneficiary is not the participant's spouse and solely with respect to spousal beneficiaries, either a lump sum or an annuity. A participant who has not reached the age of 65, but has completed three years of vesting service may be eligible to receive a monthly retirement benefit under the New Retirement Plan.

(3)
Amounts in this column represent the actuarial present value of the named executive officers' accumulated pension benefits under our New Retirement Plan and our Supplemental Benefit and Deferral Plan. Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2020. For this purpose, we have also assumed retirement at age 65. Additional information with respect to the aggregate change over the past year in the actuarial present value of the named executive officers' accumulated pension benefits under these plans is set forth above under the heading "Summary Compensation Table."

Nonqualified Deferred Compensation

The following table sets forth certain information concerning nonqualified deferred compensation arrangements under our Supplemental Benefit and Deferral Plan for each of the named executive officers with respect to fiscal year 2020.

2020 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
W. Anthony Will	57,739	57,739	(52,241)	—	1,288,891
Christopher D. Bohn	165,074	20,360	106,828	—	989,248
Douglas C. Barnard	16,760	16,760	(64,720)	—	1,101,426
Bert A. Frost	135,665	20,360	17,081	—	946,333
Susan L. Menzel	14,400	14,400	12,996	—	97,424

(1)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers may elect to defer (i) up to 6% of his or her base salary in excess of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code and (ii) up to 100% of his or her annual incentive payment. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2020. There is typically an administrative delay between the time when a participant defers income under the plan and the time when we subsequently credit the participant's account. As a result of this delay, the amounts that we credited to the named executive officers' accounts during 2020 differ slightly from the amounts that the named executive officers deferred during 2020. All amounts included under "Executive Contributions" are also included in the "Salary" or "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 81.

(2)
For 2020, for each named executive officer who elects to defer any of his or her base salary in excess of the annual compensation limit, we match (through further such credits to his or her deemed account) the portion (up to 6%) of his or her excess base salary that he or she elects to defer. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2020. These credits are also reported in the "All Other Compensation" column of the Summary Compensation Table on page 81.

(3)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers makes notional investments of his or her account balance from time to time in shares of (i) our common stock or (ii) the public mutual funds we offer to our employees as investment alternatives under our 401(k) Plan. In order to make these notional investments, the named executive officer notifies the third-party plan administrator of his or her selections. The plan administrator then tracks the published total return on the actual securities underlying the named executive officer's notional investments, and we credit or debit the named executive officer's deemed account balance accordingly. Since all such credits and debits are determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers, none of the amounts shown in this column are reported as above-market or preferential earnings on nonqualified deferred compensation in the Summary Compensation Table.

(4)
In general, deferred amounts are paid out in a lump sum upon the termination of the named executive officer's employment. The aggregate balance consists of executive contributions, company matching credits, and credits (or debits) reflecting returns on the notional investments. The following amounts of the reported aggregate balance were compensation for 2018 or 2019 and are included in the "Salary" or "Non-Equity Incentive Plan Compensation" columns (in the case of executive contributions) or the "All Other Compensation" column (in the case of company matching credits) of the Summary Compensation Table on page 81 for those years for the named executive (other than Ms. Menzel whose first year as a named executive officer was 2019):

Name	Executive Contributions in 2018 ($)	Registrant Contributions in 2018 ($)	Executive Contributions in 2019 ($)	Registrant Contributions in 2019 ($)
W. Anthony Will	52,500	52,500	52,200	52,200
Christopher D. Bohn	101,700	13,500	146,554	17,054
Douglas C. Barnard	15,300	15,300	15,586	15,586
Bert A. Frost	75,960	18,000	104,265	19,165
Susan L. Menzel			13,359	13,359

Potential Payments Upon Termination or Change in Control

We have change in control agreements in effect with each of the named executive officers. Under the terms of the change in control agreements, the named executive officer is entitled to receive certain payments and benefits from us upon a qualifying termination, specifically if we terminate his or her employment without cause (other than by reason of his or her death or disability) or if he or she resigns because of good reason, in either case within the period of 24 months following (or in certain cases prior to) a change in control (as such terms are defined in the agreements).

Under the change in control agreements, a named executive officer will be deemed to have good reason if we:

•
fail to pay his or her specified annual salary or provide certain benefits;

•
assign duties inconsistent with such officer's current position or substantially and adversely alter his or her responsibilities;

•
fail to continue any compensation plan that constitutes a material portion of his or her compensation; or

•
change his or her primary employment location by more than 35 miles.

Following a qualifying termination, the change in control agreements for each named executive officer provide for (i) a lump sum payment to the named executive officer equal to two times (or, in the case of Mr. Will, three times) the sum of the officer's base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of two years (or, in the case of Mr. Will, three years) and outplacement services for a period of up to two years; and (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance.

The named executive officer will also receive a cash payment equal to the contributions that we would have made on his or her behalf for a period of two years (or, in the case of Mr. Will, three years) under our defined contribution 401(k) Plan and the related amounts that we would have credited to his or her account balance under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his or her benefits under these plans, the officer will also receive a cash payment equal to his or her unvested benefits.

In addition, the named executive officers (other than Messrs. Barnard and Frost who are ineligible for this benefit because of their legacy excise tax gross-up benefits as described below) will receive a cash payment equal to the actuarial value of two additional years (or, in the case of Mr. Will, three additional years) of age and service credit under our defined benefit New Retirement Plan and will be credited with two additional years (or, in the case of Mr. Will, three additional years) of age and service credit under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his or her benefits under these plans, the officer will also receive a cash payment equal to his or her unvested benefits.

The change in control agreements for Messrs. Barnard and Frost, which were entered into in 2007 and 2008, respectively, further provide that, if any of the payments to the named executive officer become subject to the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code, the named executive officer will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit that he would have received had the excise tax not been imposed. The change of control agreements for Messrs. Will and Bohn and Ms. Menzel do not provide for a gross-up payment. The change in control agreements for each of these three named executive officers provide that payments that would be subject to the excise tax will be reduced to the greatest amount that he or she may receive without becoming subject to the excise tax, unless he or she would be better off on an after-tax basis (including following application of the excise tax) receiving the full amount of such payments, in which case no such reduction will be applied.

In December 2014, the Board adopted a policy whereby the company will not in the future enter into any new agreements with its named executive officers that include Internal Revenue Code Section 280G excise tax "gross-up" provisions with respect to payments contingent on a change in control of the company.

Each of the named executive officers will be required to sign a release of claims at the time of the qualifying termination as a condition to receiving any such payments or benefits from us under his or her change in control agreement.

The named executive officer will not be obligated to seek other employment in mitigation of the payments and benefits to be provided, and no such other employment will reduce our obligation to make such payments and to provide such benefits to him or her under the agreements.

In addition, under our 2014 Equity and Incentive Plan, upon a change in control the restrictions, limitations, and conditions applicable to outstanding RSUs, PRSUs, stock options, and other plan-based awards will lapse, any performance goals will be deemed fully achieved at the greater of target and actual performance to-date, and the awards will become fully vested and exercisable. In addition, under our annual incentive plan, in the event of a change in control, the performance goals applicable in the performance year in which the change in control occurs will be deemed fully achieved at the target or actual performance level, whichever is higher.

Assuming a change in control had occurred on December 31, 2020, with a transaction price equal to the closing price for our stock ($38.71 per share) on the NYSE as of December 31, 2020 (the last trading day of 2020), each of the named executive officers would have been entitled to receive the following estimated severance benefits upon a qualifying termination of his or her employment on such date:

Name	Severance Amount(1) ($)	Defined Benefit Pension Plan Enhancement(2) ($)	Retirement Savings Plan Enhancement(3) ($)	Early Vesting of RSUs and PRSUs(4) ($)	Other Change in Control Benefits(5) ($)	Estimated Excise Tax Gross Up(6) ($)	Total ($)
W. Anthony Will	10,500,000	259,077	225,000	13,472,396	101,622	N/A	24,558,095
Christopher D. Bohn	2,750,000	77,804	75,000	2,751,855	78,388	N/A	5,733,047
Douglas C. Barnard	2,486,000	—	67,800	2,504,614	70,067	—	5,128,482
Bert A. Frost	2,750,000	—	75,000	3,206,853	77,871	—	6,109,723
Susan L. Menzel	2,231,250	49,068	63,000	1,691,898	65,496	N/A	4,100,712

(1)
This amount represents a cash payment to the named executive officer equal to (i) two times (or, in the case of Mr. Will, three times) the sum of his or her base salary and target annual incentive payment plus (ii) an annual incentive payment for the year of termination, assuming target level of performance.

(2)
This amount represents a cash payment to the named executive officer equal to the contributions that we would have made on his or her behalf for a period of two years (or, in the case of Mr. Will, three years), determined as if the named executive officer earned compensation during such period at a rate equal to his or her compensation during the twelve months immediately proceeding the termination date.

(3)
This amount represents a cash payment to the named executive officer equal to the contributions that we would have made on his or her behalf for a period of two years (or, in the case of Mr. Will, three years), assuming each named executive officer contributed the maximum allowable amount under our 401(k) Plan and the related amounts we would have credited to his or her account balance under our Supplemental Benefit and Deferral Plan.

(4)
This amount represents the value attributable to the accelerated vesting of outstanding awards of RSUs and PRSUs held by the named executive officer, which is deemed to equal the market value on December 31, 2020 of the RSUs and PRSUs that would otherwise have been unvested as of such date. Payout value of PRSUs granted during 2018, 2019, and 2020 assumes target performance level.

(5)
This amount represents the present value of the continuation of certain welfare benefits for the named executive officer for a period of two years (or, in the case of Mr. Will, three years) and the value of outplacement services for the named executive officer for a period of up to two years.

(6)
The change in control agreements for Messrs. Barnard and Frost, which were entered into in 2007 and 2008, respectively, provide that, if any of the payments to the named executive officer become subject to the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code, the named executive officer will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit he would have received had the excise tax not been imposed. As reflected in the table, the named executive officers would not have received any gross-up payment in connection with a change of control assuming a transaction price equal to the closing price for our stock as of December 31, 2020. The change of control agreements for Messrs. Will and Bohn and Ms. Menzel do not provide for a gross-up payment.

CEO Pay Ratio

In 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd — Frank Act"), the SEC adopted a rule requiring annual disclosure of the ratio of our median employee's annual total compensation to the annual total compensation of our principal executive officer. The company's principal executive officer is Mr. Will.

Mr. Will had 2020 annual total compensation of $9,705,007, as reflected in the Summary Compensation Table included under the heading "Executive Compensation." Our median employee's 2020 annual total compensation was $116,781. As a result, we estimate that Mr. Will's 2020 annual total compensation was approximately 83 times that of our median employee. Due to the variability of Mr. Will's performance-based compensation, the CEO pay ratio can differ significantly from year to year.

We identified our median employee in 2020 by examining the 2020 total cash compensation (base salary and cash bonus) for all individuals, excluding our chief executive officer, who were employed by us on November 1, 2020. We included all employees, whether employed on a full-time, temporary or part-time basis. We did not make any assumptions, adjustments (including cost-of-living adjustments) or use any estimates with respect to determining total cash compensation, except that we annualized the compensation for our full-time and part-time permanent employees who were not employed by us for all of 2020. We calculated the 2020 annual total compensation for our median employee using the same methodology we use for our named executive officers as required to be set forth in the Summary Compensation Table included in this Proxy Statement. As permitted under the SEC pay ratio rules, we had used the same median employee for pay ratio purposes in 2017, 2018 and 2019. The SEC requires us to identify our median employee at least once every three years, which was the primary reason we identified a new median employee in 2020.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S BYLAWS TO PROVIDE FOR COURTS LOCATED IN DELAWARE TO BE THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS AND FOR FEDERAL DISTRICT COURTS OF THE UNITED STATES OF AMERICA TO BE THE EXCLUSIVE FORUM FOR CERTAIN OTHER LEGAL ACTIONS

Exclusive Forum Bylaw

We are asking our shareholders to approve an amendment (the "Amendment") to the company's Fourth Amended and Restated Bylaws, as amended April 30, 2018 (the "Bylaws"), that, if adopted, would provide for the courts located within the State of Delaware (the company's state of incorporation) to serve as the exclusive forum for the adjudication of certain legal actions involving the company and for the federal district courts of the United States of America to serve as the exclusive forum for the adjudication of claims arising under the Securities Act of 1933, as amended (the "Securities Act"). If our shareholders approve this proposal, the Bylaws will be amended to include these new provisions as a new Article X (the "Exclusive Forum Bylaw"). The text of the proposed new Article X is set forth in Appendix B to this Proxy Statement.

Delaware Forum for Internal Corporate Claims

If our shareholders approve the Amendment, the Bylaws, as so amended to include the Exclusive Forum Bylaw, would provide that, unless the company consents in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, shareholder, employee or agent of the company to the company or the company's shareholders, (iii) any action asserting a claim against the company or any current or former director, officer, shareholder, employee or agent of the company arising out of or relating to any provision of the General Corporation Law of the State of Delaware (the "DGCL") or the company's certificate of incorporation or bylaws, or (iv) any action asserting a claim against the company or any current or former director, officer, shareholder, employee or agent of the company governed by the internal affairs doctrine of Delaware, except that, if the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located in Delaware, in each such case, unless the Delaware Court of Chancery (or such other state or federal court located within Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant in that prior action. In this proxy statement, we refer to the types of claims described in clauses (i) through (iv) above as "internal corporate claims."

The Board believes that the company and its shareholders will benefit from having internal corporate claims litigated in Delaware, where the company is incorporated and the laws of which govern such claims. Delaware courts have considerable expertise, and bring to bear a substantial and influential body of case law, in addressing Delaware corporate law issues. The Delaware Court of Chancery employs procedures that can provide relatively expeditious decisions, potentially limiting the time, cost and uncertainty of protracted litigation for all parties. In providing for Delaware courts as the exclusive forum for internal corporate claims involving the company or its directors, officer, shareholders, employees or agents, the Exclusive Forum Bylaw is intended to avoid the added costs, the unpredictability and the risk of inconsistent outcomes (even though each court may purport to follow Delaware law) that could arise when duplicative internal corporate claims proceed in different courts.

Federal Forum for Securities Act Claims

If our shareholders approve the Amendment, the Bylaws, as so amended to include the Exclusive Forum Bylaw, would provide that, unless the company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The Board believes that the company and its shareholders will benefit from having Securities Act claims litigated in United States federal district courts, in light of those courts' relative expertise in matters arising under the Securities Act, and that providing for United States federal district courts as the exclusive forum for Securities Act litigation can help reduce the risk, and associated costs and inefficiencies, of duplicative Securities Act cases being litigated simultaneously in both state and federal courts.

Additional Considerations

The Amendment is not being proposed in anticipation of any specific litigation or transaction.

Under the Exclusive Forum Bylaw, the company would retain the ability to consent to an alternative forum in appropriate circumstances where the company determines that its interests and those of our shareholders are best served by permitting a particular internal corporate claim or Securities Act lawsuit to proceed in a forum other than the courts designated by the Exclusive Forum Bylaw.

The Exclusive Forum Bylaw would regulate only the forum in which our shareholders may pursue internal corporate claims and claims arising under the Securities Act; it would not restrict the ability of our shareholders to bring such claims, and it would not affect the remedies available if such claims were ultimately successful. Moreover, the Exclusive Forum Bylaw would not specify the federal district courts in any particular state as the exclusive forum for Securities Act claims, so a plaintiff could select, on the basis of convenience or for other reasons, the federal district courts in any state as the forum for any such claim.

The Board recognizes that some plaintiffs might prefer to litigate matters in a forum other than the courts specified in the Exclusive Forum Bylaw, because another court may be more convenient for them or more favorable for their claims (among other reasons). The Board believes, however, that the Exclusive Forum Bylaw would provide substantial benefits to the company and our shareholders that outweigh these concerns.

The Exclusive Forum Bylaw would not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim of which the federal district courts of the United States of America have exclusive jurisdiction.

Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Accordingly, there is uncertainty as to whether a court would enforce the Exclusive Forum Bylaw as written in connection with claims arising under the Securities Act. In addition, while Delaware law expressly permits companies incorporated in Delaware to adopt bylaws designating courts in Delaware as the exclusive forum for internal corporate claims, there can be no assurance that courts in other states would enforce the Exclusive Forum Bylaw and transfer any covered proceeding to Delaware courts. If a court were to find the Exclusive Forum Bylaw inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings to which we intend that it apply, we may incur additional costs associated with resolving such matters in jurisdictions other than those prescribed by the Exclusive Forum Bylaw, which could adversely affect our business, financial condition, or results of operations.

After considering the foregoing, the Board believes the Amendment is in the best interests of the company and our shareholders and is recommending that our shareholders approve the Amendment.

Although the Board could amend the company's bylaws to include the Exclusive Forum Bylaw without obtaining shareholder approval, the Board determined that it would be in the best interests of the company and our shareholders, and consistent with the Board's commitment to strong corporate governance practices, for our shareholders to have the opportunity to consider and act upon the Amendment. The Exclusive Forum Bylaw would provide that it may be amended, altered or repealed by the Board.

If approved by our shareholders at the Annual Meeting, the Amendment will be immediately effective. If the Amendment is not approved by our shareholders at the Annual Meeting, the Board will reconsider whether the Amendment is in the best interests of the company and our shareholders and may conduct further outreach to shareholders on the subject of exclusive forum provisions.

BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR this proposal to approve an amendment to the company's bylaws to provide for courts located in Delaware to be the exclusive forum for certain legal actions and for federal district courts of the United States of America to be the exclusive forum for certain other legal actions.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

The audit committee has selected KPMG as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2021. KPMG was our independent registered public accounting firm for the year ended December 31, 2020.

KPMG representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm for 2021. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate governance practice. Should the shareholders fail to provide such ratification, the audit committee will reconsider its approval of KPMG as our independent registered public accountants for 2021. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CF Industries and its shareholders.

Unless otherwise instructed, we will vote all proxies we receive FOR ratifying the selection of KPMG as the company's independent registered public accounting firm for 2021.

BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR the proposal to ratify the selection of KPMG as our independent registered public accounting firm for 2021.

AUDIT AND NON-AUDIT FEES

On behalf of CF Industries and its affiliates, the audit committee retained KPMG to audit our consolidated financial statements for 2020. In addition, the audit committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2020.

The aggregate fees for professional services provided by KPMG with respect to these various services for 2020 and 2019 were:

	2020	2019
Audit Fees(1)	$3,822,751	$3,850,759
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$3,822,751	$3,850,759

(1)
Audit fees consisted principally of audit and review work performed on the consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and review of documents filed with the SEC.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting the compensation of, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval.

•
Audit services include audit and review work performed on the financial statements and audit work related to internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits and review of documents filed with the SEC.

•
Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and consultation regarding financial accounting and reporting standards.

•
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax compliance, tax planning, and other tax advice.

•
All other services are those services not captured in the audit, audit-related, or tax categories. The company generally doesn't request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee has delegated specific pre-approval authority to the chair of the audit committee provided that the estimated fee for any such engagement does not exceed $100,000. The chair of the audit committee must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

AUDITOR INDEPENDENCE

We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our audit committee has restricted the non-audit services that KPMG may provide to us primarily to audit-related services and tax services. The committee also has determined that we will only obtain these non-audit services from KPMG when the services offered by KPMG are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding. It is the audit committee's goal that the fees we pay KPMG for non-audit services should not exceed the audit fees paid to KPMG.

Our audit committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of their certification of our financial statements.

AUDIT COMMITTEE REPORT

The audit committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, and the independence and performance of our internal and independent auditors. The audit committee is also responsible for the selection, evaluation, and oversight of our independent auditors. The audit committee is composed of six non-employee directors and operates under a written charter adopted by the Board. Each member of the audit committee is independent under the corporate governance standards of the NYSE applicable to audit committee members.

Management is responsible for the financial reporting process, including establishing and maintaining adequate internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. KPMG, our independent auditor, is responsible for auditing the financial statements. The audit committee's responsibility is to monitor and review these processes. The audit committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and KPMG.

During 2020, the audit committee held nine meetings and met in executive session at five of the meetings. The audit committee reviewed and discussed with management and KPMG the audited consolidated financial statements of CF Industries for the year ended December 31, 2020 and KPMG's evaluation of the company's internal control over financial reporting. The audit committee also discussed with KPMG the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee received the written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and the audit committee discussed with KPMG that firm's independence. The audit committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.

Based on its review and the foregoing meetings, discussions, and reports, and subject to the limitations on its role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the Board that the audited consolidated financial statements of CF Industries for the year ended December 31, 2020, as audited by KPMG, be included in our Annual Report on Form 10-K for filing with the SEC. The audit committee selected KPMG as our independent auditor for 2021 and recommended to the Board that the Board seek shareholder ratification of the selection of KPMG.

Theresa E. Wagler (Chair)
Robert C. Arzbaecher
William Davisson
John W. Eaves
Stephen A. Furbacher
Stephen J. Hagge

PROPOSAL 5: SHAREHOLDER PROPOSAL REGARDING THE RIGHT TO ACT BY WRITTEN CONSENT

Information regarding a shareholder proposal is set forth below. CF Industries disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the shareholder. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has advised us that he owns no fewer than 100 shares of our common stock and has given us notice that this proposal will be presented at the Annual Meeting.

Proposal 5 — Adopt a Mainstream Shareholder Right — Written Consent

Shareholders request that our board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at a Dover Corporation shareholder meeting and 88%-support at an AT&T shareholder meeting.

A shareholder right to act by written consent still affords CF Industries management strong protection for a status quo mentality during the current rapid changing business environment. Due to the low shareholder participation in annual meeting elections any action taken by written consent would still need 62% supermajority approval from the shares that normally cast ballots at the annual meeting. This 62% vote requirement gives substantial supermajority protection to management that will remain unchanged.

This proposal topic also won more than 41% support at our 2020 shareholder meeting. This 41% support may have represented a near majority vote from the shares that have access to independent proxy voting advice. Most retail shareholders do not have access to independent proxy voting advice. CF Industries management even put their hand on the scale by conjuring up an outlandish version of written consent (inconsistent with the 2020 proposal) and then attacking its own fictional version of written consent.

And since the publication of the 2020 CF Industries annual meeting proxy written consent has become more important due to the near extinction of in-person shareholder meetings.

The 2020 management resistance to this proposal said special shareholder meetings allow "all shareholders to participate in, and discuss the merits of, a proposed action." This has been completely blown out of the water by the onslaught of tightly controlled online shareholder meetings:

With the near universal use of bare bones tightly controlled online annual shareholder meetings, which can be only 10-minutes of stilted formalities, shareholders are severely restricted in engaging with management and making their views known because all challenging questions and comments directed to management can be screened out. And management is free to have insiders opine in lockstep support of management.

For example the Goodyear online shareholder meeting was spoiled by a trigger-happy management mute button that was used to quash constructive shareholder criticism. AT&T, with 3000 institutional shareholders, would not even allow shareholders to speak at its online shareholder meeting.

Please see:

Goodyear's virtual meeting creates issues with shareholder

https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder

Please see:

AT&T investors denied a dial-in as annual meeting goes online

https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting since tightly controlled online shareholder meetings are a shareholder engagement wasteland.

Please vote yes:
 Adopt a Mainstream Shareholder Right — Written Consent — Proposal 5

THE BOARD'S STATEMENT IN OPPOSITION

The Board unanimously recommends a vote AGAINST this proposal.

The Board has given careful consideration to the shareholder proposal regarding the right of shareholders to act by written consent and to the rejection by the company's shareholders of a substantially similar proposal submitted by the same proponent at the 2015, 2016, 2019 and 2020 annual meetings of shareholders. The Board continues to believe that the actions requested by the proponent are not in the best interests of the company and its shareholders. Moreover, the Board believes that implementation of the proposal is unnecessary given the ability of holders of 25% or more of the company's outstanding common stock to call a special meeting of shareholders and in light of the company's responsiveness to shareholders on matters of corporate governance.

The company's certificate of incorporation requires actions that are subject to a vote of the company's shareholders to be considered at a meeting of shareholders. This requirement assures that all shareholders receive advance notice of the proposed action and have an opportunity to discuss it and consider all points of view. In contrast, the proposal calls for the Board to take steps necessary to permit shareholder action by written consent, which would allow critical actions to be approved by holders of a bare majority of the company's outstanding common stock without notice to other shareholders and without an opportunity for discussion at a meeting of shareholders. This proposal, if adopted, could therefore result in action being taken without the knowledge or participation of many shareholders — particularly smaller shareholders — thereby disenfranchising those shareholders, while enabling other short-term or special-interest investors to approve proposals that are not in the best interests of all shareholders. Allowing shareholder actions by written consent could also result in duplicative or contradictory written consents being circulated at the same time, wasting resources, confusing shareholders and hindering the ability of management and the Board to ensure the orderly and efficient conduct of the company's affairs. Because of such deficiencies, the Board believes that the written consent process is not appropriate for a widely-held public company like CF Industries.

In 2014, the company amended its bylaws and, with shareholder approval, its certificate of incorporation to grant holders of not less than 25% of the company's outstanding common stock the right to call a special meeting of shareholders. This right to call special meetings allows shareholders to propose actions without waiting for the company's next annual meeting. Shareholder action taken at a special meeting is preferable to action by written consent, because a meeting allows all shareholders to participate in, and discuss the merits of, a proposed action, and allows the Board to make a considered recommendation about the action. Shareholder action by means of a shareholder-initiated special meeting is thus better suited than shareholder action by written consent to a culture of transparency and good corporate governance, and the ability of shareholders to call a special meeting makes unnecessary the written consent procedure contemplated by the proposal. The provisions of the company's bylaws and certificate of incorporation, including the 25% ownership threshold, under which shareholders may call a special meeting (the "Special Meeting Provisions") are designed to assure that shareholders have a meaningful right to call a special meeting while protecting against the risk that a small minority of shareholders with narrow or special interests could request one or more special meetings that could impose unnecessary costs on the company and disrupt the company's business. In April 2018, the Board amended the Special Meeting Provisions under the company's bylaws to expand the circumstances under which shareholders may require the company to call a special meeting of shareholders. Shareholders ratified the Special Meeting Provisions at the 2018 annual meeting of shareholders in May 2018, with 73% of votes cast voting in favor of ratification.

The Board further believes that the company's strong corporate governance practices make adoption of this proposal unnecessary. In addition to giving shareholders the right to call special meetings, the company's corporate governance practices already provide transparency and accountability of the Board to all of the company's shareholders. The company has demonstrated accountability and responsiveness to the views and concerns of shareholders by

  •
  maintaining an independent chairman of the Board and separate chief executive officer;

  •
  declassifying the Board;

  •
  implementing majority voting in uncontested elections of directors;

  •
  adopting a "proxy access" right for nominating directors;

  •
  eliminating all supermajority voting provisions from our certificate of incorporation and our bylaws;

  •
  adopting a policy whereby, if the Board adopts a shareholder rights plan without prior shareholder approval, the Board will submit the shareholder rights plan to the company's shareholders for ratification, or the shareholder rights plan must expire, within one year of such adoption;

  •
  establishing shareholders' existing right to call special meetings; and

  •
  seeking shareholder approval of, rather than unilaterally adopting, an exclusive forum bylaw provision (Proposal 3 described elsewhere in this Proxy Statement).

Because of the COVID-19 pandemic, we held the company's 2020 annual meeting of shareholders, and plan to hold the Annual Meeting, solely by remote communication, in a "virtual-only" format by live audio webcast over the Internet. The virtual format of the 2020 annual meeting was designed, and the virtual format of the Annual Meeting will be designed, to provide shareholders the same rights and opportunities to participate as they would have at an in-person meeting. For the 2020 annual meeting, this included during the meeting our reading aloud to the audience and responding to every shareholder question raised at the meeting.

We value the views of, and regularly communicate with, our shareholders on a variety of topics, such as our financial performance, environmental, social, and governance initiatives,

executive compensation, human capital management, environmental sustainability, community relations, and related matters. The Board has established a process to receive communications from shareholders, whereby shareholders may contact any member (or all members) of the Board outside the annual meeting cycle. See "Corporate Governance — Communications with Directors." In addition, as discussed in the section of this proxy statement under the heading "Corporate Governance — Shareholder Engagement," we conduct shareholder outreach campaigns in the spring and in the fall.

The Board believes that the company's current governance structure strikes an appropriate balance between permitting shareholders to raise important matters at any time and ensuring that all shareholders are afforded an opportunity for meaningful participation in a deliberative and democratic process based on accurate and complete public disclosure. Consistent with its current practice, the Board will continue to evaluate appropriate corporate governance measures and changes to the company's governance structure, policies and practices that it believes will serve the best interests of the company and its shareholders.

For these reasons, the Board unanimously recommends that you vote AGAINST the proposal.

THE PROPOSAL IS ADVISORY IN NATURE, AND APPROVAL OF THE PROPOSAL WOULD NOT IN ITSELF GIVE SHAREHOLDERS THE RIGHT TO ACT BY WRITTEN CONSENT. SUCH APPROVAL WOULD ONLY SERVE AS A RECOMMENDATION TO THE BOARD. IF THE PROPOSAL IS NOT PROPERLY PRESENTED BY THE PROPONENT AT THE ANNUAL MEETING, IT WILL NOT BE VOTED UPON.

ANNUAL MEETING INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of CF Industries Holdings, Inc. of proxies to be voted at our 2021 Annual Meeting of Shareholders and at any adjournment or postponement of such meeting.

You are invited to attend the Annual Meeting on Tuesday, May 4, 2021, commencing at 10:00 a.m., Central time, via the Internet at www.virtualshareholdermeeting.com/CF2021. Because of the continuing public health concerns relating to the COVID-19 pandemic, and in consideration of the health and well-being of our shareholders and other meeting participants, the Annual Meeting will be held in a virtual meeting format only, via the Internet. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person.

Shareholders will be able to attend the Annual Meeting, and vote and submit questions at the Annual Meeting, via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the company has elected to provide access to its proxy materials via the Internet. Accordingly, the company is sending a Notice of Internet Availability of Proxy Materials to the company's shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, shareholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. The company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the expenses incurred by the company with respect to its annual meetings.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

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view on the Internet the company's proxy materials for the Annual Meeting; and

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instruct the company to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will save the company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How can I attend the Annual Meeting?

To be admitted to the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/CF2021 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials for the Annual Meeting. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting. We recommend you carefully review the procedures needed to gain admission in advance.

Online access to the audio webcast will open fifteen (15) minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device's audio system. We encourage you to access the Annual Meeting in advance of the designated start time.

Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the company through Broadridge Financial Solutions, Inc. Technical support information is provided on the sign-in page for all shareholders. If you have difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number listed on the Annual Meeting sign-in page.

Shareholders eligible to participate in the Annual Meeting may submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/CF2021.

What will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to:

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elect as directors the eleven nominees named in this Proxy Statement;

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consider and approve an advisory resolution regarding the compensation of our named executive officers;

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approve an amendment to the company's bylaws to provide for courts located in Delaware to be the exclusive forum for certain legal actions and for federal district courts of the United States of America to be the exclusive forum for certain other legal actions;

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ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021;

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act upon one shareholder proposal regarding the right to act by written consent, if properly presented at the Annual Meeting; and

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consider any other business properly brought before the Annual Meeting.

How many votes do I have?

You will have one vote for every share of CF Industries common stock you owned on March 11, 2021 (the record date). If you were a shareholder of record as of the record date, you will retain your right to vote, even if you sell your shares after the record date.

How many votes can be cast by all shareholders?

The total number of votes that can be cast by all shareholders is 214,457,806, consisting of one vote for each share of common stock that was outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A majority of the votes that can be cast must be present for us to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present.

How do I vote?

If you are a shareholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:

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if you request printed copies of the proxy materials, fill out the proxy card, date and sign it, and return it in the postage-paid envelope included with the printed materials;

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use the Internet site listed on the Notice of Internet Availability of Proxy Materials and proxy card; or

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call the toll-free telephone number listed on the proxy card.

The Internet and telephone voting procedures set forth on the Notice of Internet Availability of Proxy Materials and proxy card are designed to authenticate shareholders' identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote through the Internet or by telephone, you should not return your proxy card.

To ensure that your vote is counted, please remember to submit your vote so that we receive it at least one business day prior to the Tuesday, May 4, 2021 Annual Meeting.

If you hold your shares of CF Industries common stock in an account at a bank, brokerage firm, dealer, trust company, or other nominee, you are considered the "beneficial owner" of shares held in "street name," and only they can exercise your right to vote with respect to your shares. You should have received a Notice of Internet Availability of Proxy Materials or voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Please follow the instructions provided to you by your bank, brokerage firm, dealer, trust company, or other nominee to authorize a proxy to vote your shares. To vote during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or voting instruction card.

You may vote your shares at the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/CF2021 during the meeting.

Can I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by either:

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sending a new proxy card with a later date;

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sending a written notice of revocation to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement; or

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voting through the Internet or by telephone at a later date, including by voting online during the Annual Meeting (up until the closing of the polls).

What if I don't specify how my shares are to be voted?

Whether you vote by mail, telephone, or the Internet, your shares will be voted in accordance with your instructions. If you return a signed proxy card without indicating your vote or when voting on the Internet or by telephone you indicate that you wish to vote as recommended by the Board, your shares will be voted:

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FOR the election of the eleven director nominees named in this Proxy Statement,

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FOR the advisory resolution on the compensation of our named executive officers,

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FOR the proposal to amend the company's bylaws to provide for courts located in Delaware to be the exclusive forum for certain legal actions and for federal district courts of the United States of America to be the exclusive forum for certain other legal actions,

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FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2021, and

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AGAINST the shareholder proposal regarding the right to act by written consent.

How many votes are required to elect directors and to adopt the other proposals?

With respect to Proposal 1, directors receiving a majority of votes cast (number of shares voted "for" a director must exceed the number of shares voted "against" that director) will be elected as a director.

For each of Proposals 2, 3, 4 and 5 and any other matter (other than Proposal 1) properly brought before the meeting, an affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required in order to approve such proposal.

Can my shares be voted if I don't vote by proxy and don't attend the Annual Meeting?

If you are a shareholder of record, you can vote by proxy using the Internet, as described on your Notice of Internet Availability of Proxy Materials and proxy card, calling the toll-free telephone number listed on your proxy card or completing, signing, dating and returning your proxy card.

If you don't vote your shares held in street name, your broker can vote your shares on the ratification of the selection of KPMG as our independent registered public accounting firm. Your broker is not permitted to vote your shares on the election of the director nominees or any other matter on the agenda, other than the ratification of the selection of KPMG as our independent registered public accounting firm, without receiving instructions from you. This is referred to as a "broker non-vote."

If you hold your shares in your own name with our transfer agent and you do not vote, your shares will not be voted at all.

How are my votes counted?

With respect to Proposal 1, you may either vote for or against or you may abstain with respect to the election of each nominee for the Board. If you abstain with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will not be counted as votes cast with respect to the election of such nominee and, accordingly, will have no effect on the election of that nominee.

For each of Proposals 2, 3, 4 and 5, you may vote for or against or you may abstain with respect to the approval of the applicable proposal. If you abstain from voting on any of these proposals, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Broker non-votes on any matter will be counted for purposes of establishing a quorum. Broker non-votes will have no effect on the outcome of the voting on Proposals 1, 2, 3, 4 or 5.

Could other matters be decided at the Annual Meeting?

We don't know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the persons named in the proxy.

What happens if the Annual Meeting is postponed, adjourned, or delayed?

Your proxy will still be good and may be voted at the postponed, adjourned or delayed meeting. You will still be able to change or revoke your proxy until it is voted.

IMPORTANT ADDITIONAL INFORMATION

Cost of Annual Meeting and Proxy Solicitation

We pay the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, and similar means. None of our directors, officers, and employees will be specially compensated for these activities. We also intend to request that brokers, banks, and other nominees solicit proxies from their principals, and we will reimburse the brokers, banks, and other nominees for certain expenses they incur for such activities.

We have also retained Innisfree M&A Incorporated ("Innisfree") for consulting and solicitation services in connection with the Annual Meeting, for which Innisfree is anticipated to receive a fee of approximately $25,000. We have also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including legal fees and related charges.

Available Information

CF Industries makes available free of charge on or through the Investor Relations section of its website, www.cfindustries.com, its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and forms of proxy and all amendments to those reports as soon as reasonably practicable after such material is filed electronically with, or furnished to, the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

CF Industries will provide, without charge to any shareholder upon written request to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, a copy of its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and forms of proxy and all amendments to those reports.

DEADLINES FOR SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS, SHAREHOLDER NOMINATED DIRECTOR CANDIDATES AND OTHER BUSINESS OF SHAREHOLDERS

Proposals to be Considered for Inclusion in CF Industries' Proxy Materials

Under SEC rules, a shareholder who intends to present a proposal at the 2022 annual meeting of shareholders and who wishes the proposal to be included in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. The proposal must be received no later than November 23, 2021 (120 days before March 23, 2022, the one year anniversary of the anticipated mailing date of this Proxy Statement).

Director Nominations for Inclusion in CF Industries' Proxy Materials (Proxy Access)

Under the proxy access provisions of our bylaws, certain shareholders and/or shareholder groups will be permitted to include shareholder nominated director candidates in our proxy materials for the 2022 annual meeting of shareholders. Requests pursuant to such proxy access provisions to include shareholder nominated director candidates in our proxy materials for an annual meeting in 2022 must be delivered to, or mailed to and received by, our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement no earlier than October 24, 2021 (150 days before March 23, 2022, the one year anniversary of the anticipated mailing date of this Proxy Statement) and no later than November 23, 2021 (120 days before March 23, 2022, the one year anniversary of the anticipated mailing date of this Proxy Statement). See the discussion in Proposal 1 under the heading "Proxy Access" and refer to our bylaws for details about the process to include shareholder nominated director candidates in our proxy materials.

Other Shareholder Proposals and Director Nominations (Advance Notice Provisions)

Under our bylaws, written notice of (i) proposals intended to be presented by a shareholder at the 2022 annual meeting of shareholders, but that are not intended for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a shareholder at the 2022 annual meeting of shareholders, must be delivered to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement no earlier than January 4, 2022 and no later than February 3, 2022. Such advance notice deadline will also be the deadline for a proposal to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act. To be in proper written form, such a notice must set forth the information prescribed in our bylaws. You can obtain a copy of our bylaws by writing our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the 2021 Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment or postponement thereof, the proxies will be voted at the discretion of the persons named in the proxy.

By order of the board of directors,

Douglas C. Barnard Senior Vice President, General Counsel, and Secretary March 23, 2021

Appendix A

CF INDUSTRIES HOLDINGS, INC.
SELECTED FINANCIAL INFORMATION
NON-GAAP DISCLOSURE ITEMS

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA and free cash flow, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA and free cash flow included in this proxy statement may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA and free cash flow to the most directly comparable GAAP measures are provided below.

EBITDA is defined as net earnings attributable to common stockholders plus interest expense—net, income taxes and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests.

The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.

Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. The company has presented free cash flow because management uses this measures and believes it is useful to investors, as an indication of the strength of the company and its ability to generate cash and to evaluate the company's cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

A-1

Reconciliation of net earnings attributable to common stockholders (a GAAP measure) to EBITDA (a non-GAAP measure):

Year ended December 31, 2020
(in millions)
Net earnings	$432
Less: Net earnings attributable to noncontrolling interest	(115)

Net earnings attributable to common stockholders	317

Interest expense — net	161
Income tax provision	31
Depreciation and amortization	892
Less other adjustments:
Depreciation and amortization in noncontrolling interest(1)	(80)
Loan fee amortization(2)	(5)

EBITDA	$1,316

(1)
For the twelve months ended December 31, 2020, amount relates only to CF Industries Nitrogen, LLC.
(2)
Loan fee amortization is included in both interest expense — net and depreciation and amortization.

Reconciliation of net cash provided by operating activities (a GAAP measure) to free cash flow (a non-GAAP measure):

Year ended December 31, 2020
(in millions)
Net cash provided by operating activities	$1,231
Capital expenditures	(309)
Distributions to noncontrolling interest	(174)

Free cash flow	$748

A-2

Appendix B

Shareholder approval of Proposal 3 at the Annual Meeting will result in the amendment of CF Industries Holdings, Inc.'s Fourth Amended and Restated Bylaws, as amended April 20, 2018, to include the following new Article X:

Article X.        Forum for Adjudication of Certain Disputes

Unless the Corporation consents in writing to the selection of an alternative forum (an "Alternative Forum Consent"), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (each as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation's ongoing consent right as set forth above in this Article X with respect to any current or future actions or claims. The Board of Directors shall have the power to amend, alter or repeal this Article X.

B-1

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CF INDUSTRIES HOLDINGS, INC. 4 PARKWAY NORTH, SUITE 400 DEERFIELD, IL 60015-2590 During The Meeting - Go to www.virtualshareholdermeeting.com/CF2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D39239-P50173 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CF INDUSTRIES HOLDINGS, INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 1a. Javed Ahmed For Against Abstain ! ! ! 1b. Robert C. Arzbaecher 2. Approval of an advisory resolution regarding the compensation of CF Industries Holdings, Inc.'s named executive officers. 1c. Deborah L. DeHaas 3. Approval of an amendment to CF Industries Holdings, Inc.'s bylaws to provide for courts located in Delaware to be the exclusive forum for certain legal actions and for federal district courts of the United States of America to be the exclusive forum for certain other legal actions. ! ! ! 1d. John W. Eaves 1e. Stephen A. Furbacher ! ! ! 1f. Stephen J. Hagge 4. Ratification of the selection of KPMG LLP as CF Industries Holdings, Inc.'s independent registered public accounting firm for 2021. 1g. Anne P. Noonan The Board of Directors recommends you vote AGAINST proposal 5: 1h. Michael J. Toelle For Against Abstain ! ! ! 1i. Theresa E. Wagler 5. Shareholder proposal regarding the right to act by written consent, if properly presented at the meeting. 1j. Celso L. White NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1k. W. Anthony Will Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. D39240-P50173 CF INDUSTRIES HOLDINGS, INC. Annual Meeting of Shareholders May 4, 2021, 10:00 a.m. Central Time This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Douglas C. Barnard and Christopher D. Bohn, and each of them, as proxies, each with the power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this proxy card and in their discretion upon such other business as may properly come before the meeting, all the shares of common stock of CF Industries Holdings, Inc., registered in the name of the undersigned, as of March 11, 2021, at the Annual Meeting of Shareholders of CF Industries Holdings, Inc., to be held May 4, 2021 at 10:00 a.m., Central Time, via the Internet at www.virtualshareholdermeeting.com/CF2021, and any and all adjournments or postponements of that meeting. Receipt of the Notice of 2021 Annual Meeting and Proxy Statement is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in proposal 1, FOR proposals 2, 3 and 4, and AGAINST proposal 5. Continued and to be signed on reverse side